As filed with the Securities and Exchange Commission on November 19, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bon Natural Life Limited

(Exact name of Registrant as specified in its charter)

Cayman Islands	2833	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

C601, Gazelle Valley, No.69 Jinye Road. Xi’an Hi-tech Zone, Xi’an, China + 0086-29-88346301
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

The Crone Law Group P.C. 500 Fifth Ave, Suite 938 New York, NY 10110 Phone: (646) 861-7891
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

COPIES OF COMMUNICATIONS TO:

Mark Crone, Esq.

Joe Laxague, Esq.

The Crone Law Group P.C.

500 Fifth Ave, Suite 938

New York, NY 10110

Phone: (646) 861-7891

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated [  ], 2024

PROSPECTUS

BON NATURAL LIFE LIMITED

Up to $26,000,000 of Ordinary Shares

This prospectus relates to the sale of up to $26,000,000 of our ordinary shares, par value $0.001 (the “Ordinary Shares”), of Bon Natural Life Limited (the “Company,” “we” or “us”), by the Company on a “best efforts” basis (the “Offering”). The Company anticipates that the public offering price will be $[ ] per share. The Offering (which will commence upon effectiveness of the registration statement of which this prospectus is a part) terminates on [   ]. The Company is offering the shares on a self-underwritten basis. The total proceeds from the Offering will not be escrowed or segregated but will be available to the Company immediately. There is no minimum amount of Ordinary Shares required to be purchased. For more information, see the sections titled “Plan of Distribution” and “Use of Proceeds” herein.

This Offering is highly speculative, and the Ordinary Shares involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investments. See “Risk Factors,” beginning on page 10.

The offering price of the Ordinary Shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a company. In determining the number of Ordinary Shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

We are both an “emerging growth company” and a “foreign private issuer” under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements.

INVESTING IN OUR ORDINARY SHARES INVOLVES A HIGH DEGREE OF RISK. See “RISK FACTORS” beginning on page 10 to read about factors you should consider before buying our ordinary shares.

We are not a Chinese operating company but a Cayman Islands holding company. We conduct all of our operations through our PRC subsidiaries established in mainland China. On December 11, 2019, Bon Natural Life Limited was incorporated under the laws of the Cayman Islands as our offshore holding company to facilitate financing and offshore listing. Bon Natural Life Limited subsequently established a Wholly Foreign-Owned Enterprise (“WFOE”) in PRC China, Xi’an CMIT Information and Technology Co., Ltd. (“Xi’an CMIT”). Xi’an CMIT is wholly owned by our direct subsidiary in Hong Kong, Tea Essence. Due to PRC legal restrictions on foreign ownership in companies that engage in online sales China, we originally carried out our business through Xi’an App-Chem, a domestic PRC company, through a variable interest entity structure. Effective November 1, 2021, however, we reorganized our corporate structure in the PRC and are now the indirect sole shareholder of Xi’an App-Chem. Xi’an App-Chem is wholly-owned by two WFOE’s Xi’an CMIT and Xi’an Youpincui. Each of the WFOEs are in turn wholly-owned by Tea Essence, our direct wholly-owned subsidiary in Hong Kong. Xi’an App-Chem’s financial results are consolidated into our consolidated financial statements in accordance with U.S. GAAP because we have control over that entity by way of 100% equity ownership through Tea Essence, and in turn, Xi’an CMIT and Xi’an Youpincui.

See “Corporate History and Structure” for additional details.

Our organizational structure involves unique risks to investors. The PRC regulatory authorities could disallow our operating structure, which would likely result in a material change in our operations and/or a material change in the value of our Ordinary Shares and could cause the value of our Ordinary Shares to significantly decline or become worthless. See “RISK FACTORS — Risks Related to Doing Business in China” beginning on page 15 of this prospectus.

We are exposed to legal and operations risks associated with having substantially all of our operations in China. The PRC government has significant authority to exert influence on the ability of a company with operations in China, including us, to conduct business. Changes in China’s, political or social conditions or government policies could materially and adversely affect our business and results of operations. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result, these risks may result in material changes in the operations of our China operating entities, significant depreciation or a complete loss of the value of our Ordinary Shares, or a complete hindrance of our ability to offer or continue to offer, our shares to investors.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. The PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

Holding Foreign Companies Accountable Act

The recently enacted Holding Foreign Companies Accountable Act (“HFCAA”), together with a recent joint statement by the United States Securities and Exchange Commission (“SEC”) and the PCAOB call for additional stringent criteria to be applied to emerging market companies by assessing the qualification of non-U.S. auditors who are not inspected by the PCAOB. Under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not subject to inspection by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted from trading on any U.S. stock exchange. On December 29, 2022, President Biden signed the Consolidated Appropriations Act, 2023, which, among other things, amended the HFCAA to reduce the time period under the HFCAA to two consecutive years instead of three consecutive years.

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Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 (the “2021 Determination Report”) which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China because of a position taken by one or more authorities in mainland China. Our auditor, located in the United States, is not subject to the 2021 Determination Report. On August 26, 2022, the China Securities Regulatory Commission (“CSRC”), the Ministry of Finance of China, and the PCAOB signed a protocol governing inspections and investigations of audit firms based in China and Hong Kong. On December 15, 2022, the PCAOB issued a new Determination Report (the “2022 Determination Report”) which: (1) vacated the 2021 Determination Report and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. Although the 2022 Determination Report reversed the conclusion of the 2021 Determination Report with respect to PCAOB’s ability to conduct inspections and investigations completely of the registered public accounting firms headquartered in mainland China and Hong Kong, the 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

The audit report included in this prospectus for the year ended September 30, 2023 was issued by YCM CPA INC. (‘YCM”), which is a U.S.-based accounting firm that is registered with the PCAOB. YCM was not subject to the 2021 Determination Report. We have no intention of dismissing YCM in the future or of engaging any auditor not based in the U.S. and not subject to regular inspection by the PCAOB.

Cash Flows Within Our Organization

We have established clear policies and procedures to ensure effective cash oversight. Our management team is directly responsible for supervising cash management, while our finance department is responsible for establishing guidelines and procedures to be followed by all departments and operating entities. When a department or operating entity requires cash, they must first submit a cash demand plan to designated management members within our company. The plan outlines the specific amount and timing of the requested funds, and the designated management member evaluates the request based on available sources of cash and the priority of needs. Once approved, the cash allocation is sent to our finance department for a second review and further approval. To further ensure effective cash management, we regularly review our cash position and make adjustments as necessary to maximize the use of available funds. We also maintain a close relationship with our banking partners to stay informed of any changes in banking regulations or requirements that could affect our cash management activities.

The structure of cash flows within the entities in our corporate organization, and the applicable regulations, are as follows:

1. Our equity structure is a direct holding structure, that is, the overseas entity listed in the U.S., Bon Natural Life, directly controls Xi’an CMIT and Xi’an Youpincui (the “WFOEs”) and other domestic operating entities through the Hong Kong company, Tea Essence. See “Corporate History and Structure” for additional details.

2. Within our direct holding structure, the cross-border transfer of funds within our corporate group is conducted in compliance with the laws and regulations of the PRC. After foreign investors’ funds enter Bon Natural Life following an offering of securities, the funds can be directly transferred to Tea Essence, and then transferred to subordinate operating entities through the WFOE.

If were to distribute dividends, we would transfer the dividends to Tea Essence in accordance with the laws and regulations of the PRC, and then Tea Essence will transfer the dividends to Bon Natural Life, and the dividends will be distributed from Bon Natural Life to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3. As of January 30, 2024, the only cash transfers from Bon Natural Life Limited to its subsidiaries have been as follows: 1) On June 29, 2021, $9 million was transferred from Bon Natural Life to our Hong Kong subsidiary and then transferred to our WOFE as a capital contribution. These funds were then transferred to our subsidiary in the PRC. 2) On July 9, 2021, $1 million was transferred from Bon Natural Life to our Hong Kong subsidiary and then further transferred to our WOFE as a capital contribution. These funds were then transferred to our subsidiary in the PRC in August 2021. 3) On January 17, 2023, $630,000 was transferred from Bon Natural Life to our Hong Kong subsidiary and then transferred to our WOFE as a capital contribution. These funds were then transferred to our subsidiary in the PRC in January 2023. Other than the foregoing, there have been no intercompany cash transfers from Bon Natural Life to our subsidiaries or from our subsidiaries to Bon Natural Life.

To date, none of our subsidiaries have made any dividends or distributions to Bon Natural Life and we have not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid to shareholders in the foreseeable future.

4. Under Cayman Islands law, the Company may pay dividends on its shares out of either profit or share premium amounts, provided that in no circumstance may a dividend be paid if such payment would result in the Company being unable to pay its debts as they become due in the ordinary course of business. If we decide to pay dividends in the future, as a holding company, we will depend on receiving dividends from our PRC subsidiaries.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between Mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10%. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries.

Current PRC regulations permit our direct PRC subsidiary, or WFOE, to pay dividends to Tea Essence Limited (HK), our Hong Kong subsidiary, only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Cash dividends, if any, on our Ordinary Shares would be paid in U.S. dollars. The PRC government also imposes control on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (“SAFE”) in the PRC, as long as certain procedural requirements are met. Approval from appropriate government authorities is required if RMB is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and, if this occurs in the future, we may not be able to pay dividends in foreign currencies (i.e., U.S. dollars) to our shareholders. Furthermore, if our PRC entities incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. Due to the above restrictions, if we are unable to receive payments from our PRC operating entities, we would not be able to pay dividends to our shareholders, should we desire to do so in the future.

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PRC Government Permissions and Approvals

We believe that we have obtained all material licenses and permits from the PRC government authorities for our business operations in the PRC. To date, we have not been denied any such licenses and permits. However, we cannot assure you that we will always be able to successfully obtain, update or renew all the licenses or permits required for our business in a timely manner or that these licenses or permits are sufficient to conduct all of our present or future business operations. If we (i) do not receive or maintain required permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we could be subject to fines, legal sanctions or an order to suspend or business operations, which may materially and adversely affect our business, financial condition and results of operations.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and relevant five guidelines, which became effective on March 31, 2023. According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer securities or list in overseas markets, either directly or indirectly, are required to fulfill the filing procedure with the CSRC. At a press conference held for these new regulations, officials from the CSRC clarified that the domestic companies that have already been listed overseas before the effective date of the Overseas Listing Trial Measures (i.e. March 31, 2023) shall be deemed as existing issuers, or the Existing Issuers. Existing Issuers are not required to complete the filling procedures immediately, and they shall be required to file with the CSRC when subsequent matters such as refinancing are involved.

As an Existing Issuer under the Overseas Listing Trial Measures, we would only be required to complete the filing procedures with the CSRC in connection with a new securities offering conducted after March 31, 2023. Given that the Overseas Listing Trial Measures were recently promulgated, however, there remain substantial uncertainties as to their interpretation, application, and enforcement. We cannot guarantee that new rules or regulations promulgated in the future will not impose any additional requirement on us or otherwise tighten the PRC domestic regulations on companies indirectly listed overseas.

To the extent that we are subject to any CSRC approval, filing, other governmental authorization or requirements, whether in connection with future securities offerings or otherwise, we cannot assure you that we could obtain such approval, complete such filing, or meet other requirements in a timely manner or at all. If we fail to obtain such approval if and when needed or complete such filings or meet other requirements in a timely manner, the Chinese regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from securities offerings into China, force a delisting of our ordinary shares, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities.

The Cybersecurity Review Measures provide that an online platform operator, which possesses personal information of at least one million users, must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. Because we currently do not possess more than one million users’ personal information, we do not believe that we are or will be subject to the cybersecurity review by the CAC. In addition, to date, we have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor have we received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures.

This prospectus does not constitute, and there will not be, an offering of securities to the public in the Cayman Islands.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is ___________, 2024

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In making your investment decision, you should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with any other or different information. If anyone provides you with information that is different from, or inconsistent with, the information in this prospectus, you should not rely on it. We believe the information in this prospectus is materially complete and correct as of the date on the front cover. We cannot, however, guarantee that the information will remain correct after that date. For that reason, you should assume that the information in this prospectus is accurate only as of the date on the front cover and that it may not still be accurate on a later date. This document may only be used where it is legal to sell these securities. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sales of our Ordinary Shares

You should not interpret the contents of this prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our common stock.

This prospectus does not offer to sell, or ask for offers to buy, any Ordinary Shares in any state or other jurisdiction in which such offer or solicitation would be unlawful or where the person making the offer is not qualified to do so.

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Prospectus Summary

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares discussed under “Risk Factors,” before deciding whether to invest in our Ordinary Shares.

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context otherwise requires, references in this prospectus to:

●	“Bon Natural Life,” “the Company,” “we,” “us,” “our company” or “our” are to Bon Natural Life Limited a Cayman Islands corporation, its subsidiaries and its consolidated affiliated entities.

●	“China” or the “PRC” are to the People’s Republic of China, including Hong Kong and Macau, and excluding, for the purposes of this prospectus only, Taiwan.

●	“Operating subsidiaries” or “PRC subsidiaries” are to Xi’an App-Chem Bio(Tech) Co., Ltd., a PRC company, and its subsidiary entities incorporated in the PRC.

●	“Ordinary shares” or “Shares” are to our ordinary shares, par value $0.001 per share;

●	“RMB,” “Renminbi” “Yuan,” or “¥” are to the legal currency of the People’s Republic of China;

●	“Tea Essence” are to Tea Essence Limited, our direct wholly owned subsidiary incorporated in Hong Kong.

●	“US$,” “U.S. dollars,” “$,” or “dollars” are to the legal currency of the United States;

●	“WFOEs” is to Xi’an Cell and Molecule Information Technology Limited and Xi’an Youpincui Biotechnology Co., Ltd.

●	“Xi’an App-Chem” are to Xi’an App-Chem Bio(Tech) Co., Ltd., an entity incorporated in the PRC or, depending on the context, Xi’an App-Chem Bio(Tech) Co., Ltd. and its subsidiaries

●	“Xi’an CMIT” are to Xi’an Cell and Molecule Information Technology Limited, one of our Wholly Foreign-Owned Enterprises incorporated in the PRC

●	“Xi’an Youpincui” are to Xi’an Youpincui Biotechnology Co., Ltd., another of our Wholly Foreign-Owned Enterprises incorporated in the PRC

Our reporting currency is the U.S. Dollar. The functional currency of our operating subsidiaries in the PRC is the Renminbi.

Our Business

We commenced our natural products and ingredients business through Xi’an App-Chem Bio(Tech) Co., Ltd. (“Xi’an App-Chem”), a corporation formed in the People’s Republic of China in April of 2006. On April 23, 2006, Xi’an App-Chem received its Business License (Registration No.: 6101012116403) from the Xi’an Administration for Industry and Commerce.

On December 11, 2019, Bon Natural Life Limited was incorporated under the laws of the Cayman Islands as our offshore holding company to facilitate financing and offshore listing. Bon Natural Life Limited subsequently established a Wholly Foreign-Owned Enterprise (“WFOE”) in PRC China, Xi’an CMIT Information and Technology Co., Ltd. (“Xi’an CMIT”). Xi’an CMIT is wholly owned by our direct subsidiary in Hong Kong, Tea Essence. Due to PRC legal restrictions on foreign ownership in companies that engage in online sales China, we originally carried out our business through Xi’an App-Chem, a domestic PRC company, through a variable interest entity structure. Effective November 1, 2021, however, we reorganized our corporate structure in the PRC and are now the indirect sole shareholder of Xi’an App-Chem. Xi’an App-Chem is wholly-owned by two WFOE’s Xi’an CMIT and Xi’an Youpincui. Each of the WFOEs are in turn wholly-owned by Tea Essence, our direct wholly-owned subsidiary in Hong Kong. Xi’an App-Chem’s financial results are consolidated into our consolidated financial statements in accordance with U.S. GAAP because we have control over that entity by way of 100% equity ownership through Tea Essence, and in turn, Xi’an CMIT and Xi’an Youpincui.

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On June 28, 2021, the Company closed its initial public offering (“IPO”) of 220,000 ordinary shares*, par value US$0.001 per share* at a public offering price of $50.00 per share*, and the Company’s ordinary shares started to trade on the Nasdaq Capital Market under the ticker symbol “BON” since June 24, 2021. On July 2, 2021, the underwriters exercised its over-allotment option to purchase an additional 33,000 shares*, par value US$0.001 per share* at the price of $50.00 per share*. Gross proceeds of the Company’s IPO, including the proceeds from the sale of the over-allotment shares, totaled $12.65 million, before deducting underwriting discounts and other related expenses, resulting in net proceeds of approximately $11.3 million. (*Retroactively restated to reflect the Company’s 1-for-10 share consolidation effective on April 11, 2024.)

All of our actual business operations are conducted through Xi’an App-Chem and its subsidiaries. Bon Natural Life Limited (the Cayman Islands holding company offering securities through the previously filed prospectus), its immediate Hong Kong subsidiary Tea Essence, and Tea Essence’s subsidiaries Xi’an CMIT and Xi’an Youpincui, function solely as holding companies.

The following diagram illustrates our corporate structure as of the date of this prospectus:

Xi’an App-Chem’s business focuses on the manufacturing of personal care ingredients, such as plant extracted fragrance compounds to perfume and fragrance manufacturers, natural health supplements such as powder drinks and bioactive food ingredient products mostly used as food additives and nutritional supplements by its customers. Xi’an App-Chem is devoted to providing high quality and competitive prices and a stable supply of products and services for the functional food, personal care, natural medicine and other industries. It provides these products and services for third party customers, as well as for its own proprietary brands. With “nourish life with natural essence” as the business concept, and “becoming an innovator (leader) of natural functional ingredients and an integrated supplier of great health industry” as the goal, after more than 18 years of efforts, Xi’an App-Chem has formed four technology platforms respectively for natural product large-scale separation, natural product safety improvement, natural product activity enhancement, and natural product function compounding. Its products have not been approved as effective in treating or preventing any health conditions and/or diseases by a regulatory agency in the PRC.

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We were co-founded by a team of top-level executives from China’s domestic natural products industry, together with experts returned from overseas. For the past 10 years, we have focused on the core needs of the natural products industry, emphasizing technological innovation and supply chain integration. We are devoted to providing a stable supply of high-quality products and services at competitive prices for the functional food, personal care, cosmetic and pharmaceutical industries. “Nourish life with natural essence” is our business concept, and “Becoming an innovative leader of natural functional ingredients and an integrated supplier for the health industry” is our goal. We have formed four technology platforms as follows:

1.	Commercial scale natural ingredient extraction and separation platform built with technologies such as continuous dynamic extraction and molecular distillation and membrane separation (“Technical Platform 1”);

2.	Natural extraction safety improvement and assurance platform designed with technology to remove heavy metal, pesticide, and other harmful residues (“Technical Platform 2”);

3.	Platform of bioactive ingredient of natural extract enhancement built with technology seeking to increase human absorption rate of naturally extracted ingredients by increasing their water solubility and utilizing drug delivery system (“Technical Platform 3”); and

4.	Natural extract formulation technology platform based on steady state technology with focus on formulation of natural anti-oxidant and functional oligosaccharide to achieve stable output, high purity and absorption rate (“Technical Platform 4”).

The services provided to our customers include customized product development and formulation and after-sale and technical support. These services are value-added provided to our customers to enhance customer loyalty and our competitiveness in the marketplace.

Corporate Information

Our address is Room 601, Block C, Gazelle Valley, No.69, Jinye Road High-Tech Zone, Xi’an, Shaanxi, China. Our phone number is 0086-29-88346301. Our website is http://www.bnlus.com. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus. Our registered office in the Cayman Islands is located at the Office of Sertus Incorporations (Cayman) Limited, Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is The Crone Law Group P.C., 420 Lexington Avenue, Suite 2446, New York, NY 10170.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. However, we have elected to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.07 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Our Foreign Private Issuers Status

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

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The Offering

Securities Being Offered	Up to $26,000,000 of Ordinary Shares.

Ordinary Shares outstanding prior to the Offering	3,970,558

Ordinary Shares to be outstanding after the Offering	[ ]

Offering Price	$[ ] per Ordinary Share.

Offering Period	From the date of this prospectus until __________, [ ].

Use of Proceeds	Our proceeds from this Offering will be up to approximately 26,000,000 before expenses. We intend to use these proceeds for working capital, to expand our sales network, research and development, and to expand our production capacity. Please see “Use of Proceeds” for additional information.

Listing	Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “BON”.

Risk Factors	See “Risk Factors‚” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in f our Ordinary Shares.

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Risk Factors

An investment in our Ordinary Shares involves significant risks. You should consider carefully all of the information in this prospectus, including the risks and uncertainties described below, before making an investment in our Ordinary Shares. Any of the following risks could have a material and adverse effect on our business, financial condition and results of operations. In any such case, the market price of our Ordinary Shares could decline, and you may lose all or part of your investment.

Risks Related To Our Financial Condition and Business Model

Because we conduct all of our operations in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

As a business operating in China, we are subject to the laws and regulations of the PRC, which can be complex and evolve rapidly. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly increased the protections afforded to various forms of foreign or private-sector investment in China. As relevant laws and regulations are relatively new and the PRC legal system continues to rapidly evolve with little advance notice, however, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	Delay or impede our development,

●	Result in negative publicity or increase our operating costs,

●	Render it difficult or impossible for us to raise capital through new securities offerings, thus hindering our development,

●	Require significant management time and attention, and

●	Subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected, and any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

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Our failure to appropriately respond to changing consumer preferences and demand for new products or product enhancements could significantly harm our customer relationships and product sales and harm our financial condition and operating results.

Our business is subject to changing consumer trends and preferences, especially with respect to weight management; targeted nutrition; energy, sports, and fitness; and other nutrition products. Our continued success depends in part on our ability to anticipate and respond to these changes, and we may not respond in a timely or commercially appropriate manner to such changes. Furthermore, the nutritional supplement industry is characterized by rapid and frequent changes in demand for products and new product introductions and enhancements. Our failure to accurately predict these trends could negatively impact consumer opinion of our products and cause the loss of sales. Our short term new product development primarily focuses on health supplements, such as various powder drink products seeking to i) boost immunity; ii) prevent indigestion; iii) prevent respiratory infection; iv) prevent allergic skin reaction; v) improve sleep quality; vi) prevent memory loss and vii) alleviate anxiety. Our products have not been approved as effective in treating or preventing any health conditions and/or diseases by a regulatory agency in the PRC. In terms of product enhancements, we are also working on increasing the purity of our bioactive food ingredients, such as our ultra-pure stachyose as a dietary supplement for infants, flavanols to seek intestine health improvement, procyanidin b2 to seek to promote hair growth, and high soluble and low residue sclareolide to seek weight management. The success of our new product offerings and enhancements depends upon a number of factors, including our ability to:

●	accurately anticipate customer needs;

●	innovate and develop new products or product enhancements that meet these needs;

●	successfully commercialize new products or product enhancements in a timely manner;

●	price our products competitively;

●	manufacture and deliver our products in sufficient volumes and in a timely manner; and

●	differentiate our product offerings from those of our competitors.

If we do not introduce new products or make enhancements to meet the changing needs of our customers in a timely manner, some of our product offerings could be rendered obsolete, which could negatively impact our revenues, financial condition and operating results.

If we are unable to build sufficient distribution network to meet increasing demand of our products, our ability to execute on our business plan as outlined in this prospectus will be impaired.

We sell our products through our direct sales force and distribution channel. Although our sales and distribution satisfy our existing business needs, they might be insufficient to meet demand for our products as we continue to grow our business, which could result in harm to our sales and business operations, financial condition and results of operations. To mitigate such risk, we intent to invest our internally generated cash from operations and capital to be raised to add additional teams to our direct sales force, expand our geographic reach with new distribution channels into other provinces within China and overseas, and establish more sales online. If our planned efforts to expand our sales and distribution channels are not effective, our ability to execute on our business plan and to realize continued growth with be impaired.

Production difficulties, quality control problems, inaccurate forecasting and reliance on third-party suppliers could harm our business.

Production difficulties, quality control problems, inaccurate forecasting and our reliance on third party suppliers to manufacture and deliver products that meet our specifications in a timely manner could harm our business. We could experience production difficulties with respect to our products, including the availability of raw materials, components, packaging and products that do not meet our specifications and quality control standards. These production difficulties and quality problems could result in stock outages or shortages in our markets with respect to such products, harm our sales, or create inventory write-downs for unusable products.

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The inability to obtain adequate supplies of raw materials for products at favorable prices, or at all, could have a material adverse effect on our business, financial condition, or results of operations.

We acquire our raw materials for the manufacture of our products from third-party suppliers. Materials used in manufacturing our products are purchased through purchase order, often invoking pre-negotiated supply agreements. We have very few long-term agreements for the supply of these materials. There is a risk that any of our suppliers could discontinue selling raw materials to us. Although we believe that we could establish alternate sources for most of our products, any delay in locating and establishing relationships with other sources could result in product shortages or back orders for products, with a resulting loss of net sales. In certain situations, we may be required to alter our products or to substitute different products from another source. There can be no assurance that suppliers will provide the raw materials that are needed by us in the quantities that we request or at the prices that we are willing to pay. Because we do not control the actual production of certain raw materials, we are also subject to delays caused by any interruption in the production of these materials, based on conditions not within our control, including weather, crop conditions, transportation interruptions, strikes by supplier employees, and natural disasters or other catastrophic events.

Our products have not been clinically proven to be safe or effective, and our quality control efforts are limited to ensuring ingredient and product purity and certain safety measures. If our products, or similar products distributed by other companies, were proven or asserted to be unsafe or ineffective, our business would be harmed.

Our products include nutritional supplements that are made from vitamins, minerals, herbs, and other substances for which there is a long history of human consumption. Some of our products contain innovative ingredients or combinations of ingredients. Although we believe that all of our products are safe when taken as directed, there is little long-term experience with human consumption of certain of these product ingredients or combinations of ingredients in concentrated form. We have not conducted clinical trials on the safety or efficacy of our products, and no government agency with authority has made any determination regarding their safety or efficacy. Our inspection and quality control efforts are limited to ensuring ingredient and product purity and quality. We follow industry best practices by inspecting sourced raw materials and finished products and formulating our products and in accordance to “ISO22000 Food Safety Management System-Procurement Control Procedure”, “People’s Republic of China National Standard-Powder Drink”, and “People’s Republic of China Domestic Trade Industry Standard-Tablet Candy”. In addition to our self-inspections, we use authorized national food quality control and safety inspection agencies to inspect our raw materials and finished products. These inspections and practices, however, do not constitute proof or assurance that our products are safe or effective. We could be adversely affected in the event that our products, or similar products distributed by other companies, were proven or are asserted to be ineffective or harmful to consumers or in the event of adverse publicity associated with any illness or other adverse effects resulting from consumers’ use or misuse of our products or similar products of our competitors.

Disruptions resulting from the Covid-19 pandemic have had a material negative impact on our results of operations and pose continuing additional risks to our operations.

In December 2019, a novel strain of COVID-19 was reported in Wuhan, China. On March 11, 2020, the World Health Organization categorized it as a pandemic. To reduce the spread of the COVID-19, the Chinese government has employed measures including city lockdowns, quarantines, travel restrictions, suspension of business activities and school closures. Due to difficulties resulting from the COVID-19 outbreak, including, but not limited to, the temporary closure of the Company’s factory and operations beginning in early February, limited support from the Company’s employees, delayed access to raw material supplies and inability to deliver products to customers on a timely basis, the Company’s business was negatively impacted and generated lower revenue and net income during the period from February to April 2020. The Company resumed operations on March 2, 2020 and received and fulfilled an increasing number of customer orders in the second half of fiscal year 2020, especially for bioactive food ingredients, including Stachyose due to local government recommendation and increasing consumer demand. Our revenues were $25,494,564 in fiscal year 2021, an increase of $7,274,605, or approximately 39.9% as compared to $18,219,959 in fiscal year 2020. Our net income increased by 48.8%, from $3,098,317 in fiscal year 2020 to $4,609,453 in fiscal year 2021 because we fulfilled increased sales orders in fiscal year 2021 when COVID-19 was relatively under control in China. Our revenues were $29,908,561 in fiscal year 2022, an increase of $4,413,997, or approximately 17.3% as compared to $25,494,564 in fiscal year 2021 due to strong customer demand. Our net income increased from $4,609,453 in fiscal year 2021 to $6,242,424 in fiscal year 2022. As of the date of this prospectus, although the negative impact of the COVID-19 coronavirus outbreak on our business seems to be temporary in China, there is still uncertainty both in China and globally and potential disruption to business and the economy. A resurgence could negatively affect the execution of customer contracts, the collection of customer payments, or disruption of the Company’s supply chain. The continued uncertainties associated with COVID 19 may cause the Company’s revenue and cash flows to underperform in the next 12 months from the date of issuance of our 2022 consolidated financial statements. The extent of the future impact of COVID-19 is still highly uncertain and cannot be predicted as of the date of this report.

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We may face increased competition from new and existing firms with greater capital resources, which could cause our market share and profitability to decline if we do not successfully meet competitive challenges.

Because of the strong prospects and recent growth of our existing business, we may face new direct competition from some counterparts engaged in other categories of the natural products and ingredients business, such as Chenguang Biotech from China, which is engaged in natural colors, Layn, which engaged in natural sweeteners, and European counterparts like Koninklijke DSM N.V., Symrise AG, and Givaudan SA. These firms may seek to compete directly with Xi’an App-Chem in its existing businesses to some extent. The size, financial strength, technology foundation and development capabilities of the above-mentioned companies are strong, and potential competition from these firms will be a key competitive challenge in the near future. In addition, large and well-developed food and food ingredient companies may seek to enter the nutritional health space. These companies may challenge us by seeking to secure key raw material sources for their products and to acquire stability, reliability and cost advantages for their supply chains. Because of the strong capital and brand strength of such companies, they might pose challenges to us in the future. If we are unable to continue to expand, innovate, and collaborate to improve our market position in the face of new competition, our market share, revenues, and profitability will be adversely affected.

If we do not obtain substantial additional financing, our ability to execute on our business plan as outlined in this prospectus will be impaired.

Our plans for business expansion and development are dependent upon our raising significant additional capital. Our plans call for significant new investments in research and development, marketing, expanded productions capacity, and working capital for raw materials and other items. Management estimates that our capital needs for expansion will be approximately $40 million. We will be required to seek additional investments, loans or debt financing to fully pursue our business plans. Such additional investment may not be available to us on terms which are favorable or acceptable. Should we be unable to meet our full capital needs, our ability to fully implement our business plan will be impaired.

If we are unable to retain key personnel and hire new key personnel, we may not be able to implement our business plan.

Our ability to succeed depends upon the experience and contributions of our key personnel, and in particular, our founder and CEO, Mr. Hu. The loss of the services of these individuals, if they are not adequately replaced, could have a substantial adverse effect on our financial condition, results of operations, and prospects. Our future success will also depend on our ability to identify, attract, and retain additional qualified personnel as we expand our operations. There is no guarantee that we will be successful in identifying, attracting, and retaining such personnel. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

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Negative publicity may harm our brand and reputation and have a material adverse effect on our business.

Negative publicity about us, including our services, management, business model and practices, compliance with applicable rules, regulations and policies, or our network partners may materially and adversely harm our brand and reputation and have a material adverse effect on our business. We cannot assure you that we will be able to defuse any such negative publicity within a reasonable period of time, or at all. Additionally, allegations, directly or indirectly against us, may be posted on the internet by anyone on a named or anonymous basis, and can be quickly and widely disseminated. Information posted may be inaccurate, misleading and adverse to us, and it may harm our reputation, business or prospects. The harm may be immediate without affording us an opportunity for redress or correction. Our reputation may be negatively affected as a result of the public dissemination of negative and potentially inaccurate or misleading information about our business and operations, which in turn may materially adversely affect our relationships with our customers, employees or business partners, and adversely affect the price of our Ordinary Shares.

Because we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.”

We are an “emerging growth company” as defined under the Jumpstart our Business Startups Act (“JOBS Act”). We will remain an “emerging growth company” for up to five years, or until the earliest of:

(i)	the last day of the first fiscal year in which our total annual gross revenues exceed $1.235 billion,

(ii)	the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or

(iii)	the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

As an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

●	not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act (“Sarbanes Oxley”) (we also will not be subject to the auditor attestation requirements of section 404(b) as long as we are a “smaller reporting company”, which includes issuers that had a public float of less than $75 million as of the last business day of their most recently completed second fiscal quarter);

●	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in section 7(a)(2)(B) of the Securities Act of 1933 (the “Securities Act”) for complying with new or revised accounting standards. Under this provision, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

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Risks Related to Our Corporate Structure

Our current corporate structure and business operations may be affected by the newly enacted Foreign Investment Law.

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, which came into effect on January 1, 2020. Along with the Foreign Investment Law, the Implementing Rules of Foreign Investment Law promulgated by the State Council and the Interpretation of the Supreme People’s Court on Several Issues Concerning the Application of the Foreign Investment Law promulgated by the Supreme People’s Court became effective on January 1, 2020. Since the Foreign Investment Law and its current implementation and interpretation rules are relatively new, uncertainties still exist in relation to their further application and improvement.

The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in a “negative list”. It is unclear whether the “negative list” to be published pursuant to the Foreign Investment Law will differ from the current Special Administrative Measures for Market Access of Foreign Investment (Negative List) (2021 Version). The Foreign Investment Law provides that foreign-invested entities operating in “restricted” industries will require market entry clearance and other approvals from relevant PRC government authorities. As of the date hereto, the current business activities of our PRC subsidiaries are not within the “negative list”, and foreign investors are allowed to hold 100% equity interests of our PRC subsidiaries under the Foreign Investment Law. We have no plans at the present to substantially change our PRC subsidiaries’ business activities in the future. However, it’s uncertain whether we will engage in business activities that are in the “negative list”, as the “negative list” may be amended from time to time.

Risks Related to Legal Uncertainty and Doing Business in China

Because we conduct all of our operations in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

As a business operating in China, we are subject to the laws and regulations of the PRC, which can be complex and evolve rapidly. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time. In particular, the Chinese government may exert more control over offerings conducted overseas and foreign investment in mainland China-based issuers, which could result in a material change in our operations and the value of the Ordinary Shares being registered.

As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	Delay or impede our development,

●	Result in negative publicity or increase our operating costs,

●	Require significant management time and attention, and

●	Subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

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The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavourably impact the ability or manner in which we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected, and any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. PRC has recently proposed new rules that would require companies collecting or holding large amounts of data to undergo a cybersecurity review prior to listing in foreign countries, a move that would significantly tighten oversight over China-based internet giants. On July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments, which required that, among others, in addition to “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities. Later on December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and became effective on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. On November 14, 2021, the CAC published the Network Internet Data Protection Draft Regulations (draft for comments), which reiterates that data handlers that process the personal information of more than one million users listing in a foreign country should apply for a cybersecurity review.

Our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry and we do not believe we are among the “operator of critical information infrastructure”, “data processor”, “online platform operators” or “data handler” as mentioned above. However, since the Measures for Cybersecurity Review (2021 version) was newly adopted and the Network Internet Data Protection Draft Regulations (draft for comments) is in the process of being formulated, it is unclear on how it will be interpreted, amended and implemented by the relevant PRC governmental authorities. Thus we could not assure you that we will not be deemed as the “operator of critical information infrastructure”, “data processor”, “online platform operators” or “data handler” as mentioned above. We believe that, as of the date of this prospectus, the Company and its subsidiaries, (1) are not required to obtain permissions or approvals from any PRC authorities to operate or issue our Ordinary Shares to foreign investors; and (2) are not subject to permission requirements from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve of our operations. As of the date of this prospectus, we and our PRC subsidiaries have not been involved in any investigations on cybersecurity review initiated by the CAC or related governmental regulatory authorities, and have not received any requirements to obtain permissions from any PRC authorities to issue our Ordinary Shares to foreign investors or were denied such permissions by any PRC authorities. Uncertainties still exist due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CRSC or the CAC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

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If the Chinese government were to impose new requirements for approval from the PRC Authorities to issue our Ordinary Shares to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments), which were published for public comments only with the comment period expired on January 23, 2022. The Draft Rules Regarding Overseas Listing lay out the filing regulation arrangement for both direct and indirect overseas listing, and clarify the determination criteria for indirect overseas listing in overseas market.

The Draft Rules Regarding Overseas Listing stipulate that the Chinese-based companies, or the issuer, shall fulfill the filing procedures within three working days after the issuer makes an application for initial public offering and listing in an overseas market. The required filing materials for an initial public offering and listing should include at least the following: record-filing report and related undertakings; regulatory opinions, record-filing, approval and other documents issued by competent regulatory authorities of relevant industries (if applicable); and security assessment opinion issued by relevant regulatory authorities (if applicable); PRC legal opinion; and prospectus.

In addition, an overseas offering and listing is prohibited under any of the following circumstances: (1) if the intended securities offering and listing is specifically prohibited by national laws and regulations and relevant provisions; (2) if the intended securities offering and listing may constitute a threat to or endangers national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) if there are material ownership disputes over the equity, major assets, and core technology, etc. of the issuer; (4) if, in the past three years, the domestic enterprise or its controlling shareholders or actual controllers have committed corruption, bribery, embezzlement, misappropriation of property, or other criminal offenses disruptive to the order of the socialist market economy, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (5) if, in past three years, directors, supervisors, or senior executives have been subject to administrative punishments for severe violations, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (6) other circumstances as prescribed by the State Council. The Administration Provisions defines the legal liabilities of breaches such as failure in fulfilling filing obligations or fraudulent filing conducts, imposing a fine between RMB 1 million and RMB 10 million, and in cases of severe violations, a parallel order to suspend relevant business or halt operation for rectification, revoke relevant business permits or operational license.

However, as of the date of this prospectus, the Draft Rules Regarding Overseas Listing have not yet gone into effect, it is still uncertain how PRC governmental authorities will regulate overseas listing in general and whether we are required to obtain any specific regulatory approvals or to fulfill any record-filing requirements. The Draft Rules Regarding Overseas Listing, if enacted, may subject us to additional compliance requirement in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Draft Rules Regarding Overseas List on a timely basis, or at all. If we do not receive any required approvals or record-filing or if we incorrectly conclude that approvals or record-filing are not required or if the CSRC or other regulatory agencies promulgate new rules, explanations or interpretations requiring that we obtain their prior approvals or ex-post record-filing for this offering and any follow-on offering, we may be unable to obtain such approvals and record-filing which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors.

Furthermore, the PRC government authorities may strengthen oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers like us. Such actions taken by the PRC government authorities may intervene or influence our operations at any time, which are beyond our control. Therefore, any such action may adversely affect our operations and significantly limit or hinder our ability to offer or continue to offer securities and reduce the value of such securities.

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As of the date of this prospectus, we and our PRC subsidiaries have not been involved in any investigations on cybersecurity review initiated by the Cyber Administration of China or related governmental regulatory authorities, and have not received any requirements to obtain permissions from any PRC authorities to issue our Ordinary Shares to foreign investors or were denied such permissions by any PRC authorities. However, given the current PRC regulatory environment, it is uncertain when and whether we or our PRC subsidiaries, will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded.

We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering. As of the date of this prospectus, except for the potential uncertainties disclosed above, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. If it is determined in the future that the approval of the CSRC, the CAC or any other regulatory authority is required for this offering, the offering will be delayed until we have obtained the relevant approvals. There is also the possibility that we may not be able to obtain or maintain such approval or that we inadvertently concluded that such approval was not required. If the approval was required while we inadvertently concluded that such approval was not required or if applicable laws and regulations or the interpretation of such were modified to require us to obtain the CSRC approval in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

All of our assets and operations are located in China. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy, and the rate of growth has been slowing since 2012. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, lead to reduction in demand for our services and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may adversely affect our business and operating results.

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We may incur material product liability claims, which could increase our costs and harm our financial condition and operating results.

Our ingestible products include milk thistle extracts, apple polyphenol and other ingredients and are classified as foods or raw materials of dietary supplements and, unlike prescription medication, our product formulas are not subject to pre-market regulatory approval with respect to medical efforts in China in which our products are distributed. Our products could contain contaminated substances, and some of our products contain some ingredients that do not have long histories of human consumption. We rely upon published and unpublished safety information including clinical studies on ingredients used in our products. These studies include “Safety and toxicity of silymarin, the major constituent of milk thistle extract: An updated review” [available at https://onlinelibrary.wiley.com/doi/abs/10.1002/ptr.6361], “The toxicology and safety of apple polyphenol extract” [available at https://www.sciencedirect.com/science/article/abs/pii/S0278691504000493?via%3Dihub], “Public Announcement Regarding Haematococcus Pluvialis and Other New Resource Food” [Evaluation Division of Food Safety Standard and Inspection,” No. 17 issued on October 29, 2010] [available at http://www.nhc.gov.cn/sps/s7891/201011/7957c2f1326c4990b5e67ce2d3ceb783.shtml?from=singlemessage&isappinstalled=0] (indicating that Stachyose is a safe ordinary food) and other reports by independent research institutions. In addition, stachyose is permitted for ordinary food production by the Ministry of Health of China. We do not, however, conduct or sponsor clinical studies of our products. Previously unknown adverse reactions resulting from human consumption of these ingredients could occur. As a marketer of dietary and nutritional supplements and other products that are ingested by consumers or applied to their bodies, we may be subjected to various product liability claims, including that (i) the products contain contaminants, (ii) the products include inadequate instructions as to their uses, or (iii) the products include inadequate warnings concerning side effects and interactions with other substances. It is possible that widespread product liability claims could increase our costs, and adversely affect our revenues and operating income.

Food safety regulations regarding the raw ingredients for our products may restrict, inhibit or delay our ability to sell our products.

Before 2018, the China Food and Drug Administration, or the CFDA, had the regulatory authority to oversee, administer and enforce all laws, regulations and rules concerning the food industry business operations in China. After the institutions reformed, the CFDA has been abolished, and relevant regulatory authority has been taken over by the State Administration for Market Regulation, or the SAMR, under the State Council.

The food industry is subject to extensive regulations in China. The PRC laws and regulations governing the food industry primarily consist of the PRC Food Safety Law (2009), as last amended in 2018; the Implementation Regulation for the Food Safety Law of PRRC (2009), or the Food Safety Regulation, as amended in 2019; the Administrative Measures for Food Production Licensing (2010), or the Food Production Licensing Rule, as amended in 2020; and the Administrative Measures for Food Business Licensing (2015), or the Food Business Licensing Rule, as amended in 2017. Under the PRC Food Safety Law and the Food Safety Regulation, food product manufacturers and business operators shall obtain the required food production permits; food producers and business operators are subject to regular quality inspection and supervision by the local governmental agencies and their product permits may be revoked if they no longer meet the standards and requirements for food production and operation; food-producing enterprises shall establish and implement food safety management systems, such as ingredient inspection and acceptance, production process safety management, storage management, equipment management, and substandard product management systems; and packaging of pre-packed food shall bear a label which states manufacturing permit serial number; among other things. The State Council implements a licensing system for food product manufacture and distribution. According to the Food Production Licensing Rule, a food production license must be obtained prior to engaging in food production activities in the PRC. The Food Business Licensing Rule requires food business operators to obtain a food business license for each business entity engaging in food business operations. We have obtained the required Food Production Licenses and Food Business Licenses for related products. In order for our business to continue, we must continue to comply with all government inspection and licensing requirements. If we were to have an unsatisfactory inspection, or otherwise fail to comply with government safety regulations in all respects, our ability to continue operations and to continue to sell our products may be inhibited or delayed. Additionally, the term of Food Production Licenses and Food Business Licenses is 5 years. We have been closely monitoring the status of all the permits and have applied for renewal before the relevant licenses expired. The failure to renew the relevant licenses and/or registrations may subject us to fines or sanctions which will have negative impact on our production.

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Any disruption of our factories or our suppliers’ factories could materially and adversely affect our business and results of operations.

Currently, our products are primarily produced at our factories located in China. We also rely on our suppliers to produce raw materials and components of our products. Nevertheless, natural disasters or other unanticipated catastrophic events, including storms, fires, explosions, earthquakes, terrorist attacks and wars, as well as changes in governmental planning for the land where our factories or our suppliers’ factories are located could significantly impair our ability to manufacture our products and operate our business. Catastrophic events could also destroy the inventories stored in and those suppliers’ factories. The occurrence of any catastrophic event could result in the temporary or long-term closure of manufacturing facilities, and severely disrupt our business operations.

In addition, the factories are subject to fire control and environmental inspections and regulations. As of the date of this prospectus, we cannot assure you that all the factories were in strict compliance with such fire control and environmental inspections and regulations based on our knowledge. If such facilities fail to rectify and pass the fire control and environmental inspections or comply with relevant fire control and environmental requirements relating to production activities in a timely manner, they may be subject to fines, cohesive rectification, suspension and closure, which may materially and adversely affect the production of our factories and in turn may impact our business. In the event of any changes in the PRC laws and/or regulations and/or government policies on environmental protection and more stringent requirements are imposed on Company, we may have to incur extra costs and expenses to comply with such requirements and our business and results of operations may be adversely affected. In addition, such facilities are also subject to health and safety laws and regulations imposed by the PRC governmental authorities to ensure a healthy and safe production environment. Failure to comply with the existing and future health and safety laws and regulations could subject the factories to monetary damages and fines, disruption to production plans, suspension of their operations, which may in turn materially and adversely affect our business operations. Furthermore, if any on-site personnel at such facilities is suspected of having any communicable diseases, such as COVID-19, such facilities may be subject to temporary closure and quarantine requirements, which may in turn materially and adversely affect our business operations.

Furthermore, various special equipment, such as boilers, pressure vessels, pressure pipes, and elevators, was in use on-site in these factories, which involve a high degree of safety risks. Proprietors using special equipment shall, before or within 30 days after such special equipment is put into use, handle registration with the department in charge of the supervision and administration of special equipment safety and obtain the registration license. The operators and relevant managerial staff may not engage in corresponding operations or management until they pass certain examination and acquire the certificates of special operators. As of the date of this prospectus, we cannot assure you that all such special equipment has been registered with the local governmental authorities as legally required or all operators and relevant managerial staff have obtained relevant qualifications. Failure to comply with such regulations may subject the factories to orders to take corrective action within a stipulated time, fines and suspension of their operations, which may in turn materially and adversely affect our business operations.

Besides, some of our factories are located on leased properties. Though such leases are renewable upon expiration, our ability to renew existing leases upon their expiration is crucial to our production activities, operations and profitability. If we are unable to negotiate for a renewal of the relevant leases, we may be forced to relocate our production bases and it may be difficult and costly to replace or relocate our factories and equipment on a timely basis. We have not registered the lease agreement relating to our factories and offices with the PRC governmental authorities as required by PRC law and thus we may be ordered by the PRC government authorities to rectify such noncompliance or we may be subject to fines imposed by PRC government authorities. See also “We are subject to risks relating to our leased properties.”

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If we experience any unanticipated disruptions to us or our suppliers or if we are unable to renew our current leases, our production will be severely disrupted, which may in turn materially and adversely affect our business, financial condition and results of operations.

We are subject to risks relating to our leased properties.

We lease certain real properties from third parties primarily for our production facilities and offices in China, and such lease agreements for these properties have not been registered with the PRC governmental authorities as required by PRC law. Although the failure to do so does not in itself invalidate the leases, we may be ordered by the PRC government authorities to rectify such noncompliance and, if such noncompliance is not rectified within a given period of time, we may be subject to fines imposed by PRC government authorities ranging from RMB1,000 and RMB10,000 for each lease agreement that has not been registered with the relevant PRC governmental authorities.

The ownership certificates or other similar proof of our leased properties have not been provided to us by the relevant lessors. Therefore, we cannot assure you that such lessors are entitled to lease the relevant real properties to us. If the lessors are not entitled to lease the real properties to us and the owners of such real properties decline to ratify the lease agreements between us and the respective lessors, we may not be able to enforce our rights to lease such properties under the respective lease agreements against the owners. As of the date of this prospectus, we are not aware of any claim or challenge brought by any third parties concerning the use of our leased properties without obtaining proper ownership proof. If our lease agreements are claimed as null and void by third parties who are the real owners of such leased real properties, we could be required to vacate the properties, in the event of which we could only initiate the claim against the lessors under relevant lease agreements for indemnities for their breach of the relevant leasing agreements. We cannot assure you that suitable alternative locations are readily available on commercially reasonable terms, or at all, and if we are unable to relocate our officers in a timely manner, our operations may be interrupted.

We may not be able to protect our intellectual property rights.

We rely on a combination of trademark, fair trade practice, patent, copyright and trade secret protection laws in China. Intellectual property protection may not be sufficient in China. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our patent rights in China. In addition, policing any unauthorized use of our intellectual property is difficult, time-consuming and costly and the steps we have taken may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

Uncertainties with respect to the PRC legal system could adversely affect us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

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Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the report based on foreign laws.

We are a company incorporated under the laws of the Cayman Islands, we conduct substantially all of our operations in China, and substantially all of our assets are located in China. In addition, all our senior executive officers reside within China for a significant portion of the time and most are PRC nationals. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside China. In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. According to Article 177 of the PRC Securities Law which was amended in December 2019, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties, leaving no mechanism to obtain information or conduct an investigation, if necessary.

We may rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business.

We are a Cayman Islands holding company and we rely principally on dividends and other distributions on equity from our PRC subsidiary for our cash requirements, including for services of any debt we may incur. Our subsidiary’s ability to distribute dividends is based upon its distributable earnings. Current PRC regulations permit our PRC subsidiary to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiary and its subsidiaries are required to set aside at least 10% of their after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of their registered capital. These reserves are not distributable as cash dividends. A company may discontinue the contribution when the aggregate sum of the statutory surplus reserve is more than 50% of its registered capital. The statutory common reserve fund of a company shall be used to cover the losses of the company, expand the business and production of the company or be converted into additional capital. Subject to above-referenced limitations and at the discretion of board of directors, the accumulated profits after appropriation of statutory surplus reserve available for dividends were $18,693,477, $18,703,996 and $14,695,422 as of March 31, 2024, September 30, 2023 and 2022, respectively. If our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiary to distribute dividends or other payments to its shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business. As of September 30, 2024, the statutory surplus reserves of our PRC subsidiary and its subsidiaries, as percentage of their respective registered capitals, ranged from 2% to 41% and averaged 25% in the aggregate.

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To address the persistent capital outflow and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. For instance, the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, or the SAFE Circular 3, issued on January 26, 2017, provides that the banks shall, when dealing with dividend remittance transactions from domestic enterprise to its offshore shareholders of more than US$50,000, review the relevant board resolutions, original tax filing form and audited financial statements of such domestic enterprise based on the principal of genuine transaction. The PRC government may continue to strengthen its capital controls and our PRC subsidiary’s dividends and other distributions may be subject to tightened scrutiny in the future. Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10% if, among other requirements, the Hong Kong enterprise directly holds at least 25% of the PRC enterprise. Under the Circular of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or SAT Circular 81, promulgated by the State Administration of Taxation, or the SAT, on February 20, 2009, a Hong Kong resident enterprise must meet the following conditions, among others, in order to apply the reduced withholding tax rate: (i) it must be a company; (ii) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (iii) it must have directly owned such required percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. Nonresident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax. Instead, nonresident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. Accordingly, our Hong Kong subsidiary may be able to benefit from the 5% withholding tax rate for the dividends it receives from our PRC subsidiary, if it satisfies the conditions prescribed under the SAT Circular 81, and other relevant tax rules and regulations. However, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiary. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiary.

The custodians or authorized users of our controlling non-tangible assets, including chops and seals, may fail to fulfill their responsibilities, or misappropriate or misuse these assets.

Under the PRC laws, legal documents for corporate transactions, including agreements and contracts, are executed using the chop or seal of the signing entity or with the signature of a legal representative whose designation is registered and filed with relevant PRC market regulation authorities.

In order to secure the use of our chops and seals, we have established internal control procedures and rules for using these chops and seals. In any event that the chops and seals are intended to be used, the responsible person will submit the application which will then be verified and approved by authorized employees in accordance with our internal control procedures and rules. In addition, in order to maintain the physical security of our chops, we generally have them stored in secured locations accessible only to authorized employees. Although we monitor such authorized employees, the procedures may not be sufficient to prevent all instances of abuse or negligence. There is a risk that our employees could abuse their authority, for example, by entering into a contract not approved by us or seeking to gain control of one of our subsidiaries. If any employee obtains, misuses or misappropriates our chops and seals or other controlling non-tangible assets for whatever reason, we could experience disruption to our normal business operations. We may have to take corporate or legal action, which could involve significant time and resources to resolve and divert management from our operations.

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PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of any securities offerings to make loans to or make additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are an offshore holding company conducting our operations in China through our PRC subsidiary. We may make loans to our PRC subsidiary subject to the approval from governmental authorities and limitation of amount, or we may make additional capital contributions to our PRC subsidiary in China.

Any loans to our PRC subsidiary in China, which is treated as foreign-invested enterprises under PRC laws, are subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to our PRC subsidiary in China to finance their activities cannot exceed statutory limits and must be registered with the local counterpart of the SAFE. In addition, a foreign-invested enterprise shall use its capital pursuant to the principle of authenticity and self-use within its business scope. The capital of a foreign-invested enterprise shall not be used for the following purposes: (i) directly or indirectly used for payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities investments other than banks’ principal-secured products unless otherwise provided by relevant laws and regulations; (iii) the granting of loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) paying the expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises).

SAFE promulgated the Circular of the State Administration of Foreign Exchange on Reforming the Management Approach regarding the Settlement of Capital of Foreign-invested Enterprises, or SAFE Circular 19, effective June 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, the Circular of the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within China, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether SAFE will permit such capital to be used for equity investments in China in actual practice. SAFE promulgated the Circular of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold, including the net proceeds from an offering of our securities, to our PRC subsidiary, which may adversely affect our liquidity and our ability to fund and expand our business in China.

On October 23, 2019, SAFE issued the Circular of the State Administration of Foreign Exchange on Further Promoting the Facilitation of Cross-border Trade and Investment, or SAFE Circular 28, which took effect on the same day. SAFE Circular 28, subject to certain conditions, allows foreign-invested enterprises whose business scope does not include investment, or the non-investment foreign-invested enterprises, to use their capital funds to make equity investments in China. Since SAFE Circular 28 was issued only recently, its interpretation and implementation in practice are still subject to substantial uncertainties.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiary or future capital contributions by us to our PRC subsidiary in China. As a result, uncertainties exist as to our ability to provide prompt financial support to our PRC subsidiary when needed. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we may receive from any securities offerings and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

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Although the audit reports included in this prospectus was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our Ordinary Shares may be delisted or prohibited from trading.

The audit report included in this prospectus for the year ended September 30, 2023 was issued by YCM CPA INC. (‘YCM”), which is a U.S.-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. We have no intention of dismissing YCM in the future or of engaging any auditor not based in the U.S. and not subject to regular inspection by the PCAOB. As an auditor of companies that are registered with the SEC and publicly traded in the United States and a firm registered with the PCAOB, our auditor is required under the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. If we were to engage a different auditor in the future, we would engage an auditor that is U.S.-based and subject to full PCAOB inspection with all materials related to the audit of our financial statements accessible to the PCAOB. There is no guarantee, however, that any future auditor engaged by the Company would remain subject to full PCAOB inspection during the entire term of our engagement. In such case, we will engage a new qualified and fully inspected auditor, which may result in us delaying or restating our financial statements.

Pursuant to the Holding Foreign Companies Accountable Act (the “HFCAA”), enacted in December 2020, if the SEC determines that an issuer has filed audit reports issued by a registered public accounting firm that has not been subject to inspection for the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit its securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 29, 2022, President Biden signed the Consolidated Appropriations Act, 2023, which, among other things, amended the HFCAA to reduce the time period under the HFCAA to two consecutive years instead of three consecutive years.

On December 16, 2021, the PCAOB issued the Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) China of the China or Hong Kong, because of a position taken by one or more authorities in China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

Should the PCAOB be unable to fully conduct inspection of our auditor’s work papers in China, it will make it difficult to evaluate the effectiveness of our auditor’s audit procedures or equity control procedures. Investors may consequently lose confidence in our reported financial information and procedures or quality of the financial statements, which would adversely affect us and out securities.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China’s foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, the Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

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Significant revaluation of the Renminbi may have a material and adverse effect on your investment. For example, to the extent that we need to convert U.S. dollars we receive from any securities offerings into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our Ordinary Shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, our Cayman Islands holding company primarily relies on dividend payments from our PRC subsidiary to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of the SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC subsidiary in China may be used to pay dividends to our company. However, approval from or registration with appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiary to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our Ordinary Shares.

Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions.

Among other things, the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, promulgated by six PRC regulatory agencies in 2006 and amended in 2009, established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. The M&A Rules require, among other things, that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have an impact on the national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the NPC which became effective in 2008 requires that transactions that are deemed concentrations and involve parties with specified turnover thresholds must be cleared by the MOFCOM before they can be completed. In addition, PRC national security review rules which became effective in September 2011 require acquisitions by foreign investors of PRC companies engaged in military-related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition. We may pursue potential strategic acquisitions that are complementary to our business and operations. Complying with the requirements of these regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from the MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

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PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’s ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, to replace the Circular on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents’ Financing and Roundtrip Investment through Offshore Special Purpose Vehicles, or SAFE Circular 75, which ceased to be effective upon the promulgation of SAFE Circular 37. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities) to register with local branches of SAFE in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future.

Under SAFE Circular 37, PRC residents who control, or have prior to the implementation of SAFE Circular 37 controlled, directly or indirectly of offshore special purpose vehicles, or SPVs, will be required to register such investments with the SAFE or its local branches. The term “control” under SAFE Circular 37 is broadly defined as the operation rights, beneficiary rights or decision-making rights acquired by PRC residents in the SPVs, by means of acquisition, trust, proxy, voting rights, repurchase, convertible bonds or other arrangements. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its filed registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE. If any PRC shareholder of such SPV fails to make the required registration or to update the previously filed registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contribution into its subsidiary in China. On February 13, 2015, the SAFE promulgated a Circular on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Circular 13, which became effective on June 1, 2015. Under SAFE Circular 13, applications for foreign exchange registration of inbound foreign direct investment and outbound overseas direct investment, including those required under the SAFE Circular 37, will be filed with qualified banks instead of the SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of the SAFE.

These regulations may have a significant impact on our present and future structuring and investment. We have requested or intend to take all necessary measures to require our shareholders who to our knowledge are PRC residents to make the necessary applications, filings and amendments as required under these regulations. However, we may not at all times be fully aware or informed of the identities of all our shareholders or beneficial owners that are required to make such registrations, and we may not always be able to compel them to comply with all relevant foreign exchange regulations. We further intend to structure and execute our future offshore acquisitions in a manner consistent with these regulations and any other relevant legislation. However, because it is presently uncertain how the SAFE regulations and any future legislation concerning offshore or cross-border transactions will be interpreted and implemented by the relevant government authorities in connection with our future offshore financings or acquisitions, we cannot provide any assurances that we will be able to comply with, qualify under, or obtain any approvals required by the regulations or other legislation. Furthermore, we cannot assure you that any PRC shareholders of our company or any PRC company into which we invest will be able to comply with those requirements. Any failure or inability by such individuals or entities to comply with SAFE regulations may subject us to fines or legal sanctions, such as restrictions on our cross-border investment activities or our PRC subsidiary’s ability to distribute dividends to, or obtain foreign exchange-denominated loans from, our company or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation have been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant governmental authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

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Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans of overseas, publicly listed company may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

Pursuant to SAFE Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly-listed companies may submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose companies before they obtain the incentive shares or exercise the share options. In the meantime, our directors, executive officers and other employees who are PRC citizens or who are non-PRC citizens residing in the PRC for a continuous period of not less than one year, subject to limited exceptions, and who have been granted incentive share awards by us, may follow the Circular of the State Administration of Foreign Exchange on Issues Relating to the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Listed Company, or the SAFE Circular 7, promulgated by the SAFE in 2012. Pursuant to the SAFE Circular 7, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. Since We are an overseas listed company pursuant to the SAFE Circular 7, our executive officers and other employees who are PRC citizens or non-PRC citizen residing in the PRC for a continuous period of not less than one year and who have been granted options will be subject to these regulations. Failure to complete the SAFE registrations may subject them to fines of up to RMB300,000 for entities and up to RMB50,000 for individuals, and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiary and limit our PRC subsidiary’s ability to distribute dividends to us.

The SAT has issued certain circulars concerning employee share options and restricted shares. Under these circulars, our employees working in China who exercise share options or are granted restricted shares will be subject to PRC individual income tax. Our PRC subsidiary has obligations to file documents related to employee share options or restricted shares with relevant tax authorities and to withhold individual income taxes of those employees who exercise their share options. If our employees fail to pay or we fail to withhold their income taxes according to relevant laws and regulations, we may face sanctions imposed by the tax authorities or other PRC governmental authorities.

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the SAT issued the Circular of the State Administration of Taxation on Issues Concerning the Identification of Chinese-controlled Overseas Registered Enterprises as Resident Enterprises in accordance with the Actual Standards of Organizational Management, or the SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the places where the senior management and senior management departments responsible for the daily production, operation and management of the enterprise perform their duties are mainly located within the territory of the PRC; (ii) decisions relating to the enterprise’s financial matters (such as money borrowing, lending, financing and financial risk management) and human resource matters (such as appointment, dismissal and salary and wages) are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC. In addition, the SAT issued the Bulletin of the State Administration of Taxation on Printing and Distributing the Administrative Measures for Income Tax on Chinese-controlled Resident Enterprises Incorporated Overseas (Trial Implementation) in 2011, providing more guidance on the implementation of SAT Circular 82. This bulletin clarifies matters including resident status determination, post determination administration, and competent tax authorities. In January 2014, the SAT issued the Bulletin of the State Administration of Taxation on Issues concerning the Determination of Resident Enterprises Based on the Standards of Actual Management Institutions, or SAT Bulletin 9. According to SAT Bulletin 9, a Chinese-controlled offshore incorporated enterprise that satisfies the conditions prescribed under the SAT Circular 82 for being recognized as a PRC tax resident must apply for being recognized as a PRC tax resident to the competent tax authority at the place of registration of its main investor within the territory of China.

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We believe that Bon Natural Life Limited is not a PRC resident enterprise for PRC tax purposes. See “Regulation—Regulations Relating to Tax—Enterprise Income Tax.” However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that Bon Natural Life Limited or any of our offshore subsidiaries is a PRC resident enterprise for enterprise income tax purposes, we and our offshore subsidiary will be subject to PRC enterprise income on their worldwide income at the rate of 25%, which would materially reduce our net income. Furthermore, if we are treated as a PRC tax resident enterprise, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of ordinary shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends payable to our non-PRC individual shareholders and any gain realized on the transfer of ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% unless a reduced rate is available under an applicable tax treaty. It is unclear whether non-PRC shareholders of Bon Natural Life Limited would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that Bon Natural Life Limited is treated as a PRC resident enterprise.

We may incur liability for unpaid taxes, including interest and penalties.

In the normal course of business, our Company may be subject to challenges from various PRC taxing authorities regarding the amounts of taxes due. PRC taxing authorities may take the position that the Company owes more taxes than it has paid. The Company recorded tax liabilities of $2.5 million as of March 31, 2024, primarily including $1.3 million in income tax payable and $1.2 million in unpaid value added taxes (“VAT” tax). It is possible that the tax liability of the Company for past taxes may be higher than those amounts, if the PRC authorities determine that we are subject to interest and penalties or that we have not paid the correct amount. To the extent our Company is unable to settle its tax liabilities as scheduled, or interest and penalties on unpaid tax liabilities assessed by tax authorities greatly exceed management’s estimates, our financial condition and operating results may be negatively impacted.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued a Bulletin of State Administration of Taxation on Several Issues concerning the Enterprise Income Tax on the Indirect Transfer of Properties by Non-resident Enterprises, or SAT Bulletin 7, which came into effect on February 3, 2015, but will also apply to cases where their PRC tax treatments are not yet concluded. Pursuant to SAT Bulletin 7, an ‘‘Indirect Transfer’’ of PRC assets, including a transfer of equity interests in an unlisted non-PRC holding company of a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of the underlying PRC assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

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On October 17, 2017, the SAT issued the Bulletin of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets in China indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise as either transferor or transferee, or the PRC entity whose equity is transferred, may report such Indirect Transfer to the relevant tax authority. Under the “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved. Our company may be subject to filing obligations or taxed if our company is transferor in such transactions, and we may be subject to withholding obligations if our company is a transferee in such transactions, under SAT Bulletin 7 and SAT Bulletin 37. For transfer of shares in our Company by investors that are non-PRC resident enterprises, our PRC subsidiary may be requested to assist in the filing under SAT Bulletin 7 and SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

If our preferential tax treatments and government subsidies are revoked or become unavailable or if the calculation of our tax liability is successfully challenged by the PRC tax authorities, we may be required to pay tax, interest and penalties in excess of our tax provisions.

The Chinese government has provided tax incentives to our operating subsidiary in China, including reduced enterprise income tax rates. For example, under the PRC Enterprise Income Tax Law and its implementation rules, the statutory enterprise income tax rate is 25%. However, the income tax of an enterprise that has been determined to be a high and new technology enterprise can be reduced to a preferential rate of 15%. According to the Administrative Measures for the Accreditation of High-tech Enterprises promulgated by three PRC regulatory agencies, including SAT, the qualification of high and new enterprise is effective for a renewable three-year permitted. If our operating subsidiary fails to renew the qualification of high and new enterprise, it will be subject to the statutory enterprise income tax rate of 25%. In addition, our operating subsidiary enjoys local government subsidies. Any increase in the enterprise income tax rate applicable to our PRC subsidiary or our operating subsidiary in China, or any discontinuation, retroactive or future reduction or refund of any of the preferential tax treatments and local government subsidies currently enjoyed by our operating subsidiary in China, could adversely affect our business, financial condition, and results of operations.

Further, in the ordinary course of our business, we are subject to complex income tax and other tax regulations, and significant judgment is required in the determination of a provision for income taxes. Although we believe our tax provisions are reasonable, if the PRC tax authorities successfully challenge our position and we are required to pay tax, interest, and penalties in excess of our tax provisions, our financial condition and results of operations would be materially and adversely affected.

Our failure to fully comply with PRC labor-related laws may expose us to potential penalties.

Companies operating in China are required to participate in mandatory employee social security schemes that are organized by municipal and provincial governments, including pension insurance, unemployment insurance, childbirth insurance, work-related injury insurance, medical insurance and housing provident funds. Such schemes have not been implemented consistently by the local governments in China given the different levels of economic development in different locations, but generally require us to make contributions to employee social security plans at specified percentages of the salaries, bonuses and certain allowances of our eligible full-time employees, up to a maximum amount specified by the local government from time to time. We have accrued in financial statements but not made full contributions to the social insurance and housing provident funds in accordance for our eligible full-time employees as required by the relevant PRC laws and regulations. As the date of this prospectus, none of our subsidiaries had received any notice from local authorities or any claim or request from the employees in this regard. Our failure to make full contributions to social insurance and to comply with applicable PRC labor-related laws regarding housing funds may subject us to late payment penalties and other fines or labor disputes, and we could be required to make up the contributions for these plans, which may adversely affect our financial condition and results of operations.

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According to applicable PRC laws and regulations, employers must open social insurance registration accounts and housing provident fund accounts and pay social insurance and housing provident funds for employees. Our PRC subsidiary or some its subsidiaries have not opened social insurance registration accounts or housing provident fund accounts. We may be subject to penalties imposed by the local social insurance authorities and the local housing provident fund management centers for failing to discharge our obligations in relation to payment of social insurance and housing provident funds as an employer.

Our failure to fully comply with PRC construction-related laws may expose us to potential penalties.

Our PRC subsidiary has rented a factory in Weinan, Shaanxi for use as our Weinan Raw Materials and Ingredients Production Site (See “History and Organizational Structure—Property, Plants, and Equipment — Weinan Raw Materials and Ingredients Production Site”). The landlord constructed some buildings of this production site without obtaining the planning permits, construction permits, or going through the completion filing, fire safety filing, or environmental protection procedures in accordance with the PRC laws and regulations. Such failure to comply with the relevant laws and regulations may subject us to administrative penalties, including but not limited to paying fines, being required to stop using or demolishing such buildings. As the date of this prospectus, our PRC subsidiary and its subsidiaries have not received any notice or any claim from the local authorities with respect to such buildings. We will urge the landlord to apply for relevant permits and handle relevant procedures or filings with the local authorities.

Such buildings are mostly used as the warehouses. If the local authorities require us to stop using such buildings, we will need to rent new warehouses, which may affect our normal operations and cause operating losses. But we believe that the amount of the loss will not exceed 3% of the Company’s sale revenues. In addition, the lease term of this production site will expire on December 31, 2024. At that time, we may not renew the lease of this production site and may transfer the production to a new production base.

Risks Related to our Securities

The trading price for our Ordinary Shares may fluctuate significantly, which could result in substantial losses to investors.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “BON.” We can provide no assurance that the trading price of our Ordinary Shares will not decline. As a result, investors in our securities may experience a significant decrease in the value of their Ordinary Shares.

The trading price of our Ordinary Shares can be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our Ordinary Shares may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenues, earnings and cash flow;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new offerings, solutions and expansions by us or our competitors;

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●	changes in financial estimates by securities analysts;

●	detrimental adverse publicity about us, our services or our industry;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our Ordinary Shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Certain existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders.

Our directors and officers collectively own an aggregate of 13.56% of the total voting power of our outstanding Ordinary Shares. As a result, they have substantial influence over our business, including significant corporate actions such as mergers, consolidations, sales of all or substantially all of our assets, election of directors and other significant corporate actions.

They may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of the Ordinary Shares. These actions may be taken even if they are opposed by our other shareholders. In addition, the significant concentration of share ownership may adversely affect the trading price of the Ordinary Shares due to investors’ perception that conflicts of interest may exist or arise. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

The trading market for our Ordinary Shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our Ordinary Shares, the market price for our Ordinary Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Ordinary Shares to decline.

The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the market price of our Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. Ordinary Shares held by our existing shareholders may be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Ordinary Shares.

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Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Ordinary Shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment in our Ordinary Shares.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, the Companies Law (2020 Revision) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Law of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital—Differences in Corporate Law.”

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Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands company and substantially all of our assets are located outside of the United States. Substantially all of our current operations are conducted in China. In addition, all of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and China, see “Enforceability of Civil Liabilities.”

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an Annual Report on Form 20-F within four months of the end of each fiscal year. In addition, we will continue to publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of the Nasdaq Stock Exchange. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

As a foreign private issuer, we are permitted to, and we will, rely on exemptions from certain Nasdaq Stock Exchange corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our Ordinary Shares.

We are exempted from certain corporate governance requirements of the Nasdaq Stock Exchange by virtue of being a foreign private issuer. We are required to provide a brief description of the significant differences between our corporate governance practices and the corporate governance practices required to be followed by domestic U.S. companies listed on the Nasdaq Stock Exchange. The standards applicable to us are considerably different than the standards applied to domestic U.S. issuers. For instance, we are not required to:

●	have a majority of the board be independent (although all of the members of the audit committee must be independent under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act);

●	have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

●	have regularly scheduled executive sessions with only independent directors; or

●	have executive sessions of solely independent directors each year.

We have relied on and intend to continue to rely on some of these exemptions. As a result, you may not be provided with the benefits of certain corporate governance requirements of the Nasdaq Stock Exchange.

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If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Our management has not completed an assessment of the effectiveness of our internal controls over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. In the course of auditing our consolidated financial statements for the years ended September 30, 2023 and 2022, we identified several material weaknesses in our internal control over financial reporting and other control deficiencies as of September 30, 2023. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified to date relate to a lack of accounting staff and resources with appropriate knowledge of generally accepted accounting principles in the United States (“U.S. GAAP”) and SEC reporting and compliance requirements.

Following the identification of the material weaknesses and control deficiencies, we have taken remedial measures including (i) hiring more qualified accounting personnel with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework; (ii) implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel; and (iii) setting up an internal audit function as well as engaging an external consulting firm to assist us with assessment of Sarbanes-Oxley compliance requirements and improvement of overall internal control.

As of the date of this prospectus, we have not fully addressed the above-referenced weaknesses. However, we have made progress in implementing remedial measures, specifically:

●	We have hired two additional mid-level financial staff in late 2020, one of whom has been staffed in financial reporting unit and the other in internal control department. In addition, we appointed Wallace Lee as our CFO on April 17, 2023, who has extensive financial and tax experience in public companies in the U.S. with U.S. Certified Public Accountant qualifications.

●	Since September 30, 2020, the management team, including our chief executive officer, Mr. Yongwei Hu, our chief financial officer, Mr. Wallace Lee, and other management team members of our PRC subsidiary and its subsidiaries in the PRC have held internal meetings, discussions, trainings, and seminars on a monthly basis to review our financial statements and operational performance and to identify areas to improve our internal control procedures.

●	We have appointed directors and established an audit committee;

●	In April 2021, we engaged Grant Thornton (Special General Partnership), Xiamen Branch to assist us in setting-up our financial and system control framework. Grant Thornton has completed the evaluation of the effectiveness of our existing financial and system control and formulated an implementation plan with expanded and enhanced control and procedures. We expect to fully complete the setup of our financial and system control framework by December 31, 2024.

We plan to fully implement the above-referenced measures prior to December 31, 2024.

The implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting, and we cannot conclude that they have been fully remedied. Our failure to correct theses material weaknesses or our failure to discover and address any other material weaknesses could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our Ordinary Shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud. In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

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There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Ordinary Shares.

A non-U.S. corporation will be a passive foreign investment company, or PFIC, for any taxable year if either (1) at least 75% of its gross income for such year consists of certain types of “passive” income; or (2) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income (the “asset test”). Based on our current and expected income and assets, we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. Fluctuations in the market price of our Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of our Ordinary Shares. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets.

If we were to be or become a PFIC for any taxable year during which a U.S. Holder (as defined in “Taxation—United States Federal Income Tax Considerations”) holds our Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. See “Taxation—United States Federal Income Tax Considerations—Passive Foreign Investment Company Rules.”

Risks Related to Our Securities and This Offering

The trading price for our Ordinary Shares may fluctuate significantly, which could result in substantial losses to investors.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “BON.” We can provide no assurance that the trading price of our Ordinary Shares will not decline. As a result, investors in our securities may experience a significant decrease in the value of their Ordinary Shares.

The trading price of our Ordinary Shares can be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our Ordinary Shares may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenues, earnings and cash flow;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new offerings, solutions and expansions by us or our competitors;

●	changes in financial estimates by securities analysts;

●	detrimental adverse publicity about us, our services or our industry;

36

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our Shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Certain existing shareholders have substantial influence over our Company and their interests may not be aligned with the interests of our other shareholders.

Our directors and officers collectively own an aggregate of 50.95% of the total voting power of our outstanding Ordinary Shares. As a result, they have substantial influence over our business, including significant corporate actions such as mergers, consolidations, sales of all or substantially all of our assets, election of directors and other significant corporate actions.

They may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of the Ordinary Shares. These actions may be taken even if they are opposed by our other shareholders. In addition, the significant concentration of share ownership may adversely affect the trading price of the Ordinary Shares due to investors’ perception that conflicts of interest may exist or arise. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

The trading market for our Ordinary Shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our Ordinary Shares, the market price for our Ordinary Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Ordinary Shares to decline.

The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the market price of our Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. Ordinary Shares held by our existing shareholders may be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Shares.

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Cautionary Note Regarding Forward-Looking Statements AND INDUSTRY DATA

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. The actual results could differ materially from our forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus. This prospectus also contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The Chinese nutritional and dietary supplements market may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of our Shares. In addition, the rapidly changing nature of the nutritional and dietary supplements industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

Use of Proceeds

Because the Offering is a best-efforts offering, made on a self-underwritten basis, no minimum number of Ordinary Shares must be sold in order for the Offering to proceed.

We intend to use the net proceeds as follows:

●	$4.2 million for sales network expansion;
●	$8.3 million for research and development;
●	$5.5 million for production capacity expansion; and
●	$8.0 million for operating capital.

Our management will have broad discretion over the uses of the net proceeds from this Offering.

DETERMINATION OF THE OFFERING PRICE

We currently expect the offering price to be $[  ] per Ordinary Share being offered by us pursuant to this prospectus.

The offering price of the Ordinary Shares has been arbitrarily determined by our board of directors and bears no relationship to any objective criterion of value. The price does not bear any relationship to the Company’s assets, book value, historical earnings or net worth. In determining the offering price, the board of directors considered such factors as the lack of recent trading prices of the common stock, the board’s perception of our future prospects, past and anticipated operating results, present financial resources and the likelihood of selling the shares of common stock offered hereby. Accordingly, the offering price should not be considered an indication of the actual value of the Company or the Ordinary Shares.

As noted above you should not consider the offering price as an indication of value of our Ordinary Shares. You should not assume or expect that, after the offering, our Ordinary Shares will trade at or above the offering price in any given time period. The market price of our Ordinary Shares may decline during or after the Offering, and you may not be able to sell the Ordinary Shares purchased during the Offering at a price equal to or greater than the offering price.

DIVIDEND POLICY

We have not paid any cash dividends on our shares. As a Cayman Islands company, we may only declare and pay dividends except when the corporation is insolvent or would thereby be made insolvent or when the declaration or payment would be contrary to any restrictions contained in our Articles of Association. Dividends may be declared and paid out of surplus only; but in case there is no surplus, dividends may be declared or paid out of the net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. We currently anticipate that we will retain any available funds to finance the growth and operation of our business and we do not anticipate paying any cash dividends in the foreseeable future. Additionally, our cash held in foreign countries may be subject to certain control limitations or repatriation requirements, limiting our ability to use this cash to pay dividends.

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MARKET FOR REGISTRANT’S ORDINARY SHARES AND RELATED SHAREHOLDER MATTERS

Market Information

Our Ordinary Shares are currently listed on the Nasdaq Capital Market under the symbol “BON.” The market price of our Ordinary Shares is subject to significant fluctuations in response to variations in our operating results, general trends in the market and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our Ordinary Shares, regardless of our actual or projected performance.

Holders of Record

As of November 19, 2024, there were 3,970,558, Ordinary Shares outstanding, which were held by approximately [  ] record holders.

On November 18, 2024, the closing price of our Ordinary Shares was $1.41.

Dilution

If you purchase Ordinary Shares in this Offering, your investment will be diluted to the extent of the difference between your purchase price per Ordinary Shares and the net tangible book value of our Ordinary Shares after this Offering.

As of [  ], we had a net tangible book value of $[  ], corresponding to a net tangible book value of $[  ] per Ordinary Share. Net tangible book value represents the amount of our total tangible assets less our total liabilities, excluding intangible assets and non-controlling interest.

The table below illustrate the dilution to purchasers of Ordinary Shares in this Offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Shares are sold at a per share price of $[  ].

	100%		75%	50%	25%
Public offering price per Ordinary Share	$	[ ]	[ ]	[ ]	[ ]
Net tangible book value before Offering	$	[ ]	[ ]	[ ]	[ ]
Net tangible book Value after Offering	$	[ ]	[ ]	[ ]	[ ]
Increase per Ordinary Share	$	[ ]	[ ]	[ ]	[ ]
Dilution per Ordinary Share to new investors in this Offering	$	[ ]	[ ]	[ ]	[ ]

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Key Financial Performance Indicators

In assessing our financial performance, we consider a variety of financial performance measures, including principal growth in net revenue and gross profit, our ability to control costs and operating expenses to improve our operating efficiency and net income. Our review of these indicators facilitates timely evaluation of the performance of our business and effective communication of results and key decisions, allowing our business to respond promptly to competitive market conditions and different demands and preferences from our customers. The key measures that we use to evaluate the performance of our business are set forth below and are discussed in greater details under “Results of Operations”:

Net Revenue

Our net revenue is driven by changes in the number of customers, sales volume, selling price, and mix of products sold. Our products are sold with no right of return and we do not provide other credits or sales incentive to customers.

We sell our products to our customers in three broad product categories: fragrance compounds, health supplemental powder drinks and bioactive food ingredients, which accounted for 8.5%, 20.9% and 70.6% of our total revenue for the six months ended March 31, 2024, 48.1%, 32.4% and 19.5% of our total revenue for the six months ended March 31, 2023, 48.5%, 29.5% and 22.0% of our total revenue for year ended September 30, 2023, 45.8%, 23.9% and 30.3% of our total revenue for the year ended September 30, 2022, and accounted for 50.0%, 26.1% and 23.9% of our total revenue for the year ended September 30, 2021, respectively.

Sales volumes of all our bioactive food ingredients increased by 2.4% for the six months ended March 31, 2024 as compared to the same period of 2023 due to strong customer demand and our sales effort to promote sales of milk thistle extracts with benefits to protect liver and lower blood sugar. However, sales volume of our fragrance compounds and health supplemental powder drink decreased by 87.0% and 52.0%, respectively, due to the decline in customer and market demand. The total number of customers were 81 and 94 customers in the six months ended March 31, 2024 and 2023, respectively, representing a decrease of 13.8% as a result of the change in the market demand. As a result of these change in product mix, change in sales volume, changes in average selling price and exchange rates, our total revenue decreased by 28.0% for the six months ended March 31, 2024 as compared to the same period of 2023.

Sales volumes of all of our production, namely fragrance compounds, health supplemental powder drink and bioactive food ingredients increased by 43.8%, 31.0% and 110.7%, respectively, for the year ended September 30, 2023 as compared to the same period of 2022 due to strong customer demand and widen products offerings. However, average selling prices of our fragrance compounds and bioactive food ingredients decreased by 21.8%, and 63.3%, respectively, for the year ended September 30, 2023 as compared to the same period of 2022 as a result of our adjusted pricing strategy in response to increased raw material purchase costs and market change. The total number of customers were 126 and 142 customers for the years ended September 30, 2023 and 2022, respectively, a decrease of 16 or 11.3% as a result of business environment in the PRC. As a result of these change in product mix, change in sales volume, changes in average selling price and exchange rates, our total revenue decreased by 1.3% for the year ended September 30, 2023 as compared to the same period of 2022.

Sales volumes of our health supplemental powder drinks and bioactive food ingredients increased by 1.0% and 27.3% for the year ended September 30, 2022 as compared to the same period of 2021 due to strong customer demand and increased customer number. However, sales volume of our fragrance compounds decreased by 15.1% because of shortage of material supply caused by abnormal wet weather, and disruption of logistics caused by COVID-19 pandemic resurgence in early 2022. Average selling prices of our fragrance compounds, health supplemental powder drinks and bioactive food ingredients increased by 27.5%, 7.0% and 17.4%, respectively, for the year ended September 30, 2022 as compared to the same period of 2021 as a result of our adjusted pricing strategy in response to increased raw material purchase costs and market change. The total number of customers were 142 and 132 customers for the years ended September 30, 2022 and 2021, respectively, increased by 10 or 9.1% as a result of our marketing efforts. As a result of these changes in product mix, change in sales volume, changes in average selling price and changes in number of customers, our total revenue increased by 17.3% for the year ended September 30, 2022 as compared to the same period of 2021.

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Gross Profit

Gross profit is equal to net revenue minus cost of goods sold. Cost of goods sold primarily includes inventory costs (raw materials, labor, packaging cost, depreciation and amortization, third-party products purchase price, freight costs and overhead). Cost of goods sold generally changes as our production costs change, as these are affected by factors including the market price of raw materials, labor productivity, and in changes to the customer and product mix. Our cost of revenues accounted for 70.9% and 66.7% of our total revenue for the six months ended March 31, 2024 and 2023, respectively. Our cost of revenues accounted for 70.1%, 68.5% and 72.1% of our total revenue for the fiscal year 2023, 2022 and 2021, respectively.

Our gross margin was 29.1% for the six months ended March 31, 2024, a decrease by 4.2% from gross margin of 33.3% for the six months ended March 31, 2023 due to decrease in our sales volumes, changes in product mix, and increase in higher cost products as a result of our adjusted sales strategy in response to the market change.

Our gross margin was 29.9% for the year ended September 30, 2023, a decrease by 1.6% from gross margin of 31.5% for the year ended September 30, 2022 due to changes in product mix, and increase in selling price as a result of our adjusted pricing strategy in response to increased raw material purchase costs and market change.

Our gross margin was 31.5% for the year ended September 30, 2022, an increase by 3.6% from gross margin of 27.9% for the year ended September 30, 2021 due to changes in product mix, and increase in selling price as a result of our adjusted pricing strategy in response to increased raw material purchase costs and market change.

Operating Expenses

Our operating expenses consist of selling expenses, general and administrative expenses and research and development expenses.

Our selling expenses primarily include salary and welfare benefit expenses paid to our sales personnel, advertising expenses to increase the awareness of our brand, shipping ad delivery expenses, expenses incurred for our business travel, meals and other sales promotion and marketing activities related expenses. Our selling expenses accounted for 1.0% and 1.0% of our total revenue for the six months ended March 31, 2024 and 2023, respectively. Our selling expenses accounted for 1.0%, 0.7% and 0.5% of our total revenue for the years ended September 30, 2023, 2022 and 2021, respectively. We expect our selling expenses, including, but not limited to, salaries and advertising expenses, to continue to increase in the foreseeable future, as we plan to put more marketing effort to acquire new client and promote our sales.

Our general and administrative expenses primarily consist of employee salaries, welfare and insurance expenses, depreciation, bad debt reserve expenses, inspection and maintenance expenses, office supply and utility expenses, business travel and meals expenses, land and property taxes and professional service expenses. General and administrative expenses were 18.6% and 10.4% of our revenues for the six months ended March 31, 2024 and 2023, respectively. General and administrative expenses were 7.9%, 7.5% and 5.2% of our revenues for the years ended September 30, 2023, 2022 and 2021, respectively. We expect our general and administrative expenses, including, but not limited to, salaries and business consulting expenses, to continue to increase in the foreseeable future, as we plan to hire additional personnel and incur additional expenses in connection with the expansion of our business operations. We expect our professional fees for legal, audit, and advisory services to increase as we become a public company since July 2021.

Our research and development expenses primarily consist of salaries, welfare and insurance expenses paid to our employees involved in the research and development activities, materials and supplies used in the development and testing of our new products, depreciation, and other miscellaneous expenses. Research and development expenses were 8.7% and 0.9% of our revenues for the six months ended March 31, 2024 and 2023, respectively. Research and development expenses were 1.0%, 1.4% and 1.0% of our revenues for the years ended September 30, 2023, 2022 and 2021, respectively. We expect our research and development expenses, including, but not limited to, salaries and material expenses, to continue to increase in the foreseeable future, as we plan to develop new products and improving our production process.

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Comparison of Interim Financial Results for the six months ended March 31, 2024 and 2023

The following table summarizes the results of our operations during the six months ended March 31, 2024 and 2023, respectively, and provides information regarding the dollar and percentage increase or (decrease) during such periods.

	For the Six Months Ended March 31,
	2024		2023		Variance
	Amount	% of revenue	Amount	% of revenue	Amount	%

REVENUE	10,183,553	100.0%	14,149,967	100.0%	(3,966,414)	(28.0)%
COST OF REVENUE	(7,215,116)	(70.9)%	(9,432,619)	(66.7)%	(2,217,503)	(23.5)%
GROSS PROFIT	2,968,437	29.1%	4,717,348	33.3%	(1,748,911)	(37.1)%

OPERATING EXPENSES
Selling expenses	(103,096)	(1.0)%	(136,164)	(1.0)%	(33,068)	(24.3)%
General and administrative expenses	(1,890,452)	(18.6)%	(1,465,955)	(10.4)%	424,497	29.0%
Research and development expenses	(890,384)	(8.7)%	(129,995)	(0.9)%	(760,389)	584.9%
Total operating expenses	(2,883,932)	(28.3)%	(1,732,114)	(12.3)%	1,151,818	66.5%

(LOSS) INCOME FROM OPERATIONS	84,505	0.8%	2,985,234	21.0%	(2,900,729)	(97.2)%

OTHER INCOME (EXPENSE)
Interest expense, net	(143,586)	(1.4)%	(169,825)	(1.2)%	(26,239)	(15.5)%
Other income (expenses), net	108,017	1.1%	(202,676)	(1.4)%	249,786	123.2%
Total other expenses, net	(35,569)	(0.3)%	(372,501)	(2.6)%	(276,025)	(74.1)%

INCOME BEFORE INCOME TAX PROVISION	48,936	0.5%	2,612,733	18.4%	(2,563,797)	(98.1)%

PROVISION FOR INCOME TAXES	(90,734)	(0.9)%	(510,077)	(3.6)%	(419,343)	(82.2)%

NET (LOSS) INCOME	(41,798)	(0.4)%	2,102,656	14.8%	(2,144,454)	(102.0)%

Revenues

We currently produce our products for our customers in three broad product categories: fragrance compounds, health supplemental (powder drinks) and bioactive food ingredients.

Total revenues were $10,183,553 in the six months ended March 31, 2024, a decrease of $3,966,414 or approximately 28.0% as compared to $14,149,967 in the same period of 2023. Specifically, the decrease in revenues was primarily attributable to (i) an overall decrease in sales volume of fragrance compound and health supplemental powder drinks by 87.0% and 52.0%, respectively, due to the decline in customer and market demand; (ii) we sold our products to 81 and 94 customers in the six months ended March 31, 2024 and 2023, respectively, representing a decrease of 13.8%. In terms of purchase order size, the average purchase order by our customers decreased by 16.0% from approximately $150,000 per customer in the six months ended March 31, 2023 to approximately $126,000 per customer in the six months ended March 31, 2024. For the six months ended March 31, 2024, two customers accounted for 58.2% and 20.0% of the Company’s total revenue, respectively. For the six months ended March 31, 2023, three customers accounted for 43.3%, 32.9% and 14.2% of the Company’s total revenue, respectively; (iii) offset by a 3.3% negative impact from foreign currency fluctuation when average exchange rate used in converting RMB into USD changed from US$1 to RMB 6.9761 in the six months ended March 31, 2023 to US$1 to RMB 7.2064 in the same period of 2024.

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The following table summarizes the breakdown of revenues by categories for the periods indicated.

	Revenues
	For the Six Months Ended March 31,
	2024		2023		Change	Change
	Amount	%	Amount	%	Amount	%

Fragrance compounds	$866,192	8.5%	$6,810,374	48.1%	$(5,944,182)	(87.3)%
Health supplements (powder drinks)	2,126,147	20.9%	4,583,272	32.4%	(2,457,125)	(53.6)%
Bioactive food ingredients	7,192,214	70.6%	2,756,321	19.5%	4,434,893	160.9%
Total Revenue	$10,183,553	100.0%	$14,149,967	100.0%	$(3,966,414)	(28.0)%

Revenues from sales of our fragrance compound products

Our fragrance compound products primarily include natural compounds extracted from plants for cosmetic applications, such as sclareolide and ambroxide, a sustainable replacement to ambergris, a secretion by sperm whales.

Revenues from sales of our fragrance compound products decreased by 87.3% or $5,944,182 to $866,192 in the six months ended March 31, 2024 from $6,810,374 in the same period of 2023. This decrease was attributable to the following: (i) an 87.0% decrease in sales volume from 20,093 kilograms sold in the six months ended March 31, 2023 to 2,604 kilograms sold in the same period of 2024, mainly attributed to the decline in market demand and our strategic shift in sales strategy to focusing on our bioactive food ingredients segment; and (ii) a 3.3% negative impact from foreign currency fluctuation when average exchange rate used in converting RMB into USD changed from US$1 to RMB 6.976 in the six months ended March 31, 2023 to US$1 to RMB 7.2064 in the same period of 2024.

Revenues from sales of our health supplement (powder drinks) products

Our health supplement (powder drinks) products primarily include Prebiotics series with benefits such as intestine rejuvenation and probiotic proliferation acceleration.

Revenues from sales of health supplement (powder drinks) products decreased by 53.6% or $2,457,125 to $2,126,147 in the six months ended March 31, 2024 from $4,583,272 in the same period of 2023. This decrease was attributable to the following: (i) a decrease of 52.0% in sales volume from 195,035 cases sold in the six months ended March 31, 2023 to 93,569 cases sold in the same period of 2024, mainly attributed to the decline in market demand; and (ii) a 3.3% negative impact from foreign currency fluctuation when average exchange rate used in converting RMB into USD changed from US$1 to RMB 6.976 in the six months ended March 31, 2023 to US$1 to RMB 7.2064 in the same period of 2024.

Revenues from sales of our bioactive food ingredient products

Our bioactive food ingredient products primarily include fruit juice concentrates and extracts for a variety of health benefits that can’t be sufficiently sourced from daily dietary intakes, such as fruit concentrates, apple polyphenol, rich in anti-oxidant and derived from apple, milk thistle extracts with benefits to protect liver and lower blood sugar, and phloretin, an anti-oxidant with skin discoloration effect extracted from leaves and roots of apple, pear and other fruits.

Revenues from sales of our bioactive food ingredient products increased by 160.9% or $4,434,893 to $7,191,214 in the six months ended March 31, 2024 from $2,756,321 in the same period of 2023. The increase was mainly attributable to the following: (i) a 2.4% increase in sales volume from 55,104 kilograms in the six months ended March 31, 2023 to 56,444 kilograms in the same period of 2024 due to strong customer demand and our sales effort to promote sales of milk thistle extracts with benefits to protect liver and lower blood sugar; (ii) the increase is offset by a 3.3% negative impact from foreign currency fluctuation when average exchange rate used in converting RMB into USD changed from US$1 to RMB 6.976 in the six months ended March 31, 2023 to US$1 to RMB 7.2064 in the same period of 2024.

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Cost of Revenues

Our cost of revenues primarily consists of inventory costs (raw materials, labor, packaging cost, depreciation and amortization, freight costs and overhead) and business tax. Cost of revenues generally changes as our production costs change, which are affected by factors including the market price of raw materials, or labor productivity, and as the customer and product mix changes.

Our cost of revenues decreased by $2,217,503 or 23.5%, to $7,215,116 in the six months ended March 31, 2024 from $9,432,619 in the same period of 2023. The decrease in our cost of revenues was mainly attributable to the following: (i) sale volume of our fragrance compound products and health supplemental powder drinks decreased by 87.0% and 52.0%, respectively, in the six months ended March 31, 2024 compared to the same period of 2023 due to the decline in market demand and our sales effort to promote sales of milk thistle extracts with benefits to protect liver, which lead to the increase in sales for the bioactive food ingredients; and (ii) a 3.3% negative impact from foreign currency fluctuation when average exchange rate used in converting RMB into USD changed from US$1 to RMB 6.976 in the six months ended March 31, 2023 to US$1 to RMB 7.2064 in the same period of 2024.

	For the Six Months Ended March 31,
	2024	2023	Change
	Amount	Amount	Amount	%

Cost of revenues – Fragrance compound products	$607,500	4,785,695	$(4,178,195)	(87.3)%
Cost of revenues – Health supplement (powder drinks)	1,471,617	3,168,714	(1,697,097)	(53.6)%
Cost of revenues – Bioactive food ingredients	5,135,999	1,478,210	(3,657,789)	247.4%
Total cost of revenues	$7,215,116	9,432,619	$(2,217,503)	(23.5)%

Cost of Revenues from sales of our fragrance compound products

The 87.3 % decrease in cost of revenues for our fragrance compound products from $4,785,695 in the six months ended March 31, 2023 to $607,500 in the same period of 2024 was mainly attributable to the following: (i) a decrease of 87.3% in sales volume from 20,093 kilograms sold in the six months ended March 31, 2023 to 2,604 kilograms sold in the same period of 2024, mainly attributed to the decline in market demand and our strategic shift in sales strategy on focusing our bioactive food ingredients segment; and (ii) a 2.0% decrease in weighted average unit cost from $238.2 in the six months ended March 31, 2023 to $233.3 in the same period of 2024.

Cost of Revenues from sales of our health supplement (powder drinks) products

The 53.6% decrease in cost of revenues for our health supplement (powder drinks) products from $3,168,714 in the six months ended March 31, 2023 to $1,471,617 in the same period of 2024 was mainly attributable to the following: (i) a decrease of 52.0% in sales volume from 195,035 cases sold in the six months ended March 31, 2023 to 93,569 cases sold in the same period of 2024, mainly attributed to the decline in market demand; and (ii) a decrease of 3.2% in weighted average unit cost for this product category from $16.3 in the six months ended March 31, 2023 to $15.7 in the same period of 2024.

Cost of Revenues from sales of our bioactive food ingredient products

The 247.4% increase in cost of revenues for our bioactive food ingredient products from $1,478,210 in the six months ended March 31, 2023 to $5,135,999 in the same period of 2024 was mainly attributable to the following: (i) an increase of 15.2% in weighted average unit cost of our bioactive ingredient products as a result of increased in raw materials purchase price, which was affected by the change in product mix for the six months ended March 31, 2024; and (ii) a 2.4% increase in sales volume from 55,104 kilograms in the six months ended March 31, 2023 to 56,444 kilograms in the same period of 2024 due to strong customer demand and our sales effort to promote sales of milk thistle extracts with benefits to protect liver and lower blood sugar.

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Gross Profit

	For the Six Months Ended March 31,
	2024	2023	Change
	Amount	Amount	Amount	%

Gross Profit – Fragrance compound products	$258,692	$2,024,679	$(1,765,987)	(87.2)%
Gross Profit – Health supplement (powder drinks)	654,530	1,414,558	(760,028)	(53.7)%
Gross Profit – Bioactive food ingredients	2,055,215	1,278,111	777,104	60.8%
Total Gross Profit	$2,968,437	$4,717,348	$(1,748,911)	(37.1)%
Gross Profit Margin	29.1%	33.3%		(4.2)%

Our gross profit in the six months ended March 31, 2024 decreased by $1,748,911 or 37.1%, to $2,968,437 from $4,717,348 in the same period of 2023. Our gross margin also decreased by 4.2% from 33.3% in the six months ended March 31, 2023 to 29.1% in the same period of 2024. The decrease in gross profit was mainly due to (i) an overall decrease of 1.9% in sales volume of all products due to decline in market demand and change in sales strategy as discussed above; (ii) a decrease of overall cost by 23.5% due to our decrease in sales from higher cost products; and (iii) a 3.3% negative impact from foreign currency fluctuation when average exchange rate used in converting RMB into USD changed from US$1 to RMB 6.976 in the six months ended March 31, 2023 to US$1 to RMB 7.2064 in the same period of 2024.

Gross profit from sales of our fragrance compound products

Gross profit of our fragrance compound products decreased by $1,765,987 or 87.2% from $2,024,679 in the six months ended March 31, 2023 to $258,692 in the same period of 2024. The decrease was primarily attributable to (i) an 87.0% decrease in sales volume from 20,093 kilograms sold in the six months ended March 31, 2023 to 2,604 kilograms sold in the same period of 2024 as discussed above; (ii) a 2.0% decrease in weighted average unit cost from $238.2 in the six months ended March 31, 2023 to $233.3 in the same period of 2024; and (iii) by a 3.3% negative impact from foreign currency fluctuation when average exchange rate used in converting RMB into USD changed from US$1 to RMB 6.976 in the six months ended March 31, 2023 to US$1 to RMB 7.2064 in the same period of 2024. As a result of the above, gross margin for our fragrance compound products remained relatively the same from 29.7% in the six months ended March 31, 2023, to 29.9% in the same period of 2024.

Gross profit from sales of our health supplement (powder drinks) products

Gross profit of our health supplement (powder drinks) products decreased by $760,028 or 53.7% from $1,414,558 in the six months ended March 31, 2023, to $654,530 in the same period of 2024. The decrease was primarily attributable to: (i) a decrease of 52.0% in sales volume from 195,035 cases sold in the six months ended March 31, 2023 to 93,569 cases sold in the same period of 2024 as discussed above; (ii) weighted average unit cost for this product category decreased by 3.2%; and (iii) a 3.3% negative impact from foreign currency fluctuation when average exchange rate used in converting RMB into USD changed from US$1 to RMB 6.976 in the six months ended March 31, 2023 to US$1 to RMB 7.2064 in the same period of 2024.

Gross profit from sales of our bioactive food ingredient products

Gross profit of our bioactive food ingredient products increased by $777,104 or 60.8%, from $1,278,111 in the six months ended March 31, 2023, to $2,055,215 in the same period of 2024. This increase was primarily due to (i) a 2.4% increase in sales volume from 55,104 kilograms in the six months ended March 31, 2023 to 56,444 kilograms in the same period of 2024 as discussed above; (ii) a 3.3% negative impact from foreign currency fluctuation when average exchange rate used in converting RMB into USD changed from US$1 to RMB 6.976 in the six months ended March 31, 2023 to US$1 to RMB 7.2064 in the same period of 2024; and (iii) the increase is offset by an increase of 15.2% in weighted average unit cost of our bioactive ingredient products as a result of increase purchase price as affected by the change in product mix.

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Selling expenses

	For the Six Months Ended March 31,		Change
(in US dollars, except percentage)	2024	2023	Amount	%
Selling Expenses	103,096	136,164	$(33,068)	(24.3)%
as a percentage of revenues	1.0%	1.0%

Selling expenses decreased by $33,068, or 24.3%, from $136,164 in the six months ended March 31, 2023, to $103,096 in the same period of 2024. The decrease was mainly due to (i) a 21.6% decrease in staff payroll from $57,305 in the six months ended March 31, 2023 to $44,944 compared to the same period of 2024, as we decreased our sales efforts and decreased our staff headcount from 11 in the six months ended March 31, 2023 to 8 compared to the same period of 2024; (ii) a 62.4% decrease in shipping and handling expenses from $42,491 in the six months ended March 31, 2023 to $15,965 compared to the same period of 2024, due to the decrease in our sales volume.

General and administrative expenses

	For the Six Months Ended March 31,		Change
(in US dollars, except percentage)	2024	2023	Amount	%
General and Administrative Expenses	$1,890,452	1,465,955	424,497	29.0%
as a percentage of revenues	18.6%	10.4%

General and administrative expenses increased by $424,497, or 29.0%, from $1,465,955 in the six months ended March 31, 2023, to $1,890,452 in the same period of 2024, mainly attributable to (i) a 59.6% or $485,534 increase in professional service and consulting fees to $1,300,608 in the six months ended March 31, 2024 from $815,074 in the same period of 2023; and (ii) the increase was offset by the decrease in staff payroll from $297,624 in the six months ended March 31, 2023 to $220,236 compared to the same period of 2024.

Research and development (“R&D”) expenses

	For the Six Months Ended March 31,		Change
(in US dollars, except percentage)	2024	2023	Amount	%
Research and Development Expenses	$890,384	$129,995	$760,389	584.9%
as a percentage of revenues	8.7%	0.9%

Research and development expenses increased by $760,389, or approximately 584.9%, from $129,995 in the six months ended March 31, 2023, to $890,384 in the same period of 2024. The increase was mainly due (i) a 33.1%, or $17,428 increase in staff payroll from $52,585 in the six months ended March 31, 2023 to $70,013 in the same period of 2024; and (ii) a 1,643.0%, or $743,619 increase in outsourcing R&D activities to external consulting firms from $45,260 in the six months ended March 31, 2023 to $788,879 in the same period of 2024. The increase in staff payroll and outsourcing R&D activities were mainly attributed to our effort to invest in research for new products. The increase was offset by the decrease in R&D material and inspection fees, which decreased by 92.5%, or $21,584 from $23,341 in the six months ended March 31, 2023 to $1,757 in the same period of 2024, mainly attributed to our change of R&D plan from in-house development to outsourcing.

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Other income (expenses)

Other income (expenses) primarily includes interest income generated from our bank deposits, interest expenses incurred on our borrowings from various banks and financial institutions, government subsidy income, rental income, income from technology transfer, unrealized foreign currency exchange gain due to our export sales, and investment income of short-term investment.

	For the six months ended March 31,		Change
(in US dollars, except percentage)	2024	2023	Amount	%
Interest expense, net	(143,586)	(169,825)	(26,239)	(15.5)%
Foreign currency exchange (loss) gain	(2,747)	8,452	(11,199)	(132.5)%
Other income, net
-Government grants	61,081	11,916	49,165	412.6%
- Other income (expenses)	49,683	(223,043)	272,726	122.3%

Interest expense, net, decreased by $26,239 or approximately 15.5% in the six months ended March 31, 2024 as compared to 2023. The decrease was mainly attributable to decreased average loan balances in long-term loan that we carried during the six months ended March 31, 2024 compared to the same period of 2023.

Government subsidies received totaled $11,916 in the six months ended March 31, 2023 comparing to $61,081 in the six months ended March 31, 2024, representing an increase of 412.6%. We recognize government subsidies as other operating income when they are received because they are not subject to any past or future conditions, there are no performance conditions or conditions of use, and they are not subject to future refunds.

Other income for the six months ended March 31, 2024 were $49,683 comparing to other expenses of $223,043 for the six months ended March 31, 2023. We recognized a one-time tax related charges of $252,682 in the six months ended March 31, 2023, which was nil for the six months ended March 31, 2024.

The overall changes in our other income (expenses) reflected the above major factors.

Provision for Income Taxes

Our provision for income taxes was $90,734 in the six months ended March 31, 2024, a decrease of $419,343 or 82.2% from $510,077 in the same period of 2023 mainly due to our decreased taxable income.

Net (loss) income

As a result of the foregoing, we had a net income of $2,102,656 in the six months ended March 31, 2023 compared to a net loss of $41,798 in the same period of 2024.

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Comparison of Results of Operations for the Years Ended September 30, 2023 and 2022

The following table summarizes the results of our operations during the fiscal years ended September 30, 2023 and 2022, respectively, and provides information regarding the dollar and percentage increase or (decrease) during such periods.

	For the Years Ended September 30,
	2023		2022		Variance
	Amount	% of revenue	Amount	% of revenue	Amount	%

REVENUE	$29,522,353	100.0%	$29,908,561	100.0%	(386,208)	(1.3)%
COST OF REVENUE	20,682,326	70.1%	20,484,996	68.5%	197,330	1.0%
GROSS PROFIT	8,840,027	29.9%	9,423,565	31.5%	(583,538)	(6.2)%

OPERATING EXPENSES
Selling expenses	293,719	1.0%	218,822	0.7%	74,897	34.2%
General and administrative expenses	2,329,198	7.9%	2,239,967	7.5%	89,231	4.0%
Research and development expenses	298,469	1.0%	424,558	1.4%	(126,089)	(29.7)%
Total operating expenses	2,921,386	9.9%	2,883,347	9.6%	(38,039)	1.3%

INCOME FROM OPERATIONS	5,918,641	20.0%	6,540,218	21.9%	(621,577)	(9.5)%

OTHER INCOME (EXPENSE)
Interest expense, net	(228,805)	(0.8)%	(445,492)	(1.5)%		%
Other income, net	(134,856)	(0.5)%	1,414,723	4.7%		%
Total other income (expenses), net	(366,661)	(1.2)%	969,231	3.2%	(1,332,892)	(137.5)%

INCOME BEFORE INCOME TAX PROVISION	5,554,980	18.8%	7,509,449	25.1%	(1,050,357)	(27.3)%

PROVISION FOR INCOME TAXES	1,002,298	3.4%	1,267,025	4.2%	(264,727)	(20.9)%

NET INCOME	$4,552,682	15.4%	$6,242,424	20.9%	(1,689,742)	(27.1)%

Revenues

We currently produce our products for our customers in three broad product categories: fragrance compounds, health supplemental (powder drinks) and bioactive food ingredients.

Total revenues were $29,522,353 in fiscal year 2023, a decrease of $386,208, or approximately 1.3% as compared to $29,908,561 in fiscal year 2022. Specifically, the decrease in revenues was primarily attributable to (i) an decrease in average selling price of fragrance compound, health supplemental powder drinks and bioactive food ingredients by 27.3%, 7.1% and 65.9%, respectively, as we sold more low price products during fiscal 2023 ; (ii) the decrease in average price is offset by the increase in sales volume of fragrance compound, health supplemental powder drinks and bioactive food ingredients by 43.8%, 31.1% and 110.7%, respectively as customers were drawn by the lower price products; (iii) We sold our products to 126 and 142 customers in fiscal year 2022 and 2021, respectively. In terms of purchase order size, average purchase order by our customers increased by 11.1% from approximately $210,624 per customer in fiscal year 2022 to approximately $234,304 per customer in fiscal year 2023.

The following table summarizes the breakdown of revenues by categories for the periods indicated.

	Revenues
	For the Years Ended September 30,
	2023		2022		Change	Change
	Amount	%	Amount	%	Amount	%

Fragrance compounds	14,315,810	48.5%	$13,710,556	45.8%	605,254	4.4%
Health supplements (powder drinks)	8,704,468	29.5%	7,145,708	23.9%	1,558,760	21.8%
Bioactive food ingredients	6,502,075	22.0%	9,052,297	30.3%	(2,550,222)	(28.2)%
Total Revenue	29,522,353	100%	$29,908,561	100.0%	(386,208)	(1.3)%

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Revenues from sales of our fragrance compound products

Our fragrance compound products primarily include natural compounds extracted from plants for cosmetic applications, such as sclareolide and ambroxide, a sustainable replacement to ambergris, a secretion by sperm whales.

Revenues from sales of our fragrance compound products increased by 4.4% or $605,254 to $14,315,810 in fiscal year 2023 from $13,710,556 in the same period of 2022. This increase was attributable to the following: (i) an increase in average purchase order by our customers by 43.8% in fiscal year 2023 as compared to fiscal year 2022, mainly attributable to the increase sales in our of low-price products (ii) as more low-price products were sold during the fiscal year of 2023, the average selling price of our fragrance compound products decreased by 21.8% in fiscal year 2023 as compared to fiscal year 2022 (iii) as discussed above, the average unit cost of our fragrance compound products also decreased by 24.1% in fiscal year 2023 as compared to fiscal year 2022.

Revenues from sales of our health supplement (powder drinks) products

Our health supplement (powder drinks) products primarily include Prebiotics series with benefits such as intestine rejuvenation and probiotic proliferation acceleration.

Revenues from sales of health supplement (powder drinks) products increased by 21.8% or $1,558,760 to $8,704,468 in fiscal year 2023 from $7,145,708 in the same period of 2022. This increase was attributable to the following: (i) a 31.1% increase in sales volume from 286,026 cases sold in fiscal year 2022 to 375,035 cases sold in the same period of 2023 due to strong customer demand (ii) the increase in sales volume affected our average unit cost of health supplement (powder drinks) products in response to increased raw materials purchase price due to general inflation.

Revenues from sales of our bioactive food ingredient products

Our bioactive food ingredient products primarily include fruit juice concentrates and extracts for a variety of health benefits that can’t be sufficiently sourced from daily dietary intakes, such as fruit concentrates, apple polyphenol, rich in anti-oxidant and derived from apple, milk thistle extracts with benefits to protect liver and lower blood sugar, and phloretin, an anti-oxidant with skin discoloration effect extracted from leaves and roots of apple, pear and other fruits.

Revenues from sales of our bioactive food ingredient products decreased by 28.2% or $2,550,222 to $6,502,075 in fiscal year 2023 from $9,052,297 in the same period of 2022. The decrease was mainly attributable to the following: (i) a 63.3% decrease in average selling price for the fiscal year 2023 as compared to fiscal year 2022, mainly attributable to increased sales of our apple juice extracts. In April and May 2023, frost damage impacted apple production, resulting in a shortage of small apples. To address this, we procured a significant quantity of large apples. Extracting high-concentration apple polyphenols from these larger apples posed technical challenges, prompting a shift to producing low-concentration apple polyphenol juice. Despite meeting some customer needs, the product’s lower added value and profit margin significantly contributed to a decline in the overall revenue (ii) In October 2022, strict pandemic control measures nationwide, prompted by Xinjiang’s pandemic spillover, severely hindered our procurement of key raw materials like bota cabbage for water-soluble thistle sugar. The shortage of critical ingredients, essential for functional foods like water-soluble thistle sugar and apple polyphenols, significantly impacted production over the past year, which leads to a decline in sales revenue.

Cost of Revenues

Our cost of revenues primarily consists of inventory costs (raw materials, labor, packaging cost, depreciation and amortization, freight costs and overhead) and business tax. Cost of revenues generally changes as our production costs change, which are affected by factors including the market price of raw materials, or labor productivity, and as the customer and product mix changes.

Our cost of revenues increased by $197,330, or 1.0%, from $20,484,996 in fiscal year 2022 to $20,682,326 in the same period of 2023. The increase in our cost of revenues was mainly attributable to the following: (i) an increase of 43.8%, 31.1%, and 110.7% in the sales volume of our fragrance compound products, health supplement products and bioactive food ingredients products, respectively (ii) partially offset by the decrease of unit cost in our fragrance compound products and bioactive food ingredients products, which decreased by 24.1% and 60.5%, respectively in fiscal year 2023 as compared to fiscal year 2022.

	For the Years Ended September 30,
	2023	2022	Change
	Amount	Amount	Amount	%

Cost of revenues – Fragrance compound products	$10,087,289	$9,954,572	132,717	1.3%
Cost of revenues – Health supplement (powder drinks)	6,223,508	4,874,409	1,349,099	27.7%
Cost of revenues – Bioactive food ingredients	4,371,529	5,656,015	(1,284,486)	(22.7)%
Total cost of revenues	$20,682,326	$20,484,996	197,330	1.0%

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Cost of Revenues from sales of our fragrance compound products

The 1.3% increase in cost of revenues for our fragrance compound products from $9,954,572 in fiscal year 2022 to $10,087,289 in the same period of 2023 was mainly attributable to the following: (i) an increase in average purchase order by our customers by 43.8% from 38,284 kilograms sold in fiscal year 2022 to 55,038 kilograms sold in the same period of 2023, mainly attributable to our offering of low-price products; (ii) the increase was partially offset by the decrease in average unit cost, which decreased by 24.1% in fiscal year 2023 as compared to fiscal year 2022.

Cost of Revenues from sales of our health supplement (powder drinks) products

The 27.7% increase in cost of revenues for our health supplement (powder drinks) products from $4,874,409 in fiscal year 2022 to $6,223,508 in the same period of 2023 was mainly attributable to the following: (i) an increase of 31.1% in sales volume from 286,026 cases sold in fiscal year 2022 to 375,035 cases sold in the same period of 2023 due to strong customer demand (ii) an slight increase of 4.8% in weighted average unit cost for this product category mainly due to higher raw material purchase costs as affected by general inflation.

Cost of Revenues from sales of our bioactive food ingredient products

The 22.7% decrease in cost of revenues for our bioactive food ingredient products from $5,656,015 in fiscal year 2022 to $4,371,529 in the same period of 2023, which was mainly attributable to the following: (i) a 60.5% decrease in weighted average unit cost of our bioactive ingredient products in fiscal year 2023 as compared to fiscal year 2022, mainly attributable to our increased sales in apple juice extracts with lower unit cost (ii) the decrease is offset by the increase in sales volume, which increased by 110.7% from 154,464 kilograms in fiscal year 2022 to 325,384 kilograms in the same period of 2023.

Gross Profit

	For the Years Ended September 30,
	2023	2022	Change
	Amount	Amount	Amount	%

Gross Profit – Fragrance compound products	$4,230,768	$3,755,984	$472,537	12.6%
Gross Profit – Health supplement (powder drinks)	2,480,960	2,271,300	209,661	9.2%
Gross Profit – Bioactive food ingredients	2,130,546	3,396,281	(1,265,736)	(37.3)%
Total Gross Profit	$8,842,274	$9,423,565	$(583,538)	(6.2)%
Gross Profit Margin	29.9%	31.5%		(1.6)%

Our gross profit in fiscal year 2023 decreased by $583,538, or 6.2%, to $8,842,274, from $9,423,565 in the same period of 2022. Our gross margin decreased slightly by 1.6% from 31.5% in fiscal year 2022 to 29.9% in the same period of 2023. The decrease in gross profit was due to (i) an increase of 43.8% in sales volume of fragrance compound products due to stronger demand and change in sales strategy as discussed above; (ii) gross profit margin of our fragrance compound products, which increased by 2.1% due to decrease in average unit cost in response to the product mix change as discussed above.

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Gross profit from sales of our fragrance compound products

Gross profit of our fragrance compound products increased by $472,537 or 12.6% from $3,755,984 in fiscal year 2022 to $4,230,768 in the same period of 2023. The increase was primarily attributable to (i) a 43.8% increase in sales volume as more of the low-price products were sold during the fiscal year 2023 (ii) the increase is partially offset by the decrease of 21.8% of average selling price of our fragrance compound products as discussed above. As a result of the above, gross margin for our fragrance compound products increased by 2.1 percentage point from 27.4% in fiscal year 2022, to 29.5% in the same period of 2023.

Gross profit from sales of our health supplement (powder drinks) products

Gross profit of our health supplement (powder drinks) products increased by $209,661 or 9.2% from $2,271,300 in fiscal year 2022, to $2,480,960 in the same period of 2023. The increase was primarily attributable to (i) the increase of 31.1% in sales volume due to strong customer demand (ii) the increase is partially offset by the increase of 4.8% in average unit cost as material price increased due to general inflation. As a result of the above, gross margin for our health supplement (powder drinks) products decreased by 3.3 percentage point from 31.8% in fiscal year 2022, to 28.5% in the same period of 2023.

Gross profit from sales of our bioactive food ingredient products

Gross profit of our bioactive food ingredient products decreased by $1,265,736 or 37.3%, from $3,396,281 in fiscal year 2022, to $2,130,546 in fiscal year 2023. This decrease was primarily due to (i) in October 2022, pandemic control measures were strictly enforced nationwide due to a spillover of the pandemic in Xinjiang, affecting regions like Ningxia, Yinchuan, and Gansu. The main raw material for water-soluble thistle sugar, bota cabbage, is predominantly produced in Ningxia and Yinchuan, leading to significant disruptions in our procurement of these raw materials. The critical role of water-soluble thistle sugar and apple polyphenols as essential ingredients in functional foods resulted in a severe shortage of raw materials, impacting the production of functional foods throughout the past year. This shortage, in turn, caused a dual decline in sales revenue and profit margins for this category, constituting the primary reasons for the substantial decrease in gross margins in fiscal year 2023 compared to the previous fiscal year. (ii) in October 2022, strict pandemic control measures nationwide, prompted by Xinjiang’s pandemic spillover, severely hindered our procurement of key raw materials like bota cabbage for water-soluble thistle sugar. The shortage of critical ingredients, essential for functional foods like water-soluble thistle sugar and apple polyphenols, significantly impacted production over the past year. This scarcity led to a dual decline in sales revenue and profit margins, contributing to the substantial decrease in gross margins in fiscal year 2023 compared to the previous fiscal year. As a result of the above, gross margin for our bioactive food ingredient products decreased by 4.8 percentage point from 37.5% in fiscal year 2022, to 32.8% in the same period of 2023.

Selling expenses

	For the Years Ended September 30,		Change
(in US dollars, except percentage)	2023	2022	Amount	%
Selling Expenses	$293,719	$218,822	74,898	34.2%
as a percentage of revenues	1.0%	0.7%		0.3%

Selling expenses increased by $74,898, or 3.4%, from $218,822 in fiscal year 2022, to $293,719 in the same period of 2023, mainly attributable to (i) an increase of $41,266 in delivery expense as we shipped more samples and marketing material during fiscal year 2023 (ii) an increase of $57,537 in salaries and social benefits as overall compensation increased for the sales staff. (iii) the increase was offset by the decrease of $34,062 in advertising expenses as we changed our marketing strategy by attending less trade show.

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General and administrative expenses

	For the Years Ended September 30,		Change
(in US dollars, except percentage)	2023	2022	Amount	%
General and Administrative Expenses	$2,329,198	$2,239,967	89,231	4.0%
as a percentage of revenues	7.9	7.5%		0.4%

General and administrative expenses increased by $89,231, or 7.5%, from $2,329,198 in fiscal year 2023, to $2,239,967 in the same period of 2023, mainly attributable to (i) an increase of $71,890 in salaries and social benefits as the overall compensation increased (ii) an increase of $173,242 professional service fees such as legal consulting expense, financial consultant and etc. (iii) the increase is offset by a decreased of $40,016 stock options granted to independent directors and stock option expense in fiscal year 2023 compared to the same period of 2022.

Research and development (“R&D”) expenses

	For the Years Ended September 30,		Change
(in US dollars, except percentage)	2023	2022	Amount	%
Research and Development Expenses	$298,469	424,558	(126,089)	(1.4)%
as a percentage of revenues	1.0	1.4%		(0.4)%

Research and development expenses decreased by $126,089, or approximately 1.4%, from $424,558 in fiscal year 2022, to $298,469 in the same period of 2023. The decrease was mainly due to (i) a decrease of $85,427 in outsourcing R&D activities to external consulting firms (ii) a decrease of $70,029 in material used for R&D activities.

Other income (expenses)

Other income (expenses) primarily includes interest income generated from our bank deposits, interest expenses incurred on our borrowings from various banks and financial institutions, government subsidy income, rental income, income from technology transfer, unrealized foreign currency exchange gain due to our export sales, and investment income of short-term investment.

	For the Years Ended September 30,		Change
(in US dollars, except percentage)	2023	2022	Amount	%
Interest expense, net	(228,805)	$(445,492)	(216,687)	(48.6)%
Foreign currency exchange gain (loss)	35,008	18,831	16,177	85.9%
Other income, net
-Government grants	25,415	1,306,627	(1,281,212)	(98.1)%
-Others	(195,279)	68,922	(264,201)	(383.3)%
-Investment income	-	$20,343	$(20,343)	(100.0)%

Interest expense, net, decreased by $216,687, or approximately 48.6% in fiscal year 2023 as compared to 2022, mainly attributable to decreased average loan balances we carried during fiscal year 2023 compared to the same period of 2022.

Government subsidy income primarily relate to local government’s cash award to HNTEs based on their financial performance to promote entrepreneurship and stimulate local economies. Such awards are granted on a case-by-case basis by various local governments. Our subsidiary, Xi’an App-chem was approved as a HNTE and received government subsidy in the form of an export sales refund and cash awards based on our annual financial performance. We recognize government subsidies as other operating income when they are received because they are not subject to any past or future conditions, there are no performance conditions or conditions of use, and they are not subject to future refunds. Government subsidies received in the form of a grant and recognized as other operating income totaled $25,415 and $1,306,627 during fiscal year 2023 and 2022, respectively.

52

Investment income related to income generated by our short-term investments, amounted to Nil and $20,343 during fiscal year 2023 and 2022, respectively.

The overall changes in our other income (expenses) reflected the above major factors.

Provision for Income Taxes

Our provision for income taxes was $1,002,298 during fiscal year 2023, a decrease of $264,727, or 20.9% from $1,267,025 in the same period of 2022 due to our increased taxable income. Under the EIT Law, domestic enterprises and FIEs are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on a case-by-case basis. EIT grants preferential tax treatment to “HNTEs”. Under this preferential tax treatment, HNTEs are entitled to an income tax rate of 15%, subject to a requirement that they re-apply for their HNTE status every three years. The corporate income taxes for the years ended September 30, 2023 and 2022 were reported at a blended reduced rate as a result of Xi’an App-chem being approved as a HNTE and enjoying a 15% reduced income tax rate, but subsidiaries of Xi’an App-chem are subject to a 25% income tax rate. The impact of the tax holidays noted above decreased foreign taxes by $667,258 and $825,899 for the years ended September 30, 2023 and 2022, respectively. The benefit of the tax holidays on net income per share (basic and diluted) $0.15 and $0.108 for the years ended September 30, 2023 and 2022, respectively.

Net income

As a result of the foregoing, our net income decreased to $4,552,680 in fiscal year 2023 from $6,242,424 in fiscal year 2022.

Comparison of Results of Operations for the Years Ended September 30, 2022 and 2021

The following table summarizes the results of our operations during the fiscal years ended September 30, 2021 and 2020, respectively, and provides information regarding the dollar and percentage increase or (decrease) during such periods.

	For the Years Ended September 30,
	2022		2021		Variance
	Amount	% of revenue	Amount	% of revenue	Amount	%

REVENUE	$29,908,561	100.0%	$25,494,564	100.0%	$4,413,997	17.3%
COST OF REVENUE	20,484,996	68.5%	18,382,637	72.1%	2,102,359	11.4%
GROSS PROFIT	9,423,565	31.5%	7,111,927	27.9%	2,311,638	32.5%

OPERATING EXPENSES
Selling expenses	218,822	0.7%	138,530	0.5%	80,292	58.0%
General and administrative expenses	2,239,967	7.5%	1,323,726	5.2%	916,241	69.2%
Research and development expenses	424,558	1.4%	249,050	1.0%	175,508	70.5%
Total operating expenses	2,883,347	9.6%	1,711,306	6.7%	1,172,041	68.5%

INCOME FROM OPERATIONS	6,540,218	21.9%	5,400,621	21.2%	1,139,597	21.1%

OTHER INCOME (EXPENSE)
Interest expense, net	(445,492)	(1.5)%	(414,059)	(1.6)%	(31,433)	7.6%
Other income, net	1,414,723	4.7%	443,822	1.7%	970,901	218.8%
Total other income (expenses), net	969,231	3.2%	29,763	0.1%	939,468	3156.5%

INCOME BEFORE INCOME TAX PROVISION	7,509,449	25.1%	5,430,384	21.3%	2,079,065	38.3%

PROVISION FOR INCOME TAXES	1,267,025	4.2%	820,931	3.2%	446,094	54.3%

NET INCOME	$6,242,424	20.9%	$4,609,453	18.1%	$1,632,971	35.4%

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Revenues

We currently produce our products for our customers in three broad product categories: fragrance compounds, health supplemental (powder drinks) and bioactive food ingredients.

Total revenues were $29,908,561 in fiscal year 2022, an increase of $4,413,997, or approximately 17.3% as compared to $25,494,564 in fiscal year 2021. Specifically, the increase in revenues was primarily attributable to (i) an increase in average selling price of fragrance compound, health supplemental powder drinks and bioactive food ingredients by 27.5%, 7.0% and 17.4%, respectively, as we raised our selling prices in response to the rising raw material costs and market change as affected by the COVID-19, as well as product mix change of fragrance compounds and bioactive food ingredients; (ii) an increase in sales volume of bioactive food ingredients and Health supplements by 27.3% and 1% respectively, due to strong customer demand and our sales effort to promote sales of milk thistle extracts with benefits to protect liver and lower blood sugar; (iii) We sold our products to 142 and 132 customers in fiscal year 2022 and 2021, respectively. In terms of purchase order size, average purchase order by our customers increased by 9.1% from approximately $193,141 per customer in fiscal year 2021 to approximately $210,754 per customer in fiscal year 2022, and (iv) partially offset by the decrease in sales volume of our fragrance compounds by 15.1% in fiscal year 2022 as compared to the same period of 2021 due to shortage of material supply caused by abnormal wet weather, and disruption of logistics caused by COVID-19 pandemic resurgence in early 2022.

The following table summarizes the breakdown of revenues by categories for the periods indicated.

	Revenues
	For the Years Ended September 30,
	2022		2021		Change	Change
	Amount	%	Amount	%	Amount	%

Fragrance compounds	$13,710,556	45.8%	$12,744,029	50.0%	$966,527	7.6%
Health supplements (powder drinks)	7,145,708	23.9%	6,655,982	26.1%	489,726	7.4%
Bioactive food ingredients	9,052,297	30.3%	6,094,553	23.9%	2,957,744	48.5%
Total Revenue	$29,908,561	100.0%	$25,494,564	100.0%	$4,413,997	17.3%

Revenues from sales of our fragrance compound products

Our fragrance compound products primarily include natural compounds extracted from plants for cosmetic applications, such as sclareolide and ambroxide, a sustainable replacement to ambergris, a secretion by sperm whales.

Revenues from sales of our fragrance compound products increased by 7.6% or $966,527 to $13,710,556 in fiscal year 2022 from $12,744,029 in the same period of 2021. This increase was attributable to the following: (i) a 27.5% increase in average selling price of our fragrance compound products in response to increased raw materials purchase price as affected by COVID-19 impact and product mix change, we put more selling effort in sales of high value added product ambroxide with higher selling price. Weighted average unit cost for this product category increased by 20.5% in fiscal year 2022, as compared to that in same period of 2021 mainly due to higher raw material purchase costs and product mix change in 2022; (ii) an increase in average purchase order by our customers by 9.1% in fiscal year 2022 as compared to fiscal year 2021 as discussed above; and (iii) partially offset by a decrease of 15.1% in sales volume from 45,070 kilograms sold in fiscal year 2021 to 38,284 kilograms sold in the same period of 2022. Our principal raw material, clary sage, which is used to produce sclareolide and ambroxide, is mainly planted in in North China, which suffered abnormal wet weather in the second half of 2021. Along with disruption of logistics caused by COVID-19 pandemic resurgence in early 2022, we have experienced a shortage of material supply for our fragrance compounds in fiscal year 2022.

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Revenues from sales of our health supplement (powder drinks) products

Our health supplement (powder drinks) products primarily include Prebiotics series with benefits such as intestine rejuvenation and probiotic proliferation acceleration.

Revenues from sales of health supplement (powder drinks) products increased by 7.4% or $489,726 to $7,145,708 in fiscal year 2022 from $6,655,982 in the same period of 2021. This increase was attributable to the following: (i) a 7.0% increase in average selling price of health supplement (powder drinks) products in response to increased raw materials purchase price as affected by COVID-19 impact and general inflation. Weighted average unit cost for this product category increased by 5.7% in fiscal year 2022, as compared to that in same period of 2021 mainly due to higher raw material purchase costs in 2022; and (ii) an increase of 1.0% in sales volume from 283,283 cases sold in fiscal year 2021 to 286,026 cases sold in the same period of 2022 due to strong customer demand.

Revenues from sales of our bioactive food ingredient products

Our bioactive food ingredient products primarily include fruit juice concentrates and extracts for a variety of health benefits that can’t be sufficiently sourced from daily dietary intakes, such as fruit concentrates, apple polyphenol, rich in anti-oxidant and derived from apple, milk thistle extracts with benefits to protect liver and lower blood sugar, and phloretin, an anti-oxidant with skin discoloration effect extracted from leaves and roots of apple, pear and other fruits.

Revenues from sales of our bioactive food ingredient products increased by 48.5% or $2,957,744 to $9,052,297 in fiscal year 2022 from $6,094,553 in the same period of 2021. The increase was mainly attributable to the following: (i) a 27.3% increase in sales volume from 121,323 kilograms in fiscal year 2021 to 154,464 kilograms in the same period of 2022 due to strong customer demand and our sales effort to promote sales of milk thistle extracts with benefits to protect liver and lower blood sugar; and (ii) a 17.4% increase in average selling price of our bioactive ingredient products as a result of increased raw materials purchase price as affected by COVID-19 impact and market change, as well as change in product mix, more milk thistle extracts products with higher price were sold in fiscal year 2022.

Cost of Revenues

Our cost of revenues primarily consists of inventory costs (raw materials, labor, packaging cost, depreciation and amortization, freight costs and overhead) and business tax. Cost of revenues generally changes as our production costs change, which are affected by factors including the market price of raw materials, or labor productivity, and as the customer and product mix changes.

Our cost of revenues increased by $2,102,359, or 11.4%, from $18,382,637 in fiscal year 2021 to $20,484,996 in the same period of 2022. The increase in our cost of revenues was mainly attributable to the following: (i) an increase of 20.5%, 5.7% and 12.1% in the average unit cost of our fragrance compound products, health supplement products and bioactive food ingredients products, respectively, due to the increase in raw material purchase costs, as well as product mix change of fragrance compounds and bioactive food ingredients; (ii) sale volume of our bioactive food ingredients products increased by 27.3% in fiscal year 2022 compared to the same period of 2021 due to strong customer demand and our sales effort to promote sales of milk thistle extracts with benefits to protect liver and lower blood sugar, and (iii) partially offset by the decrease in sales volume of our fragrance compounds by 15.1% in fiscal year 2022 as compared to the same period of 2021 due to shortage of material supply caused by abnormal wet weather in North China and disruption of logistics caused by COVID-19 pandemic resurgence in early 2022 as discussed above.

	For the Years Ended September 30,
	2022	2021	Change
	Amount	Amount	Amount	%

Cost of revenues – Fragrance compound products	$9,954,572	$9,793,767	$160,805	1.6%
Cost of revenues – Health supplement (powder drinks)	4,874,409	4,599,228	275,181	6.0%
Cost of revenues – Bioactive food ingredients	5,656,015	3,989,642	1,666,373	41.8%
Total cost of revenues	$20,484,996	$18,382,637	$2,102,359	11.4%

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Cost of Revenues from sales of our fragrance compound products

The 1.6% increase in cost of revenues for our fragrance compound products from $9,793,767 in fiscal year 2021 to $9,954,572 in the same period of 2022 was mainly attributable to the following: (i) an increase of 20.5% in weighted average unit cost for this product category mainly due to higher raw material purchase costs as affected by the COVID-19 impact and product mix change, we put more selling effort in sales of high value added product ambroxide with higher cost of revenue; and (ii) partially offset by a decrease of 15.1% in sales volume from 45,070 kilograms sold in fiscal year 2021 to 38,284 kilograms sold in the same period of 2022. Our principal raw material, clary sage, which is used to produce sclareolide and ambroxide, is mainly planted in in North China, which suffered abnormal wet weather in the second half of 2021. Along with disruption of logistics caused by COVID-19 pandemic resurgence in early 2022, we have experienced a shortage of material supply for our fragrance compounds in fiscal year 2022.

Cost of Revenues from sales of our health supplement (powder drinks) products

The 6.0% increase in cost of revenues for our health supplement (powder drinks) products from $4,599,228 in fiscal year 2021 to $4,874,409 in the same period of 2022 was mainly attributable to the following: (i) an increase of 5.7% in weighted average unit cost for this product category mainly due to higher raw material purchase costs as affected by the COVID-19 impact and general inflation; and (ii) an increase of 1.0% in sales volume from 283,283 cases sold in fiscal year 2021 to 286,026 cases sold in the same period of 2022 due to strong customer demand.

Cost of Revenues from sales of our bioactive food ingredient products

The 41.8% increase in cost of revenues for our bioactive food ingredient products from $3,989,642 in fiscal year 2021 to $5,656,015 in the same period of 2022 was mainly attributable to the following: (i) a 27.3% increase in sales volume from 121,323 kilograms in fiscal year 2021 to 154,464 kilograms in the same period of 2022 due to strong customer demand and our sales effort to promote sales of milk thistle extracts with benefits to protect liver and lower blood sugar; and (ii) an increase of 12.1% in weighted average unit cost of our bioactive ingredient products as a result of increased raw materials purchase price as affected by COVID-19 impact and general inflation, as well as change in product mix, more milk thistle extracts products with higher average unit cost were sold in fiscal year 2022.

Gross Profit

	For the Years Ended September 30,
	2022	2021	Change
	Amount	Amount	Amount	%

Gross Profit – Fragrance compound products	$3,755,984	$2,950,262	$805,722	27.3%
Gross Profit – Health supplement (powder drinks)	2,271,300	2,056,754	214,546	10.4%
Gross Profit – Bioactive food ingredients	3,396,281	2,104,911	1,291,370	61.4%
Total Gross Profit	$9,423,565	$7,111,927	$2,311,638	32.5%
Gross Profit Margin	31.5%	27.9%		3.6%

Our gross profit in fiscal year 2022 increased by $2,311,638, or 32.5%, to $9,423,565, from $7,111,927 in the same period of 2021. Our gross margin increased by 3.6% from 27.9% in fiscal year 2021 to 31.5% in the same period of 2022. The increase in gross profit was due to (i) an increase of 27.3% in sales volume of bioactive food ingredient products due to stronger demand and change in sales strategy as discussed above; (ii) gross profit margin of our fragrance compound products, health supplement products and bioactive food ingredient products increased by 4.2, 0.9 and 3.0 percentage point due to increase in average selling price in response to increased raw materials purchase price and product mix change as discussed above; and (iii) partially offset by the decrease in sales volume of our fragrance compounds by 15.1% in fiscal year 2022 as compared to the same period of 2021 due to shortage of material supply as discussed above. The increase in our gross margin by 3.6% from 27.9% in fiscal year 2021 to 31.5% in the same period of 2022 was due to changes in product mix and increase in selling price.

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Gross profit from sales of our fragrance compound products

Gross profit of our fragrance compound products increased by $805,722 or 27.3% from $2,950,262 in fiscal year 2021 to $3,755,984 in the same period of 2022. The increase was primarily attributable to (i) a 27.5% increase in average selling price of our fragrance compound products in response to increased raw materials purchase price as affected by COVID-19 impact and product mix change as discussed above, while weighted average unit cost for this product category increased by 20.5% in 2022; and (ii) partially offset by a decrease of 15.1% in sales volume due to shortage of material supply as discussed above As a result of the above, gross margin for our fragrance compound products increased by 4.2 percentage point from 23.2% in fiscal year 2021, to 27.4% in the same period of 2022.

Gross profit from sales of our health supplement (powder drinks) products

Gross profit of our health supplement (powder drinks) products increased by $214,546 or 10.4% from $2,056,754 in fiscal year 2021, to $2,271,300 in the same period of 2022. The increase was primarily attributable to: (i) weighted average unit cost for this product category increased by 5.7%, while average selling price increased by 7.0%; and (ii) an increase of 1.0% in sales volume due to shortage of material supply as discussed above.

Gross profit from sales of our bioactive food ingredient products

Gross profit of our bioactive food ingredient products increased by $1,291,370 or 61.4%, from $2,104,911 in fiscal year 2021, to $3,396,281 in fiscal year 2022. This increase was primarily due to (i) a 27.3% increase in sales volume from 121,323 kilograms in fiscal year 2021 to 154,464 kilograms in the same period of 2022 due to strong customer demand and our sales effort to promote sales of milk thistle extracts with benefits to protect liver and lower blood sugar; and (ii) a 17.4% increase in average selling price of our bioactive ingredient products as a result of increased raw materials purchase price as affected by COVID-19 impact and market change, as well as change in product mix, more milk thistle extracts with higher gross margin were sold in fiscal year 2022, while weighted average unit cost increased by 12.1% compared to the same period of 2021.

Selling expenses

	For the Years Ended September 30,		Change
(in US dollars, except percentage)	2022	2021	Amount	%
Selling Expenses	$218,822	$138,530	$80,292	58.0%
as a percentage of revenues	0.7%	0.5%		0.2%

Selling expenses increased by $80,292, or 58.0%, from $138,530 in fiscal year 2021, to $218,822 in the same period of 2022, mainly attributable to increase of $37,708 in advertising expense as we attended more trade shows when COVID-19 outbreak and spread in China subdued, as well as $36,717 in salaries and social benefits as we recruited a selling director and two selling assistants to promote our product in fiscal year 2022.

General and administrative expenses

	For the Years Ended September 30,		Change
(in US dollars, except percentage)	2022	2021	Amount	%
General and Administrative Expenses	$2,239,967	$1,323,726	$916,241	69.2%
as a percentage of revenues	7.5%	5.2%		2.3%

General and administrative expenses increased by $916,241, or 69.2%, from $1,323,726 in fiscal year 2021, to $2,239,967 in the same period of 2022, mainly attributable to increase of $543,241 in professional service fees such as directors’ and officers’ liability insurance, investor relations management, legal consulting expense, etc. as we become a public company since we completed the IPO in July 2021. From June 2021 to June 2022, we granted stock options to independent directors and stock option expense increased by $125,973 in fiscal year 2022 compared to the same period of 2021.

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Research and development (“R&D”) expenses

	For the Years Ended September 30,		Change
(in US dollars, except percentage)	2022	2021	Amount	%
Research and Development Expenses	$424,558	$249,050	$175,508	70.5%
as a percentage of revenues	1.4%	1.0%		0.4%

Research and development expenses increased by $175,508, or approximately 70.5%, from $249,050 in fiscal year 2021, to $424,558 in the same period of 2022. The increase was mainly due to an increase of $140,504 in outsourcing R&D activities to external consulting firms.

Other income (expenses)

Other income (expenses) primarily includes interest income generated from our bank deposits, interest expenses incurred on our borrowings from various banks and financial institutions, government subsidy income, rental income, income from technology transfer, unrealized foreign currency exchange gain due to our export sales, and investment income of short-term investment.

	For the Years Ended September 30,		Change
(in US dollars, except percentage)	2022	2021	Amount	%
Interest expense, net	$(445,492)	(414,059)	(31,433)	7.6%
Foreign currency exchange gain (loss)	18,831	(45,124)	63,955	(141.7)%
Gain on disposal of fixed assets	725	-	725	-
Other income, net
-Government grants	1,306,627	449,972	856,655	190.4%
-Rental income	68,179	38,409	29,770	77.5%
-Investment income	$20,361	$565	$19,796	3503.7%

Interest expense, net, increased by $31,433, or approximately 7.6% in fiscal year 2022 as compared to 2021. The increase was mainly attributable to increased average loan balances we carried during fiscal year 2022 compared to the same period of 2021.

Government subsidy income primarily relate to local government’s cash award to HNTEs based on their financial performance to promote entrepreneurship and stimulate local economies. Such awards are granted on a case-by-case basis by various local governments. Our subsidiary, Xi’an App-chem was approved as a HNTE and received government subsidy in the form of an export sales refund and cash awards based on our annual financial performance. We recognize government subsidies as other operating income when they are received because they are not subject to any past or future conditions, there are no performance conditions or conditions of use, and they are not subject to future refunds. Government subsidies received in the form of a grant and recognized as other operating income totaled $1,306,627 and $449,972 during fiscal year 2022 and 2021, respectively.

Our subsidiary, Xi’an App-Chem, leased office space to a third-party and recorded rental income of $68,179 and $38,409 during fiscal year 2022 and 2021, respectively.

Investment income related to income generated by our short-term investments, amounted to $20,361 and $565 during fiscal year 2022 and 2021, respectively.

The overall changes in our other income (expenses) reflected the above major factors.

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Provision for Income Taxes

Our provision for income taxes was $1,267,025 during fiscal year 2022, an increase of $446,094, or 54.3% from $820,931 in the same period of 2021 due to our increased taxable income. Under the EIT Law, domestic enterprises and FIEs are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on a case-by-case basis. EIT grants preferential tax treatment to “HNTEs”. Under this preferential tax treatment, HNTEs are entitled to an income tax rate of 15%, subject to a requirement that they re-apply for their HNTE status every three years. The corporate income taxes for the years ended September 30, 2022 and 2021 were reported at a blended reduced rate as a result of Xi’an App-chem being approved as a HNTE and enjoying a 15% reduced income tax rate, but subsidiaries of Xi’an App-chem are subject to a 25% income tax rate. The impact of the tax holidays noted above decreased foreign taxes by $825,899 and $514,327 for the years ended September 30, 2022 and 2021, respectively. The benefit of the tax holidays on net income per share (basic and diluted) $0.10 and $0.08 for the years ended September 30, 2022 and 2021, respectively.

Liquidity and Capital Resources

As reflected in our consolidated financial statements, we are currently constructing a new manufacturing plant. As of September 30, 2023, we had future minimum capital expenditure commitments on our construction-in-progress (“CIP”) project of $5,000,000 within the next twelve months. Our Yumen project is estimated to be completed in December 2024. The amount of working capital requirement related to these projects will be $5.0 million. We also had unpaid tax liabilities of approximately $2.7 million, which are expected to be settled with local tax authorities within one year. As a result, there is a possibility that our revenue and cash flows may underperform in the next 12 months.

In assessing our liquidity, management monitors and analyzes our cash on-hand, our ability to generate sufficient revenue sources in the future, and our operating and capital expenditure commitments. In June 2021, we closed the initial public offering and received net proceeds of approximately $11.3 million. In January 2023, we closed a private offering of ordinary shares and received subscription proceeds of $2.2 million.

As of March 31, 2024, we had cash on hand of $717,879. The following table sets forth a summary of our cash flows for the periods indicated:

	For the Six Months Ended March 31,
	2024	2023
Net cash used in operating activities	$(1,884,173)	$(2,177,992)
Net cash used in investing activities	(693)	(18,101)
Net cash provided by financing activities	2,511,853	1,914,916
Effect of exchange rate change on cash	(21,858)	(17,412)
Net increase (decrease) in cash	605,128	(298,589)
Cash, beginning of period	112,751	840,861
Cash, end of period	$717,879	$542,272

Cash flows from operating activities

Net cash used in operating activities during the six months ended March 31, 2024 was $1,884,173, primarily attributable to net loss of $41,798 for the six months ended March 31, 2024, non-cash charges of depreciation and amortization of $686,038, stock based compensation of $1,009,836, an increase of $3,464,205 in accounts receivable due to increased sales orders in months in March 2024, and an increase in inventory of $498,736 due to an increase of the raw materials stockpile in order to prepare for an anticipated increase in production to fulfill sales orders from customers.

Net cash used in operating activities during the six months ended March 31, 2023 was $2,177,992, primarily attributable to net income of $2,102,656 for the six months ended March 31, 2023, our taxes payable increased by $386,510 primarily due to the increase in income and VAT in the six months ended March 2023, an increase of $2,198,450 in accounts receivable due to increased sales in the six months ended March 31, 2023, an increase in inventory of $124,601 due to increase of the raw materials stockpile in order to prepare for anticipated increase in production to fulfill increased sales orders from customers, and an increase of $3,335,205 in accrued expenses and other current liabilities.

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Cash flows from investing activities

Net cash used in investing activities during the six months ended March 31, 2024 was $693 which was attributable to purchase of property and equipment in the amount of $693.

Net cash used in investing activities during the six months ended March 31, 2023 was $18,101 which was primarily attributable to purchase of property and equipment in the amount of $15,131.

Cash flows from financing activities

Net cash provided by financing activities during the six months ended March 31, 2024 was $2,511,853 and primarily includes proceeds from short-term loans of $3,619,267, proceeds from long-term loans of $854,514, repayment of short-term loans of $1,534,052 and repayment of long-term loans of $508,629.

Net cash provided by financing activities during the six months ended March 31, 2023 was $1,914,916 and primarily includes net proceeds from issuance of Ordinary Shares in an initial public offering of $2,200,000, proceeds from short-term loans of $259,767, repayment of long-term loans of $437,412, repayment of short-term loans of $79,165 and principal payment from capital lease of $27,236.

During the six months ended March 31, 2024, we experienced a net increase in cash of $605,128 compared to a net decrease in cash of $298,589 in the six months ended March 31, 2023.

As of September 30, 2023, we had cash on hand of $112,751. We also had outstanding accounts receivable of approximately $4.6 million, of which approximately $3.5 million or 75.8% has been subsequently collected as of the date of this filing.

As of September 30, 2023, we had outstanding bank loans of approximately $3.8 million from several PRC banks (including short-term bank loans of $2.9 million, current portion of long-term bank loans of approximately $2.5 million and long-term loan of $0.4 million). Management expects that it would be able to renew all of its existing bank loans upon their maturity based on past experience and our good credit history. In addition to the current borrowings, from December 2022 to January 2023, we secured an aggregate of $1.7 million of short-term loans with PRC banks as working capital loan.

Based on the current operating plan, management believes that the above-mentioned measures, including cash on hand of $112,751, $2.2 million proceeds from our private offering of ordinary shares in January 2023 and the $2.4 million unused line of credit, collectively will provide sufficient liquidity for us to settle the tax liabilities with local government, to meet our future liquidity and capital expenditure requirement on the CIP project for at least 12 months from the date our consolidated financial statements for the year ended September 30, 2023 are issued.

The following table sets forth summary of our cash flows for the periods indicated:

	For the Years Ended September 30,
	2023	2022	2021
Net cash (used in) provided by operating activities	(651,912)	$(187,121)	$4,053,124
Net cash used in investing activities	(1,185,665)	(3,055,651)	(7,443,745)
Net cash provided by financing activities	1,155,247	2,261,516	5,352,682
Effect of exchange rate change on cash	(45,780)	(81,750)	(111,301
Net (decrease) increase in cash	(728,110)	(1,063,006)	1,850,761)
Cash, beginning of year	840,861	1,903,867	53,106
Cash, end of year	112,751	$840,861	$1,903,867

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Cash flows from operating activities

Net cash used in operating activities during the year ended September 30, 2023 was $651,912, primarily attributable to net income of $4,552,682 for the year ended September 30, 2023, our taxes payable increased by $1,561,946 primarily due to increased sales in the year ended September 30, 2023, an decrease of $2,081,376 account receivable due to increased account receivable settlement during the year ended September 30, 2023, and increase in advance to suppliers of $11,510,450 due to the advance payment to our suppliers and contractors.

Net cash used in operating activities during the year ended September 30, 2022 was $187,121, primarily attributable to net income of $6,242,424 for the year ended September 30, 2022, our taxes payable decreased by $3,632,922 primarily due to income and VAT tax paid in fiscal year 2022, an increase of $1,300,942 account receivable due to increased sales in the year ended September 30, 2022, and decrease in deferred revenue of $875,295 due to changes in customer payment pattern related with COVID-19.

Net cash provided by operating activities during the year ended September 30, 2021 was $4,053,124, primarily attributable to net income of $4,609,453 for the year ended September 30, 2021, offset by an increase of $399,262 in advance payment to suppliers for raw material purchase, an increase in inventory of $209,011 to increase the raw materials stockpile in order to prepare for anticipated increase in production to fulfill increased sales orders from customers, a decrease of $969,414 in accounts payable for raw material purchase as we made payment to suppliers during the year ended September 30, 2021 and accordingly we reduced the credit purchase from suppliers. In addition, our taxes payable increased by $410,716 primarily due to increased taxable income. As of September 30, 2021, we had accrued tax liabilities of approximately $5.1 million, mostly related to the unpaid value added tax and income tax in China. We initially expected to settle the unpaid income tax liabilities in May 2021 when the 2020 annual income tax return is to be filed with local tax authority, and settle the unpaid VAT tax liabilities before September 30, 2021. In May 2021, we negotiated with local tax authorities and submitted a settlement extension application in accordance with the notices issued by local government to encourage enterprises to conduct public offerings. For the unpaid income tax and VAT tax liabilities, the Company obtained an approval from local tax authority to extend the tax liability settlement date from May 2021 to December 31, 2021. In December 2021, due to recent COVID-19 resurgence which caused strict city lockdown in Xi’an where the Company is headquartered, the Company re-negotiated with local tax authorities and submitted a settlement extension application in accordance with the notices issued by the State Administration of Taxation to encourage micro, small and medium-sized enterprises in manufacturing industry. For the unpaid income tax and VAT tax liabilities, we obtained an approval from local tax authority to further extend the tax liability settlement date from December 31, 2021 to June 30, 2022 without interest and penalty during this extended time period.

Cash flows from investing activities

Net cash used in investing activities during the year ended September 30, 2023 was $1,185,665 which was primarily attributable to the purchase of intangible assets during the year ended September 30, 2023 of $669,190 as well as the capital expenditure on CIP of $460,125.

Net cash used in investing activities during the year ended September 30, 2022 was $3,055,651 which was primarily attributable to (i) capital expenditure on construction-in-progress in the amount of $4,708,138. As of September 30, 2022, we had two CIP projects associated with construction of new manufacturing facilities in Tongchuan and Yumen City, respectively (see Note 8). Our future minimum capital expenditures on these two CIP projects are estimated to be $728,470, among which $196,809 is required for the next 12 months; (2) purchase of short-term investments in the amount of $5,097,816 because we purchased wealth management financial products from PRC banks to earn investment income and (iii) partially offset by proceeds upon redemption of short-term investments in the amount of $6,776,385.

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Net cash used in investing activities for the year ended September 30, 2021 was $7,443,745 which was primarily attributable to (i) capital expenditure on construction-in-progress in the amount of $4,432,941. As of September 30, 2021, we had two CIP projects associated with construction of new manufacturing facilities in Tongchuan and Yumen City, respectively (see Note 8), these CIP projects are expected to be completed in late 2022. Our future minimum capital expenditures on these two CIP projects are estimated to be approximately $5.1 million, among which approximately $2.3 million is required for the next 12 months; (2) purchase of short-term investments in the amount of $2,159,920 because we purchased wealth management financial products from PRC banks to earn investment income and (iii) payment of acquisition deposit of $1,000,000. On July 6, 2021, we entered into a consulting agreement with a New York based consulting firm, pursuant to which, the consulting firm will help the Company to (i) identify appropriate business partner candidates in New York or California in order to jointly establish a research and development center in the United States for future new product development; (ii) find opportunities to establish business relationship with U.S based companies with OEM demand and utilize the Company’s manufacturing strength and capability to manufacture healthcare ingredient products for U.S companies under the OEM arrangement and (iii) help the Company to purchase or lease appropriate commercial facilities in the U.S., etc. The consulting firm will be compensated with $30,000 in exchange for performing these designated consulting services. Given the fact that the Company lacks credit track in the U.S, the Company is required to make a deposit of $1.5 million to the consulting firm. Due to recent COVID-19 resurgence in Xi’an City and government mandatory quarantine and city lockdown, on January 20, 2022, we and the consulting firm signed a supplemental agreement to lower down the required deposit from original $1.5 million to $1 million. As a result, we do not have further obligation to make additional deposit to the consulting firm. As of September 30, 2021, we have made deposit of $1 million to the consulting firm and recorded it as acquisition deposit on the balance sheets. Such deposit is fully refundable if the acquisition target or commercial facilities introduced by the consulting firm does not meet our expectation.

Cash flows from financing activities

Net cash provided by financing activities for the year ended September 30, 2023 was $1,155,247, primarily include net proceeds from issuance of our ordinary shares of $2,027,544, proceeds from short-term loans of $2,879,809, proceeds from long-term loans of $1,132,803, offset by repayment of long-term loans of $2,143,046, and repayment of short-term loans of $2,728,836.

Net cash provided by financing activities for the year ended September 30, 2022 was $2,261,516, primarily include proceeds from short-term loans of $2,631,890, proceeds from long-term loans of $578,343, offset by repayment of long-term loans of $637,147, and principal payment of capital lease of $173,961.

Net cash provided by financing activities for the year ended September 30, 2021 was $5,352,682, primarily include net proceeds from issuance of Ordinary Shares in initial public offerings of $11,271,480, proceeds from short-term loans of $1,257,225, proceeds from long-term loans of $1,245,871, offset by repayment of short-term loans of $2,563,433, repayment of long-term loans of $2,522,101, repayment of borrowings from related parties in the amount of $2,262,378, and repayment of borrowings from third party loans in the amount of $721,484.

During the year ended September 30, 2023, we experienced a net decrease in cash of $728,110 as compared to 2022.

Legal proceedings

We are currently not a party to any material legal or administrative proceedings. We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, may result in substantial cost and diversion of our resources, including our management’s time and attention.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements. These financial statements are prepared in accordance with U.S. GAAP, which requires us to make estimates and assumptions that affect the reported amounts of our assets and liabilities and revenues and expenses, to disclose contingent assets and liabilities on the date of the consolidated financial statements, and to disclose the reported amounts of revenues and expenses incurred during the financial reporting period. The most significant estimates and assumptions include the valuation of accounts receivable and inventories, useful lives of property, plant and equipment and intangible assets, the recoverability of long-lived assets, provision necessary for contingent liabilities, and revenue recognition. We continue to evaluate these estimates and assumptions that we believe to be reasonable under the circumstances. We rely on these evaluations as the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We believe critical accounting policies as disclosed in this report reflect the more significant judgments and estimates used in preparation of our consolidated financial statements.

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Risks and Uncertainties

Our main operation is located in the PRC. Accordingly, our business, financial condition, and results of operations may be influenced by political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. Our results may be adversely affected by changes in the political, regulatory and social conditions in the PRC. Although we have not experienced losses from these situations and believes that we are in compliance with existing laws and regulations including our organization and structure, this may not be indicative of future results.

Our business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents. Our operations may be further affected by the ongoing outbreak of COVID-19 pandemic. Although the Company resumed its operations since March 2, 2020 and the COVID-19 impact on the Company’s operating results and financial performance for the years ended September 30, 2022 and 2021 seems to be temporary, a resurgence could negatively affect the execution of customer contracts, the collection of customer payments, or disruption of our supply chain. The continued uncertainties associated with COVID-19 may cause our revenue and cash flows to underperform in the next 12 months. The extent of the future impact of COVID-19 is still highly uncertain and cannot be predicted as of the financial statement reporting date.

The development and commercialization of natural and healthy extracts and compounds products is highly competitive, and the industry currently is characterized by rapidly changing technologies, significant competition and a strong emphasis on intellectual property. We may face competition with respect to our current and future pharmaceutical product candidates from major pharmaceutical companies in China.

The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our consolidated financial statements:

Uses of estimates

In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”), management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the allowance for estimated uncollectible receivables, realizability of advance to suppliers, inventory valuations, useful lives of property, plant and equipment, intangible assets, the recoverability of long-lived assets, provision necessary for contingent liabilities, revenue recognition and realization of deferred tax assets. Actual results could differ from those estimates.

Accounts receivable, net

Accounts receivable are presented net of allowance for doubtful accounts. We determine the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trend. We establish a provision for doubtful receivables when there is objective evidence that we may not be able to collect amounts due. The allowance is based on management’s best estimate of specific losses on individual exposures, as well as a provision on historical trends of collections. Actual amounts received may differ from management’s estimate of credit worthiness and the economic environment. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the collection is not probable, Nil, Nil and $99,528 uncollectable account receivable was written-off during the years ended September 30, 2023, 2022 and 2021, respectively. Allowance for uncollectable balances amounted to $13,004 and $13,337 as of September 30, 2022 and 2021, respectively.

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Inventories, net

Inventories are stated at net realizable value using weighted average method. Costs include the cost of raw materials, freight, direct labor and related production overhead. Any excess of the cost over the net realizable value of each item of inventories is recognized as a provision for diminution in the value of inventories. Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products. We evaluate inventories on a quarterly basis for its net realizable value adjustments, and reduces the carrying value of those inventories that are obsolete or in excess of the forecasted usage to their estimated net realizable value based on various factors including aging, expiration dates, as applicable, taking into consideration historical and expected future product sales. We recorded inventory reserve of $1,079 and $6,869 as of September 30, 2023 and 2022, respectively.

Revenue recognition

On October 1, 2017, we adopted Accounting Standards Codification (“ASC”) 606 using the modified retrospective approach.

To determine revenue recognition for contracts with customers, we perform the following five steps : (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) we satisfy the performance obligations.

In accordance to ASC 606, we recognize revenue when it transfers its goods and services to customers in an amount that reflects the consideration to which we expect to be entitled in such exchange. We account for the revenue generated from sales of its products to its customers, in which we are acting as a principal in these transactions, is subject to inventory risk, has latitude in establishing prices, and is responsible for fulfilling the promise to provide customers the specified goods. All of our contracts have single performance obligation as the promise is to transfer the individual goods to customers, and there are no other separately identifiable promises in the contracts. Our revenue streams are recognized at a point in time when title and risk of loss passes and the customer accepts the goods, which generally occurs at delivery. Our products are sold with no right of return and we do not provide other credits or sales incentive to customers. Our sales are net of value added tax (“VAT”) and business tax and surcharges collected on behalf of tax authorities in respect of product sales.

Contract Assets and Liabilities

Payment terms are established on our pre-established credit requirements based upon an evaluation of customers’ credit. Contract assets are recognized for in related accounts receivable. Contract liabilities are recognized for contracts where payment has been received in advance of delivery. The contract liability balance can vary significantly depending on the timing when an order is placed and when shipment or delivery occurs. As of September 30, 2022 and 2021, other than accounts receivable and advances from customers, we had no other material contract assets, contract liabilities or deferred contract costs recorded on its consolidated balance sheet. Costs of fulfilling customers’ purchase orders, such as shipping, handling and delivery, which occur prior to the transfer of control, are recognized in selling, general and administrative expense when incurred.

Disaggregation of Revenues

We disaggregate our revenue from contracts by product types, as we believe it best depicts how the nature, amount, timing and uncertainty of the revenue and cash flows are affected by economic factors. The summary of our total revenues by product categories for the years ended September 30, 2023, 2022 and 2021 was as follows:

Revenue by region

The summary of our total revenues by region for the years ended March 31, 2024 and 2023 was as follows:

	For Six Months ended March 31,
	2024	2023
PRC	$10,118,562	$13,918,608
Overseas	64,857	231,359
Total revenue	$10,183,553	$14,149,967

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The summary of our total revenues by region for the years ended September 30, 2023, 2022 and 2021 was as follows:

	For Years ended September 30,
	2023	2022	2021
PRC	$28,971,115	$28,756,333	$23,704,259
Overseas	551,238	1,152,228	1,790,305
Total revenue	$29,522,353	$29,908,561	$25,494,564

Revenue by product categories

The summary of our total revenues by product categories for the years ended September 30, 2023, 2022 and 2021 was as follows:

	For Years ended September 30,
	2023	2022	2021
Fragrance compounds	$14,315,810	$13,710,556	$12,744,029
Health supplements (solid drinks)	8,704,468	7,145,708	6,655,982
Bioactive food ingredients	6,502,075	9,052,297	6,094,553
Total revenue	$29,522,353	$29,908,561	$25,494,564

Income Tax

We account for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. As of September 30, 2022, we had income tax payable of $576,098, primarily related to the unpaid income tax in China.

Our operating subsidiaries in China are subject to the income tax laws of the PRC. No significant income was generated outside the PRC for the years ended September 30, 2023, 2022 and 2021. As of September 30, 2023 and 2023, all of the tax returns of our PRC subsidiary remain open for statutory examination by PRC tax authorities.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. ASU 2016-13 was subsequently amended by ASU 2018-19, ASU 2019-04, ASU 2019-05, ASU 2019-10 and ASU 2020-02. For public entities, ASU 2016-13 and its amendments are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. For all other entities, this guidance and its amendments will be effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company is currently evaluating the effects of the guidance on the Company’s consolidated financial statements and related disclosures.

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In October 2020, the FASB issued ASU 2020-10, “Codification Improvements to Subtopic 205-10, presentation of financial statements”. The amendments in this Update improve the codification by ensuring that all guidance that requires or provides an option for an entity to provide information in the notes to financial statements is codified in the disclosure section of the codification. That reduce the likelihood that the disclosure requirement would be missed. ASU 2020-10 is effective for the Company for annual and interim reporting periods beginning January 1, 2022. Early application of the amendments is permitted for any annual or interim period for which financial statements are available to be issued. The amendments in this Update should be applied retrospectively. An entity should apply the amendments at the beginning of the period that includes the adoption date. The Company is currently evaluating the impact of this new standard on Company’s consolidated financial statements and related disclosures.

Business

Overview

Xi’an App-Chem’s business focuses on the manufacturing of personal care ingredients, such as plant extracted fragrance compounds to perfume and fragrance manufacturers, natural health supplements such as powder drinks and bioactive food ingredient products mostly used as food additives and nutritional supplements by its customers. Xi’an App-Chem is devoted to providing high quality and competitive prices and a stable supply of products and services for the functional food, personal care, natural medicine and other industries. It provides these products and services for third party customers, as well as for its own proprietary brands. With “nourish life with natural essence” as the business concept, and “becoming an innovator (leader) of natural functional ingredients and an integrated supplier of great health industry” as the goal, after more than 18 years of efforts, Xi’an App-Chem has formed four technology platforms respectively for natural product large-scale separation, natural product safety improvement, natural product activity enhancement, and natural product function compounding. Its products have not been approved as effective in treating or preventing any health conditions and/or diseases by a regulatory agency in the PRC.

We were co-founded by a team of top-level executives from China’s domestic natural products industry, together with experts returned from overseas. For the past 10 years, we have focused on the core needs of the natural products industry, emphasizing technological innovation and supply chain integration. We are devoted to providing a stable supply of high-quality products and services at competitive prices for the functional food, personal care, cosmetic and pharmaceutical industries. “Nourish life with natural essence” is our business concept, and “Becoming an innovative leader of natural functional ingredients and an integrated supplier for the health industry” is our goal. We have formed four technology platforms as follows:

1.	Commercial scale natural ingredient extraction and separation platform built with technologies such as continuous dynamic extraction and molecular distillation and membrane separation (“Technical Platform 1”);

2.	Natural extraction safety improvement and assurance platform designed with technology to remove heavy metal, pesticide, and other harmful residues (“Technical Platform 2”);

3.	Platform of bioactive ingredient of natural extract enhancement built with technology seeking to increase human absorption rate of naturally extracted ingredients by increasing their water solubility and utilizing drug delivery system (“Technical Platform 3”); and

4.	Natural extract formulation technology platform based on steady state technology with focus on formulation of natural anti-oxidant and functional oligosaccharide to achieve stable output, high purity and absorption rate (“Technical Platform 4”).

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The four technical platforms are utilized throughout the production process of our products with applications illustrated as follows:

Technical Platform 1. Commercial scale natural ingredient extraction and separation platform:

●	Clary Sage concrete is produced by continuous countercurrent extraction, from clary sage;
●	Sclareol is produced by molecular distillation separation from clary Sage concrete;
●	Stachyose is produced by biological enzymatic hydrolysis-membrane method efficient and continuous separation from stachys affinis; and
●	Apple polyphenol is produced with high-efficiency membrane separation from apples.

Technical Platform 2. Natural extraction safety improvement and assurance platform:

●	Solvent residues are removed in the process of producing ambroxide and Sclareolides with purity in order to maintain aroma when used in fragrance products;
●	Carbendazim and other pesticide residues are removed in the process of producing apple polyphenols to parts per billion (“PPB”) level in accordance to applicable food safety regulations; and
●	Heavy metals and other metal ions are removed in producing stachyose and the ash content is as low as 0.01%, for product safety purpose, while improving product quality and flavor.

Technical Platform 3. Bioactive ingredient of natural extract enhancement

●	Mainly used in dietary supplement products currently in early commercial development stage with applications of technology such as water solubility enhancement and drug delivery system to seek higher absorption rate by human and to yield with more active ingredients.

Technical Platform 4. Natural extract formulation technology platform

●	Mainly used in dietary supplement products currently in early commercial development stage with applications of technology such as molecule steady state technology and anti-oxidants to seek consistent product quality and extended shelf life.

With the combination and application of the above technology platforms, we seek to produce products with high quality assurance.

In addition, based on our technology for rehabilitation of the human microbiome, cell death regulation, and anti-aging product development, we are able to provide products and services advantageous in terms of cost, safety, performance, function and other aspects for customers in the food, personal care, cosmetics and pharmaceutical industries.

The services provided to our customers include customized product development and formulation and after-sale and technical support. These services are value-added provided to our customers to enhance customer loyalty and our competitiveness in the marketplace.

Product Categories

Fragrance compounds:

●	Clary sage extract products (Sclareol, Sclareolide, Ambroxide, Clary Sage Oil, Clary Sage Concrete);

●	Lavender essential oil;

While some perfumers may still use the expensive and hard-to-find substance ambergris, which is produced in the intestines of sperm whales, the industry now increasingly uses a substance known as “ambroxide,” synthesized from the compound “sclareol” found in clary sage plant. Ambroxide is used both as a fragrance and as a “fixative” for making scents linger longer in products. Made by our proprietary microbial fermentation process and molecular distillation technology, our ambroxide products are produced with higher purity and yield than industry average. Based on product testing reports, we have determined that our ambroxide products are produced with 99.5% purity and above, while the industry average is approximately 99.0%. The yield of our ambroxide production is approximately 63%. Our management believes the industry average yield for ambroxide production to be approximately 40% to 43%.

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Health supplements (natural, functional active ingredients for powder drinks):

Based on our accumulations in natural functional components separation, biological activity research, product application development, natural product supply chain and other areas, we are able to provide a host of solutions for functional food (health products, nutrients, etc.), functional personal care products (whitening, moisturizing, anti-acne, etc.), natural medicine and other needs, including formulation development, ingredients supply, and product OEM. In addition, we have launched new over-the-counter products, including Bon Natural Micro-eco Hair Repair Shampoo; Tianmei Jinghao Nutrition Powder. We are also in the development stage of more innovative products using natural, functional ingredients intended for the precise regulation and control of the humane micro-biome. Examples include our DuiJiuDangGe (JiuGe) and Gout Ease (Feng Qing Ping). Our products have not been approved as effective in treating or preventing any health conditions and/or diseases by a regulatory agency in the PRC.

Bioactive food ingredients:

●	Stachyose (P60, P70, P80)

●	Milk thistle extracts (various solvent Silymarin, Silybin, Water-soluble silymarin and silybin);

●	Apple extracts (Apple polyphenol, Apple dietary fiber, Phloridzin, Phloretin)

●	Pomegranate extract products (Ellagic acid, Punicalagin,Urolithin)

Aside from macronutrients such as carbohydrates, proteins, and fatty acids, the term “bioactive food ingredients” refers to natural compounds, mainly from plant foods, with specific physiological functions. These include flavonoids, phenolic acids, organic sulfides, terpenoids and carotenoids, coenzyme Q, γ-aminobutyric acid, melatonin, and L-carnitine and other biologically active ingredients derived from animal food. These ingredients are believed to participate in the regulation of physiology and pathophysiology, such that food containing these ingredients is believed to have specific functions in addition to basic nutrition.

Our biologically active food ingredients and their main uses are as follows:

1. Apple polyphenol: widely used in high-end personal care products such as weight loss, blood lipid reduction, anti-aging beauty, whitening, anti-wrinkle and other high-end personal care products.

2. Stachyose: Stachyose is a prebiotic, which can promote the proliferation of human intestinal probiotics. It is widely used in dairy products, health drinks, personal care, health care products, ice cream, Chinese medicine, and other industries.

3. Milk thistle extract: A flavonoid derived from the plant milk thistle. It is known to have (but has not been scientifically proven to have) liver protection, anti-inflammatory, anti-tumor and blood pressure effects. It is used to seek to improve liver diseases caused by alcohol and environmental toxins.

4. Pomegranate extract: A plant-extracted polyphenol with potential effects of anti-oxidation, anti-aging, blood pressure lowering and whitening effects, and can be used in food, medicine and cosmetics.

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APPLE POLYPHENOLS
STACHYOSE
SCLAREOLIDE
STACHYOSE
AMBROXIDE
APPLE POLYPHENOLS
ER THE
L BEAUTY OF LIFE!
SCLAREOL
AMBROXIDE
水苏糖菊粉

Our Manufacturing Process

The following chart illustrates our main manufacturing process from raw material purchase to finish products:

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Our health supplements (powder drinks) are made with naturally extracted active ingredients. For example, stachyose is a single prebiotic, which seeks to accelerate proliferation of bacillus bifidus. Used together with other prebiotic bacteria, it helps greatly in adjusting intestinal bacteria groups, relieving constipation and keeping intestines youthful and perpetually healthy. Our quality control is throughout the entire production and starts souring from the farms with superior quality. The first step is anti-degradation extraction with a special protective agent followed by continuous resin chromatographic separation and purification to produce high purity stachyose.

Our fragrance compound products are plant-based natural extracts widely used as fixatives in fragrance, detergent, health supplements and tobacco flavoring. There are three different products being produced along our proprietary manufacturing process, Sclareol, Sclareolide and Ambroxide. Our manufacturing process of clary sage products can be summarized as: i) continuous countercurrent extraction to ensure faster, more efficient and higher yield than traditional extraction methods; ii) molecular distillation to improve evaporation velocity, and liquid film distribution as well as to reduce heating time and degradation of thermo-sensitive materials; iii) biological transformation with water as media, thus no chemical or heavy metal residues; followed by catalytic reduction; and iv) supramolecular crystal reconstruction to produce our fine ambroxide for use in fragrance or detergent fixatives.

An example of our bioactive food ingredients is apple polyphenols, which are major antioxidants extracted from apples and may contribute to color, flavor, odor and oxidative stability. Therefore, apple polyphenols are widely used in various applications, including health supplements, cosmetics, and food preservation. Our proprietary manufacturing process of apple polyphenols principally involves the following steps: continuous anti-oxidant extraction, and continuous resin chromatographic separation and purification.

Intellectual Property

Patents

As a result of our collection of academic and technological expertise, as of September 30, 2024, we had 12 approved patents and 1 applying patent in China, as set forth in the following table:

No	Patent Name	Patent No./ Application No.	Authorization Date/ Application Date	Status	Period	Holder	Type
1	Method for separating sclareol	ZL 2008 1 0231943.X	July 20, 2011	Authorized	20 years	Xi’an App-Chem	Invention

2	Preparation method of applephenon	ZL 2010 1 0179259.9	October 5, 2011	Authorized	20 years	Xi’an App-Chem	Invention

3	Method for preparing osthole	ZL 2010 1 0531931.6	February 8, 2012	Authorized	20 years	Xi’an App-Chem	Invention

4	Process for separating imperatorin from osthole extract waste liquid	ZL 2010 1 0531934.X	April 11, 2012	Authorized	20 years	Xi’an App-Chem	Invention

5	Method for preparing punicalagin and ellagic acid from pomegranate rind	ZL 2010 1 0531940.5	May 23, 2012	Authorized	20 years	Xi’an App-Chem	Invention

6	Molecular distillation and purification method for conjugated linolenic acid	ZL 2010 1 0531945.8	August 15, 2012	Authorized	20 years	Xi’an App-Chem	Invention

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7	Flatstem milkvetch seed solid beverage and preparation method thereof	ZL 2010 1 0531836.6	December 5, 2012	Authorized	20 years	Xi’an App-Chem	Invention

8	Method for extraction separation of rutin of tartary buckwheat	ZL 2013 1 0645312.3	March 2, 2016	Authorized	20 years	Xi’an App-Chem	Invention

9	Method for synthesizing luteolin	ZL 2010 1 0531920.8	August 22, 2012	Authorized	20 years	Xi’an YH	Invention

10	Method for preparing baicalin	ZL 2010 1 0531839.X	September 26, 2012	Authorized	20 years	Xi’an YH	Invention

11	Synthetic method of biapenem drug intermediate 4-AA	ZL 2013 1 0632993.X	July 13, 2016	Authorized	20 years	Xi’an YH	Invention

12	Functional instant tea and preparation technology thereof	ZL 2015 1 0294685.X	January 15, 2019	Authorized	20 years	Xi’an DT	Invention

13	A refinement method of proanthocyanidin B2, and the application thereof	202210363869.7	April 8,2022	Pending	20 years	Xi’an App-ChemChem	Invention

Key Suppliers and Customers

We enjoy a broad network of raw materials suppliers and customers and distributors. Our relationships with our customers and suppliers are based on standardized terms for the supply of specific products with a specific ingredient purity, referred to as content %. Payment terms are a mixture of cash on delivery and a specifically-agreed maximum days payable outstanding (“DPO”).

Below is a tabular summary of our relationships with our most important suppliers:

Supplier Name	Product Name	Use	Terms
Molbase (Shanghai) Biotechnology Co., Ltd.	Clary sage extract	Raw materials for fragrance and perfume	Procure for the Company by Molbase as the trade platform with commission fee, cash on delivery
	Stachys affinis extracts	Raw materials for stachyose, one of health supplements	Procure for the Company by Molbase as the trade platform with commission fee, cash on delivery
	Ambroxide	Raw materials for fragrance and perfume	Procure for the Company by Molbase as the trade platform with commission fee, cash on delivery

Jiaozuo Xinzhiyuan Technology Co., Ltd.	Ambroxide	Raw materials for fragrance and perfume	Content: 95%, centralized supply in specific days payable outstanding (DPO)

Dali Zhengxin Species Co., Ltd.	Ambroxide	Raw materials for fragrance and perfume	Content: 95%, centralized supply in specific days payable outstanding (DPO)

The principal raw materials used for our production are various natural and plant-based extracts. For the six months ended March 31, 2024, one supplier accounted for approximately 57.9% of the total pruchase. For the six months ended March 31, 2023, three suppliers accounted for approximately 28.2%, 24.5%, and 23.5%. For the years ended September 30, 2023, three suppliers accounted for approximately 41.8%, 29.5%, and 11.19% of the total purchases, respectively. For the years ended September 30, 2022, four suppliers accounted for approximately 24.6%, 15.0%, 11.9% and 10.7% of the total purchases, respectively. For the years ended September 30, 2021, two suppliers accounted for approximately 30.1% and 13.4% of the total purchases, respectively. A change in suppliers, however, could cause a delay in manufacturing and a possible loss of sales, which would adversely affect our business, financial position and results of operations.

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Below is a tabular summary of our relationships with our most important customers:

Customer Name	Product Name	Application	Terms
Tianjin Mingrunbaili Trade Co., Ltd.	Clary sage extract	Fragrance and perfume	Special specification product, long-term cooperation in specific days payable outstanding (DPO)
	Stachyose	Bioactive food ingredients	Special specification product, long-term cooperation in specific days payable outstanding (DPO)

Shanghai Yunsheng International Trade Co., Ltd.	Apple polyphenol	Health supplement (powder drinks)	70% content, low pesticide residue, long-term cooperation in specific days payable outstanding (DPO)
	Milk thistle extracts	Bioactive food ingredients	30% content, low solvent residue, long-term cooperation in specific days payable outstanding (DPO)

OQEMA Ltd	Ambroxide	Fragrance and perfume	99% content, long-term cooperation in specific days payable outstanding (DPO)

Symrise Private Limited	Ambroxide	Fragrance and perfume	99% content, long-term cooperation in specific days payable outstanding (DPO)

We sell our products primarily through direct distributors in the PRC and, to some extent, to overseas customers in Europe. For the six months ended March 31, 2024, two customers accounted for 58.2% and 20.0% of the Company’s total revenue, respectively. For the six months ended March 31, 2023, three customers accounted for 43.3%, 32.9% and 14.2% of the Company’s total revenue, respectively. For the year ended September 30, 2023, three customers accounted for 42.7%, 24.7%, and 13.2% of the Company’s total revenue, respectively. For the year ended September 30, 2022, three customers accounted for 35.5%, 23.9%, and 15.4% of the Company’s total revenue, respectively. For the year ended September 30, 2021, two customers accounted for 35.5% and 26.1% of the Company’s total revenue, respectively.

Marketing and Competition

Market Focus — Raw Materials and Ingredients and Functional Health

Our product sales are carried out by two teams within our sales department – Raw Materials and Ingredients and Functional Health. Our Raw Material Ingredients Team sells natural active ingredients such as stachyose, apple polyphenol, Ambroxide, and others to customers in the functional food and personal care industries, accounting for around 70% of the company’s total sales. The Functional Health Team focuses on human micro-biome adjustment and control products, providing small and medium-sized customers in the Chinese domestic Big Health industry with one-stop solutions from product design, research and development, and procurement to OEM in digestive health, metabolic health, immune health and other fields. The Functional Health Team accounts for about 30% of the company’s overall business. Our marketing efforts are focused in two areas – the international market and the domestic Chinese market. The international market is dominated by raw materials and ingredients, while the domestic market is primarily focused on functional health.

Our raw materials and ingredients businesses are promoted through exhibitions, professional journals, academic conferences, and social platforms (social broadcasting), with academic promotion of professional knowledge and general scientific knowledge being the main methods. We are committed to promoting and maintaining our brand image in the natural ingredients industry. Our brands and slogans, such as App-Chem, App-Chem Stachyose for Healthy Digestion in China (“天美水苏糖，健康中国肠”), App-Chem Cares Life (“天然至美呵护生命至美”). are well recognized and widely praised in the industry. We have established a strong and widely known reputation in the international natural products industry, especially in the field of micro-biome health.

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Our functional health business focuses on adjustment and control of the micro-biome and focuses on immune health and digestion health as the target market. The Company promotes itself through exhibition, social platforms (stachyose social broadcasting), and Internet promotions (Ning Xiang Tang Nutrition Powder, and Tianmei Jinghao Nutrition Powder). Through continuous efforts, the Company has established a sound reputation in the Great Health industry and has become a preferred supplier for several leading clients both at home and abroad.

Leading Competitors

Our main competitors are suppliers of functional ingredients, nutrition food, and traditional Chinese medicine functional food in the Big Health industry. They are as follows:

QHT- a leading probiotics supplier in China

Quantum Hi-Tech (China) Biotechnology Co., Ltd., publicly listed in 2010, is a national hi-tech enterprise committed to micro-ecology health. As a leading enterprise in the micro-ecological health industry, Quantum Bio has brands like Oligo, and Sheng He Tang, and operates the largest production site of oligosaccharide in China. QHT focuses on the field of probiotics with products like oligosaccharide and galactooligosaccharide, which can regulate intestinal microecological balance in dual manner by stimulating beneficial bacteria and inhibiting harmful bacteria. These products have been identified by the Public Nutrition and Development Center of the Macro Economy Institution of the National Development and Reform Commission as advocacy products of nutrition and health, and emerging products with wide-ranging and promising applications. In 2013, Forbes China included QHT in its Top 200 Listed Small- and Medium-sized Asian Enterprises. QHT and its logo are a well-known trademark in China. As of March 2020, QHT’s total market value reached US $1 billion.

Chenguang Biotech (CCGB)- a leading natural ingredients supplier in China

Chenguang Biotech Group Co., Ltd., another publicly listed company, has twenty subsidiaries and is an export- and foreign-exchange-generation-oriented enterprise which integrates intensive processing of agricultural products and extract of natural plants. It mainly develops and produces natural colors, natural spice extracts and essential oils, natural nutrition and medicinal extracts, and protein oils. Among its products, the production and sales volume of natural colors is the highest in China, and that of capsanthin the highest in the world. Its chili extracts account for over 85% of total domestic output for that product. Its lutein, beet red and other varieties occupy a significant share of world production. As of March 2020, the total market value of Chenguang Biotech Group Co., Ltd. reached ¥ 4.7 billion.

Tong Ren Tang- a leading producer of traditional Chinese medicine and health products in China

Beijing Tong Ren Tang (Group) Co., Ltd., a wholly state-owned company, is authorized by the municipal government to operate state-owned assets. It was founded in 1669, with a history of 343 years. The group adheres to the development strategy of “taking modern traditional Chinese medicine as the core, developing life and health industry, and becoming an internationally renowned modern traditional Chinese medicine group”. It takes “growing, strengthening and expanding” as its policy, and takes innovation and technology as its mission. Its sales revenue, profits, export earnings and the number of overseas terminals rank first in the industry in China. Since 1997, Tong Ren Tang has maintained sustained and healthy development, with its economic indicators reaching double-digit growth for 15 consecutive years, doubling every five years. As of 2011, the group has a total asset of ¥14 billion, a sales revenue of ¥16.3 billion, a profit of ¥1.316 billion, and foreign exchange earnings of $33.92 million. It has set up 64 pharmacies and 1 overseas production and research base in 16 overseas countries and regions. Its products are sold to more than 40 overseas countries and regions.

At the same time, Tong Ren Tang’s dual function of being both an economic entity and a cultural carrier has become increasingly apparent. It has achieved fruitful results in brand maintenance and promotion, cultural innovation and inheritance. The “Tong Ren Tang traditional Chinese medicine culture” has been approved as one of the first items to be included in the List of National Intangible Cultural Heritage. It has signed a strategic cooperation framework agreement with the Confucius Institute Headquarters (Hanban) to jointly promote Tong Ren Tang traditional Chinese medicine culture and has further strengthened the overseas dissemination of Tong Ren Tang Culture by using the Confucius Institute platform. As of March 2020, Tong Ren Tang’s total market value reached ¥ 34.3 billion.

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BY-HEALTH- a leading supplier of nutrients by indirect selling in China

Founded in October 1995, BY-HEALTH introduced dietary supplements into China’s indirect selling market systematically in 2002. It has since grown rapidly into a leading brand and benchmark enterprise of dietary supplements in China. In August 2010, Yao Ming, the former international basketball superstar, signed contract to become its brand ambassador. On December 15, 2010, BY-HEALTH was listed on the Growth Enterprise Market (GEM) of Shenzhen Stock Exchange.

For more than a decade, BY-HEALTH has been adhering to differentiated global quality strategy in three steps, namely, from global raw materials procurement, to establishment of its global base for the sole purpose of supplying raw materials, and then to the establishment of a global self-owned organic farm. So far, BY-HEALTH has sources of raw materials from 23 countries and regions worldwide. It has set up 5 exclusive raw materials bases in Brazil, Australia and other places. Now, its own organic farms are under planning. BY-HEALTH will make unremitting efforts to select high-quality raw materials from all over the world, bringing together the essence of nutrition, and building a “United Nations” of nutrients that selects the best from the better. As of March 2020, the total market value of BY-HEALTH reached ¥ 27.2 billion.

Competitive Challenges and Advantages

Our competitors’ main advantages are as follows:

●	Stronger business scale and capital strength – Our main competitors are listed public companies, with relatively longer development histories, larger business scales and stronger financial strength.

●	Larger and more complete sales networks — Since our main competitors have larger business scales, their market sales networks are accordingly wider.

●	Brand recognition – Due to the advantages of being well-identified public companies, their high levels of marketing and promotion and, in some cases, inherited historical advantages, our main competitors have greater brand recognition.

Compared with our main competitors, our advantages are mainly reflected in the following two aspects:

●	More advanced technology and products – Our main competitors’ technologies are mainly traditional physical and chemical techniques such as extraction and separation. Relatively speaking, we employ more advanced bio-manufacturing technologies, which give us enormous disproportional advantage in production efficiency and cost (a cost advantage of 20% to 60% over our main competitors).

In the production of ambroxide for example, unlike our main competitors who use chemical synthesis with lengthy and complex process, typically involving 10 steps, such as oxidation, crystallization and extraction at multiple stages as well as saponification reaction, we use a bio- technique that utilizes a six-step process in a mild environment, including bio-synthesis, continuous separation, reduction, extraction, cyclization and crystallization to achieve what we believe is higher yield and efficiency than the industry average. As another example, most of our competitors produce stachyose with the traditional approach, resin separation, which is a lower yield method due to its intermittent process. Our continuous process is differentiated by our use of bio-enzyme and bio-membrane separation and purification, which we believe leads to higher yield and purity.

●	First-mover advantage – The primary market focus for our products is nutritional health and personal care adjusted and controlled by the human micro-biome. This relatively new and fast-growing product focus has been made possible by recent breakthroughs in human micro-biome technology. Unlike our main competitors, we are strongly focused on this rapidly expanding market. We believe this gives us an important first-mover advantage. We intend to use this growing market niche to achieve rapid development and growth without immediate and direct competitive pressure from larger firms. Our market network, financial strength, brand awareness, and other areas will gradually improve as the Company grows and develops. As we become as more powerful market player, we will become better positioned to compete with larger, more established companies.

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Development and Expansion Strategy

The key components of our development and expansion strategy over the next two-to-three years are as follows:

Raw Material and Ingredients

Using our current projects as a foothold, we intend to expand our plants to increase productivity and enlarge our markets to ensure sustainable growth. Over the next two to three years, our raw materials and ingredients business will be centered on the Great Health market and focus on the core needs of the functional food and personal care industries. We view our current business in this area as foundation from which we can expand our plants, increase our productivity, improve our technology and equipment, optimize our supply chain, and broaden our sales channels to ensure a steady and sustainable growth. Management is committed to achieving a compound annual growth rate in this business line of no less than 30%.

In our functional health business, we intend a rapid expansion focused on the development and introduction of innovative new products. Over the next two to three years, we will continue to place an intensive focus on human micro-biome health, and actively develop a series of functional food and personal care products featuring strong and fasting-acting effects on the respiratory and gastrointestinal areas of the human micro-biome. These products will be designed to take advantage of precise adjustment and regulation of the human micro-biome. The quality raw materials produced by our own natural ingredients business will provide us a significant cost advantage in these efforts.

Our Strengths

Innovation in Manufacturing Methods and Product Development

●	Xi’an App-Chem is a supplier of personal care ingredients, and we seek to be a leader in the bio-manufacturing of natural products and health solutions in immunity and digestion by leveraging our proprietary natural essence extraction technology to focus on human micro-biome as a therapeutic target. Together with our operating subsidiaries, we hold several patents issued by the PRC, relating primarily to composition and processing techniques for products and product ingredients.

●	We use bio-manufacturing technology to produce substances such as sclareol, sclareolide, ambroxide, extracted from Clary sage (Salvia sclarea L.), a very aromatic herbaceous plant, to replace ambergris (ambroxide is a substitute of ambergris which is originated from sperm whale), novel probiotics stachyose, and natural antioxidant apple polyphenol. Our ambroxide is made using our proprietary technology, which we believe can be done at a lower cost, than the processes used by some of our competitors. Our stachyose manufacturing process features a very high productivity rate (over 1,000-ton capacity), and, we believe, a higher product purity, and faster and more extensive proliferation of probiotics than the primary competing substance, chrysanthemum powder.

●	Xi’an App-Chem is listed as a key enterprise with ensured supplies in the COVID-19 prevention and control period by various Chinese government agencies during the COVID-19 pandemic due to its immunity boosting products such as stachyose. There is no proven efficacy of Stachyose in preventing, treating or controlling the spread of COVID-19. In its “COVID-19 Treatment Solution-version 7*”, issued on March 3, 2020, China’s National Health Commission recommended the use of supplements regulating the human gut microbiome as one of the potential treatments for COVID-19 patients in critical condition. Xi’an App-Chem, together with other companies in bio-medicine, traditional Chinese medicine, medical equipment, information service devices and system, and PPE manufacturing businesses, was qualified to be listed as a key enterprise in COVID-19 prevention and control for its stachyose products. Stachyose, the main product of Xi’An App-Chem is the major component of the microecological regulator proposed as part of China’s treatment plan for COVID-19. It has been deemed an “important raw and auxiliary material” for pandemic control related drugs and substances, thereby allowing Xi’an App-Chem to meet the qualifications for listing as a key enterprise for the potential prevention and control of the COVID-19 pandemic.

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The key enterprise selection for pandemic prevention and control is an institutional system established by a series of policies issued during February and March 2020 by the Chinese government in order to combat COVID-19. The main purpose of these policies is to ensure the stable supply of medical supplies, medicines, key raw materials, and essential living materials during this special period.

The following types of companies are qualified to be listed as key enterprises:

○	Manufacturers of important medical supplies such as medical masks and non-medical face masks, COVID-19 test kits, infrared thermometers, intelligent monitoring and detection systems, and related drugs and medical equipment that have been requested;
○	A key enterprise that produces important daily necessities;
○	Important raw and auxiliary material manufacturers, important equipment manufacturers and related supporting enterprises required for the production of the above-mentioned materials;
○	An important medical material purchase and storage enterprise;
○	Companies that provide relevant information and communication equipment and service systems to respond to the epidemic;
○	Enterprises that undertake the above-mentioned material transportation and sales tasks in response to the epidemic; and
○	Other enterprises with key guarantees in accordance with the requirements of the State Council’s joint prevention and control mechanism.

The advantages of this designation to Xi’an App-Chem include expedited governmental and regulatory approval processes to resume operations, and preferential bank loans with favorable terms.

Major supporting measures include:

1.	Priority approval of business reopening;
2.	Priority early reopening for the transportation of raw materials and products;
3.	Work and travel support for needed employees;
4.	Working capital support for the key enterprises;
5.	Preferential tax policy support to key enterprises; and
6.	The government’s commitment to the procurement of special protective and medical equipment.

(Items 4 and 5 are issued with official government documents; Items 1, 2, 3, and 6 are temporary support measures by local governments at all levels without documentation.)

●	Our process for manufacturing apple polyphenol (a source of anti-oxidants) allows us to achieve a high product anti-oxidant content of 70% to 90%, higher than some of our competitors’ products.

●	Xi’an App-Chem launched new over-the-counter products, including Bon Natural Micro-eco Hair Repair Shampoo and Tianmei Jinghao Nutrition Powder. In addition, the Company is in the development stage of more innovative products using natural, functional ingredients intended for the precise regulation and control of the humane micro-biome. Examples include our DuiJiuDangGe (JiuGe) and Gout Ease (Feng Qing Ping).

A Stable Supply Chain for Raw Materials for the Fragrance, Food and Beverage Industries

●	Xi’an App-Chem seeks to have a stable supply chain for raw materials, which is important in the natural ingredient field. The company’s management team, through its operating experience, is constantly improving their selection of various natural raw material sources, supply chain management, supplier selection, and risk and quality control.

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Advantages in Cost Control

●	The Company’s management team believes that its bio-manufacturing technology gives it an average cost advantage in producing its natural ingredients (i.e., products such as Ambroxide, stachyose, apple polyphenol and other types of natural-ingredient products).

Professional and Efficient Sales Team and Branding

●	There are twelve people in our sales team, among whom four have professional backgrounds in biology, chemistry, medicine, pharmacy, and related fields. Six of our sales professionals majored in English, international trade and related fields. Our sales professionals have an average of over five years of relevant work experience. Two of them have been stationed abroad to work on a long-term basis. With more than ten years of accumulated experience, we have forged a sales system worldwide (mainly in Europe, East Asia, and North America).

Our Challenges

We May Face Competition from Other Companies Currently In Other Categories of the Natural Ingredients and Health Solutions Industry.

●	Because of the and recent growth of our existing business, we may face new direct competition from some counterparts engaged in other categories of the natural products and ingredients business, such as Chenguang Biotech from China, which is engaged in natural colors, Layn, which engaged in natural sweeteners, and European companies like Koninklijke DSM N.V., Symrise AG, and Givaudan SA. These firms may seek to compete directly with Xi’an App-Chem in its existing businesses. The size, financial strength, technology foundation and development capabilities of the above-mentioned companies are strong, and potential competition from these firms will be a key competitive challenge in the near future.

Larger, more Developed Food and Ingredient Companies May Seek to Compete in Our Industry in the Near Future.

●	The rapid development of human micro-biome technology has resulted in rapid commercialization in the related products of immune health and digestive health, which has increasingly attracted the attention of some large-scale companies. For example, the French large-scale food company Danone Group recently announced that it continues to place the gut and its micro-biome at the core of its health strategy to deliver the company’s mission “bringing health through food to as many people as possible.” Such large companies might change the current landscape of the industry, either directly or through mergers and acquisitions. These companies may challenge us by seeking to secure key raw material sources for their products and to acquire stability, reliability and cost advantages for their supply chains. Because of the strong capital and brand strength of such companies, they might pose challenges to us in the future.

We May Face Additional Competition from New Entrants to the Health Industry

●	The Big Health industry has experienced sustained and rapid growth worldwide, based on the rapid development of information technology and life science technology in recent years. Prompted by the serious emergency caused by the global COVID-19, consumers and public administrators around the world have paid more attention to basic health issues than ever before, especially to immune health. At the core of immune health, and at the core of our business focus, is the precise adjustment and control of human micro-biome by natural probiotics. This area has drawn a wide external attention, which may cause firms outside the health industry to seek market entry. In the future, some of the new entrants may become our competitive challengers.

Our Current Sales and Distribution Network May Be Insufficient to Support Our Planned Growth.

●	We currently sell our products through our direct sales force and distribution channel. Although our sales and distribution network is sufficient for our existing needs, it may be insufficient to meet future product demand as we continue to grow our business. As we begin to expand our production capacity, an insufficient distribution network may hinder our ability to meet demand and to grow our revenues accordingly.

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We may face new regulations in the PRC in the future

●	Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We do not believe that we are directly subject to these regulatory actions or statements, as we do not have a variable interest entity structure and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. Because these statements and regulatory actions are new, however, it is highly uncertain how soon legislative or administrative regulation making bodies in China will respond to them, or what existing or new laws or regulations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and continue to be listed on an U.S. exchange.

Our Strategy for Meeting Potential Challenges

●	First, we intend to meet our possible competitive challenges by giving full play to our advantages (mainly technology, products, and supply chain) to attain greater advantage in terms of quality, cost, and supply stability. We intend to use these advantages to secure a larger market share and to boost our rapid development and expansion of our capabilities. Due to the high technical barriers to entry in our field, including the complexity of the raw materials involved and the inherent product quality challenges, we believe potential competitors seeking to enter our market will require three to five years to enter the market and launch truly competitive products. We believe this will allow us to press our advantages described above and stay ahead of new competition.

●	Second, we intend to accelerate our business growth and market expansion, taking full advantage of rapid industrial advancements empowered by information technology and life science technology. Our improved financial strength after a successful equity offering, combined with a sustained growth of market demand in the Big Health industry (driven in part by the COVID-19 pandemic), will enhance our ability to tackle various challenges.

●	Third, we will actively seek opportunities for collaboration and cooperation with large-scale enterprises that focus on human micro-biome-related businesses (such as Guangzhou Wanglaoji Pharmaceutical, JDB, Wahaha, Mengniu, Yili, Chr. Hansen, etc.), including cooperation in product sales, strategic business relationships, and, if possible, equity investment.

●	Fourth, we intend to invest some of our available cash generated from operations and capital raising to add additional teams to our direct sales force, to expand our geographic reach with new distribution channels into other provinces within China and overseas, and to establish more sales online.

We also face other challenges, risks and uncertainties that may materially and adversely affect our business, financial condition, results of operations and prospects. You should consider the risks discussed in “Risk Factors” and elsewhere in this prospectus before investing in our Shares.

REGULATIONS

This section sets forth a summary of the most significant rules and regulations that affect our business activities in China and the European Union or our shareholders’ rights to receive dividends and other distributions from us.

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Regulations Relating to Foreign Investment in China

Foreign investment law

On March 15, 2019, the National People’s Congress, or the NPC, promulgated the Foreign Investment Law of the PRC, or the Foreign Investment Law, which became effective on January 1, 2020, and replaced the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law, and the Wholly Foreign-invested Enterprise Law. The organization form, organization, and activities of foreign-invested enterprises shall be governed, among others, by the PRC Company Law and the PRC Partnership Enterprise Law. Foreign-invested enterprises established in accordance with the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law, and the Wholly Foreign-invested Enterprise Law before the implementation of the Foreign Investment Law may retain the original business organization and so on within five years after the implementation of the Foreign Investment Law. The Foreign Investment Law provides that that foreign investment refers to investment activities directly or indirectly conducted within China by foreign natural persons, enterprises or other entities (the “foreign investors”), which include the following forms: (a) a foreign investor, individually or collectively with other investors, establishes a foreign-invested enterprise within PRC; (b) a foreign investor acquires stock shares, equity shares, property portions, or other like rights and interests of an enterprise within PRC; (c) a foreign investor, individually or collectively with other investors, invests in a new project within the PRC; and (d) other forms of investments under laws, administrative regulations, or provisions prescribed by the State Council of the PRC.

On December 26, 2019, the State Council promulgated the Implementing Regulations of the Foreign Investment Law of the PRC, or the FIE Implementing Regulations, which became effective on January 1, 2020. The FIE Implementing Regulations strictly implements the legislative principles and purpose of the Foreign Investment Law, it emphasizes on promoting and protecting the foreign investment and refines the specific measures. On the same day, the Supreme People’s Court issued the Interpretation on the Application of the Foreign Investment Law of the PRC, which also came into effect on January 1, 2020 and provides for interpretations on the application of laws in cases of investment contracts disputes between equal parties. This interpretation shall apply to any contractual dispute arising from the acquisition of the relevant rights and interests by a foreign investor by way of gift, division of property, the merger of enterprises, division of enterprises, etc.

According to the FIE Implementing Regulations, the registration of foreign-invested enterprises shall be handled by the State Administration for Market Regulation, or the SAMR or its authorized local counterparts. Where a foreign investor invests in an industry or field subject to licensing in accordance with laws, the relevant competent government department responsible for granting such license shall review the license application of the foreign investor in accordance with the same conditions and procedures applicable to PRC domestic investors unless it is stipulated otherwise by the laws and administrative regulations, and the competent government department shall not impose discriminatory requirements on the foreign investor in terms of licensing conditions, application materials, reviewing steps and deadlines, etc. However, the relevant competent government departments shall not grant the license or permit enterprise registration if the foreign investor intends to invest in the industries or fields as specified in the Special Administrative Measures for Market Access of Foreign Investment (Negative List) (2021 Version), or the Negative List 2021, without satisfying the relevant requirements. If a foreign investor invests in a prohibited field or industry as specified in the Negative List 2021, the relevant competent government department shall order the foreign investor to stop the investment activities, dispose of the shares or assets or take other necessary measures within a specified time limit, and restore to the status prior to the occurrence of the aforesaid investment, and the illegal gains, if any, shall be confiscated. If the investment activities of a foreign investor violate the special administrative measures for access restrictions on foreign investments as stipulated in the negative list, the relevant competent government department shall order the investor to make corrections within the specified time limit and take necessary measures to meet the relevant requirements. If the foreign investor fails to make corrections within the specified time limit, the aforesaid provisions regarding the circumstance that a foreign investor invests in the prohibited field or industry shall apply.

According to the Foreign Investment Law and the FIE Implementing Regulations, Xi’an CMIT and Xi’an Youpincui have registered with the High-tech Branch of Xi’an Administration Industrial and Commercial Bureau. As the industries engaged by Xi’an CMIT and Xi’an Youpincui are not listed in the Negative List 2021, they do not need to obtain any license from other relevant competent government departments.

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Regulations Relating to Value-Added Telecommunications Services

Foreign investment in value-added telecommunications

Foreign direct investment in telecommunications companies in China is regulated by the Administrative Provisions on Foreign-Invested Telecommunications Enterprises, or the FITE Regulation, which was issued by the State Council on December 11, 2001, most recently amended on February 6, 2016. The FITE Regulation stipulates that a foreign-invested telecommunications enterprise in the PRC, or the FITE, must be established as a sino-foreign equity joint venture for operations in the PRC. Under the FITE Regulation and in accordance with WTO-related agreements, the foreign party investing in a FITE engaging in value-added telecommunications services may hold up to 50% of the ultimate equity interests of the FITE. In addition, the major foreign party as the shareholder of the FITE must satisfy a number of stringent performance and operational experience requirements, including demonstrating a good track record and experience in operating a value-added telecommunications business. The FITE that meets these requirements must obtain approvals from the Ministry of Industry and Information Technology, or the MIIT, and MOFCOM or their authorized local counterparts, which retain considerable discretion in granting approvals. Furthermore, the foreign party investing in the e-commerce business, as a type of value-added telecommunications services, has been allowed to hold up to 100% of the equity interests of the FITE based on the Circular of the Ministry of Industry and Information Technology on Removing the Restrictions on Shareholding Held by Foreign Investors in Online Data Processing and Transaction Processing (Operating E-commerce) Business issued on June 19, 2015, and the current effective Catalogue of Telecommunications Services, or the Telecom Catalog.

On July 13, 2006, the Ministry of Information Industry of the PRC, or the MII (which is the predecessor of the MIIT) promulgated the Notice of the Ministry of Information Industry on Strengthening the Administration of Foreign Investment in Value-added Telecommunications Business, or the MII Notice, which reiterates certain requirements of the FITE Regulation and strengthens the administration by the MII. Under the MII Notice, if a foreign investor intends to invest in PRC value-added telecommunications business, the foreign investor must establish a FITE and apply for the relevant license for value-added telecommunications services, or the VATS License. In addition, a domestic company that holds a license for the provision of value-added telecommunications services is prohibited from leasing, transferring or selling the license to foreign investors in any form, and from providing any assistance, including providing resources, sites or facilities, to foreign investors to conduct value-added telecommunications businesses illegally in China. Trademarks and domain names that are used in the provision of value-added telecommunications services must be owned by the license holder or its shareholders. The MII Notice also requires that each VATS License holder have appropriate facilities for its approved business operations and maintain such facilities in the business regions covered by its license. The VATS License holder shall perfect relevant measures for safeguarding the network and information, establish relevant administrative policies on information safety, set up the procedures for handling network emergencies and information safety and implement the liabilities system for information safety.

Telecommunications regulations

The Telecommunications Regulations of the PRC, or the Telecom Regulations, promulgated on September 25, 2000, and most recently amended on February 6, 2016, are the primary PRC laws governing telecommunications services, which set out the general framework for the provision of telecommunications services by domestic PRC companies. The Telecom Regulations require that telecommunications service providers shall obtain licenses prior to commencing operations. The Telecom Regulations distinguish basic telecommunications services and value-added telecommunications services. The Telecom Catalog, promulgated by MII on February 21, 2003, and amended by the MIIT on December 28, 2015, and June 6, 2019, and issued as an attachment to the Telecom Regulations, identifies internet information services and online data processing and transaction processing as value-added telecommunications services.

On July 3, 2017, the MIIT issued the revised Administrative Measures for the Licensing of Telecommunications Business, or the Telecom License Measures, which became effective on September 1, 2017, to supplement the Telecom Regulations. The Telecom License Measures require that an operator of value-added telecommunications services obtain a VATS License from the MIIT or its provincial-level counterparts. The term of a VATS License is five years and the license holder is subject to the annual inspection.

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Internet information services

On September 25, 2000, the State Council promulgated the Measures for the Administration of Internet Information Services, or the ICP Measures, as amended on January 8, 2011. Under the ICP Measures, the internet information service is categorized into commercial internet information services and non-commercial internet services. The operators of non-commercial internet information services must file-record with relevant governmental authorities. However, the operators of commercial internet information services in China must obtain an ICP License, from the relevant governmental authorities. And the provision of particular information services, such as news, publishing, education, healthcare, medicine, and medical device must also comply with relevant laws and regulations and obtain approval from competent governmental authorities.

Internet information service providers are required to monitor their websites. They may not post or disseminate any content that falls within prohibited categories provided by laws or administrative regulations and must stop providing any such content on their websites. The PRC government may order ICP License holders that violate the content restrictions to correct those violations and revoke their ICP Licenses under serious conditions.

The MIIT released the Circular on Regulating the Use of Domain Names in Internet Information Services on November 27, 2017, effective from January 1, 2018, which provides that the domain names used by the internet information service provider in providing internet information services shall be registered and owned by such internet information service provider, and if the internet information service provider is a legal entity, the domain name registration shall be the legal entity (or any of its shareholders), or its principal or senior manager.

Regulations Relating to Land Use Right and Construction

Pursuant to the PRC Land Administration Law promulgated in June 1986 with the latest amendment in August 2019 (effective as of January 2020) and the PRC Civil Code, any entity that needs land for construction must obtain land use right and must register with local counterparts of Ministry of Natural Resources. Land use right is established at the time of registration.

According to the Measures for the Administration of Grant and Transfer of Right to Use Urban State-owned Land promulgated by the Ministry of Construction in December 1992 with the latest amendment in 2011, and the PRC Law on Urban and Rural Planning promulgated by the Standing Committee of the National People’s Congress in October 2007 and became effective in January 2008 with the latest amendment in April 2019, the Measures for Administration of Construction Permits of Construction Projects promulgated by the Ministry of Housing and Urban-Rural Development of the PRC (or the MOHURD) in October 1999 with the latest amendment in March 2021, and the Administrative Measures on the Filings of Inspection Upon Completion of Construction of Buildings and Municipal Infrastructure promulgated by the MOHURD in October 2009, after obtaining land use right, the owner of land use right must obtain construction land planning permit, construction works planning permit from the relevant municipal planning authority, and a construction permit from relevant construction authority in order to commence construction. After a building is completed, an examination of completion by the relevant governmental authorities and experts must be organized.

Regulations on Production and Sale of Food Products

Before 2018, the China Food and Drug Administration, or the CFDA, had the regulatory authority to oversee, administer, and enforce all laws, regulations, and rules concerning the food industry business operations in China. After the institutional reforms, the CFDA has been abolished, and relevant regulatory authority has been taken over by the SAMR under the State Council.

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The food industry is subject to extensive regulations in China. The PRC laws and regulations governing the food industry primarily consist of the PRC Food Safety Law (2009), as last amended in 2021; the Implementation Regulation for the Food Safety Law of PRC (2009), as amended in 2019, or the Food Safety Regulation; the Administrative Measures for Food Production Licensing (2010), as last amended in 2020, or the Food Production Licensing Rule; and the Administrative Measures for Food Business Licensing (2015), as amended in 2017, or the Food Business Licensing Rule. Under the PRC Food Safety Law and the Food Safety Regulation, food product manufacturers and business operators shall obtain the required food production permits; food producers and business operators are subject to regular quality inspection and supervision by the local governmental agencies and their product permits may be revoked if they no longer meet the standards and requirements for food production and operation; food-producing enterprises shall establish and implement food safety management systems, such as ingredient inspection and acceptance, production process safety management, storage management, equipment management, and substandard product management systems; and packaging of pre-packed food shall bear a label which states manufacturing permit serial number; among other things. The State Council implements a licensing system for food product manufacture and distribution. According to the Food Production Licensing Rule, a food production license must be obtained prior to engaging in food production activities in the PRC. The Food Business Licensing Rule requires food business operators to obtain a food business license for each business entity engaging in food business operations. We have obtained the required Food Production Licenses and Food Business Licenses, as set forth in the table below:

No	License Type	License No.	License Date	Expiry Date	Holder
1	Food Production License	SC12361052300601	August 18, 2023	August 08, 2028	Xi’an App-Chem

2	Food Business License	YB17100000290801	November 28, 2022	N/A	Xi’an App-Chem

3	Food Production License	SC10661020100062	November 21, 2022	November 20, 2027	Tongchuan DT

In addition to PRC laws and regulations, we strictly follow applicable safety regulations in all markets to which we sell our products. Through our subsidiary, Xi’an App-Chem, we have obtained REACH certification for our ambroxide in the European Union, and Generally Recognized as Safe List (“GRAS”) certification from the FDA for our clary sage. We have obtained kosher and halal certifications for certain of our products as well.

“GRAS” is an acronym for the phrase Generally Recognized As Safe. Under sections 201(s) and 409 of the U.S. Federal Food, Drug, and Cosmetic Act (the “Act”), any substance that is intentionally added to food is a food additive, that is subject to premarket review and approval by FDA, unless the substance is generally recognized, among qualified experts, as having been adequately shown to be safe under the conditions of its intended use, or unless the use of the substance is otherwise excepted from the definition of a food additive. General recognition of safety under for a substance under U.S. law may be achieved under either of two methods:

●	Under sections 201(s) and 409 of the Act, and FDA’s implementing regulations in 21 CFR 170.3 and 21 CFR 170.30, the use of a food substance may be GRAS either through scientific procedures or, for a substance used in food before 1958, through experience based on common use in food Under 21 CFR 170.30(b), general recognition of safety through scientific procedures requires the same quantity and quality of scientific evidence as is required to obtain approval of the substance as a food additive. General recognition of safety through scientific procedures is based upon the application of generally available and accepted scientific data, information, or methods, which ordinarily are published, as well as the application of scientific principles, and may be corroborated by the application of unpublished scientific data, information, or methods.

●	Under 21 CFR 170.30(c) and 170.3(f), general recognition of safety through experience based on common use in foods requires a substantial history of consumption for food use by a significant number of consumers.

Under 21 CFR 182.20, clary sage has been generally recognized as safe for its intended use.

REACH stands for “Registration, Evaluation, Authorization and Restriction of Chemicals”. REACH is the EU’s regulation on preventive management of all chemicals entering its market. The regulation was issued on June 1, 2007, and implemented on June 1, 2008. According to the EU REACH regulations, companies need to submit a registration to the European Chemicals Agency (ECHA) for chemical substances (substances, substances in mixtures or substances intentionally released in articles) whose annual output or import volume exceeds 1 ton in the EU in order to continue to manufacture, import or sell the chemical within the EU. Xi’an App-Chem, sells two non-food products – sclareol glycol and ambroxide – in the EU. Both of these products have EU REACH certification, which satisfies the EU safety regulations for export and allows them to be sold in compliance with the EU market rules.

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We rely upon published and unpublished safety information including clinical studies on ingredients used in our products. These studies include the following:

●	“Safety and toxicity of silymarin, the major constituent of milk thistle extract: An updated review,” (a study on the use of Silymarin in humans at therapeutic doses of up to 700 mg three times a day for 24 weeks.) Some gastrointestinal discomforts occurred like nausea and diarrhea.

●	The toxicology and safety of apple polyphenol extract,” (a study on polyphenol use in humans that included a 90-day subchronic-toxicity test).

●	“Public Announcement Regarding Haematococcus Pluvialis and Other New Resource Food” [Evaluation Division of Food Safety Standard and Inspection, No. 17 issued on October 29, 2010] (evaluating the use of Stachyose as an ordinary food).

Regulation on Product Liability

The PRC laws and regulations governing the product liability primarily consist of the PRC Product Quality Law (1993), as lately amended in 2018; Law on the Protection of the Rights and Interests of Consumers (1993), as lately amended in 2013, or the Consumers Protection Law; and the PRC Civil Code.

Under the PRC Product Quality Law, producers and vendors of defective products may incur liability for losses and injuries caused by such products. There are three circumstances under which producers or vendors can have immunity from the defective product liability: 1) the defective products are never put into the market; 2) the products defect which caused the damages did not exist when the products were put into the market; 3) the exam techniques and skills were not able to find out the defects when the products were put into the market. So far, our product quality is in conformity with the national requirements and we have passed the regulatory agency’s examination and also successfully obtained the certificates of GB/T 199001-2016/ISO 9001:2015, GB/T 22000-2006/ISO 22000:2005, ISO 9001:2008/GB/T 19001-2008 system.

Under the PRC Civil Code, manufacturers or retailers of defective products that cause property damage or physical injury to any person will be subject to civil liability. The Consumers Protection Law was enacted to protect the legitimate rights and interests of end-users and consumers and to strengthen the supervision and control of the quality of products.

Under the PRC Civil Code, a customer who suffers injury from a defective product can claim damages from either the manufacturer or vendor of the defective product. And, where personal injury is caused by tort, the tortfeasor shall compensate the victim for the reasonable costs and expenses for treatment and rehabilitation, as well as death compensation and funeral costs and expenses if it causes the death of the victim. There is no cap on monetary damages the plaintiffs may seek under the PRC Civil Code.

Regulations Relating to Environmental Protection

Pursuant to the PRC Law on Environment Impact Assessment promulgated in 2002, most recently amended in 2018, and the Administrative Regulations on the Environmental Protection of Construction Projects promulgated in 1998, most recently amended in 2017, each construction project is required to undergo an environmental impact assessment, and an environmental impact assessment report, an assessment form, or a registration form shall be filed with or approved by the relevant governmental authorities before the commencement of construction. In the event that there is a material change in respect of the construction site, scale, nature, the production techniques employed, or the measures adopted for preventing pollution and preventing ecological damage of a given project, a new environmental impact assessment document shall be filed with or approved by the relevant governmental authorities. Moreover, in accordance with the Interim Measure on the Environmental Protection Completion Acceptance of Construction Projects promulgated in 2017, after the completion of a construction project, the construction entity is required to conduct acceptance check of the constructed supporting environmental protection facilities and deliver an acceptance report. Failure to comply with the above-mentioned regulations may subject an enterprise to fines, suspension of the construction, and other administrative liabilities and even criminal liabilities under severe circumstances.

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Regulations Relating to Intellectual Property Rights

The PRC government has adopted comprehensive legislation governing intellectual property rights, including copyrights, patents, trademarks, and domain names.

Copyright. Copyright in China, including copyrighted software, is principally protected under the PRC Copyright Law, promulgated by Standing Committee of NPC in September 1990 and most recently amended in November 2020 and its implementation rules. Under the PRC Copyright Law, the term of protection for copyrighted software of legal persons is 50 years and ends on December 31 of the 50th year from the date of first publishing of the software.

Patent. The PRC Patent Law, promulgated by Standing Committee of NPC in March 1984 and most recently amended in October 2020, provides for patentable inventions, utility models, and designs, which must meet three conditions: novelty, inventiveness, and practical applicability. The State Intellectual Property Office under the State Council is responsible for examining and approving patent applications. The protection period of a patent right is 10 years for utility models and designs and 20 years for inventions from the date of application.

Trademark. The PRC Trademark Law, promulgated by the Standing Committee of NPC in August 1982 and most recently amended in April 2019 and its implementation rules protect registered trademarks. The PRC Trademark Office of State Administration of Industry and Commerce is responsible for the registration and administration of trademarks throughout China. The PRC Trademark Law has adopted a “first-to-file” principle with respect to trademark registration. Where registration is sought for a trademark that is identical or similar to another trademark that has already registered or given preliminary examination and approval for use in the same or similar category of commodities or services, the application for registration of such trademark may be rejected. Trademark registration is effective for a ten-year period from the date of approval of the trademark application unless otherwise revoked, which may be renewed for another ten years provided relevant application procedures have been completed within twelve months before the end of the validity period.

Domain Name. Domain names are protected under the Administrative Measures on the Internet Domain Names promulgated by the MIIT in August 2017. The MITT is the major regulatory body responsible for the administration of the PRC internet domain names, under supervision of which the China Internet Network Information Center is responsible for the daily administration of “.cn” domain names and the Chinese domain names. Domain name registration is handled through domain name service agencies established under the relevant regulations, and applicants become domain name holders upon successful registration. We have registered http://en.appchem.cn, http://www.bnlus.com and other domain names.

Regulations Relating to Employment

Pursuant to the PRC Labor Law, promulgated by the Standing Committee of NPC in July 1994 and most recently amended in December 2018, and the PRC Labor Contract Law, promulgated by the Standing Committee of NPC in June 2007 and amended in December 2012, employers must execute written labor contracts with full-time employees. If an employer fails to enter into a written employment contract with an employee within one year from the date on which the employment relationship is established, the employer must rectify the situation by entering into a written employment contract with the employee and pay the employee twice the employee’s salary for the period from the day following the lapse of one month from the date of establishment of the employment relationship to the day prior to the execution of the written employment contract. All employers must comply with local minimum wage standards. Violation of the PRC Labor Law and the PRC Labor Contract Law may result in the imposition of fines and other administrative and criminal liability in the case of a serious violation.

In December 2012, the PRC Labor Contract Law was amended to impose more stringent requirements on the use of employees of temp agencies, who are known in China as “dispatched workers”. Dispatched workers are entitled to equal pay with full-time employees for equal work. Employers are only allowed to use dispatched workers for temporary, auxiliary, or substitutive positions, and the number of dispatched workers may not exceed 10% of the total number of employees. As of the date hereof, our consolidated subsidiaries did not use dispatched workers.

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Enterprises in China are required by PRC laws and regulations to participate in certain employee benefit plans, including social insurance funds, namely a pension plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan, and a maternity insurance plan, and a housing provident fund, and contribute to the plans or funds in amounts equal to certain percentages of salaries, including bonuses and allowances, of the employees as specified by the local government from time to time at locations where they operate their businesses or where they are located. According to the PRC Social Insurance Law (amended in 2018), an employer that fails to make social insurance contributions may be ordered to rectify the non-compliance and pay the required contributions within a stipulated deadline and be subject to a late fee of up to 0.05% of the unpaid amount per day, as the case may be. If the employer still fails to rectify the failure to make social insurance contributions within the stipulated deadline, it may be subject to a fine ranging from one to three times the amount overdue. According to the Regulations on Management of Housing Fund employers must not suspend or reduce the payment of housing provident funds for their employees. Under the circumstances where financial difficulties indeed exist due to which an employer is unable to pay or pay up housing provident funds, the permission of the labor union of the employer and the approval of the local housing provident funds commission must first be obtained before the employer can suspend or reduce their payment of housing provident funds. Where an employer does not open accounts of housing provident funds for its employees, the relevant authorities have the power to order such employer to do so within a prescribed period, failure of which can result in a fine of over RMB 10,000 and up to RMB 50,000 charged on the employer. An enterprise that fails to make housing fund contributions may be ordered to rectify the noncompliance and pay the required contributions within a stipulated deadline; otherwise, an application may be made to a local court for compulsory enforcement.

Regulations Relating to Foreign Exchange

The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations, most recently amended in August 2008. Payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can usually be made in foreign currencies without prior approval from the SAFE, by complying with certain procedural requirements. By contrast, approval from or registration with appropriate governmental authorities is required where the Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of foreign currency-denominated loans, direct investments, repatriation of investments and investments in securities outside of China.

On March 30, 2015, SAFE issued the Circular of the State Administration of Foreign Exchange on Reforming the Management Approach regarding the Settlement of Foreign Exchange Capital of Foreign-invested Enterprises, or SAFE Circular 19, most recently amended in December 2019. Pursuant to SAFE Circular 19, the foreign exchange capital of foreign-invested enterprises is subject to the discretional foreign exchange settlement, which means the foreign exchange capital in the capital account of foreign-invested enterprises upon the confirmation of rights and interests of monetary contribution by the local foreign exchange bureau (or the book-entry registration of monetary contribution by the banks) may be settled at the banks based on the actual operational needs of the enterprises. The proportion of discretionary settlement of foreign exchange capital of foreign-invested enterprises is currently 100%. SAFE can adjust such proportion in due time based on the circumstances of the international balance of payments.

SAFE promulgated the Circular of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective June 2016, which reiterates some of the rules set forth in SAFE Circular 19. SAFE Circular 16 provides that discretionary foreign exchange settlement applies to foreign exchange capital, foreign debt offering proceeds and remitted foreign listing proceeds, and the corresponding RMB capital converted from the foreign exchange may be used to extend loans to related parties or repay inter-company loans (including advances by third parties). However, there are substantial uncertainties with respect to SAFE Circular 16’s interpretation and implementation in practice. SAFE Circular 19 and SAFE Circular 16 may delay or limit us from using the proceeds of offshore offerings to make additional capital contributions to our PRC subsidiary and any violations of these circulars could result in severe monetary or other penalties.

In January 2017, SAFE promulgated the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, or SAFE Circular 3, which stipulates several capital control measures with respect to the outbound remittance of profits from domestic entities to offshore entities, including (i) banks must check whether the transaction is genuine by reviewing board resolutions regarding profit distribution, original copies of tax filing records and audited financial statements, and (ii) domestic entities must retain income to account for previous years’ losses before remitting any profits. Moreover, pursuant to SAFE Circular 3, domestic entities must explain in detail the sources of capital and how the capital will be used, and provide board resolutions, contracts, and other proof as a part of the registration procedure for outbound investment.

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On October 23, 2019, SAFE issued Circular of the State Administration of Foreign Exchange on Further Promoting the Facilitation of Cross-border Trade and Investment, or SAFE Circular 28, which took effect on the same day. SAFE Circular 28 allows non-investment foreign-invested enterprises to use their capital funds to make equity investments in China, provided that such investments do not violate the Negative List and the target investment projects are genuine and in compliance with laws. Since SAFE Circular 28 was issued only recently, its interpretation and implementation in practice are still subject to substantial uncertainties.

Regulations on Dividend Distribution

According to PRC Company Law, wholly foreign-owned companies in China may pay dividends only out of their accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, wholly foreign-owned companies are required to set aside at least 10% of their after-tax profits each year, if any, to fund a statutory reserve fund until the accumulative amount of such fund reaches 50% of its registered capital. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of a liquidation. At the discretion of the wholly foreign-owned companies, they may allocate a portion of their after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends.

Regulations on Offshore Financing

SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, on July 4, 2014, which replaced the former circular commonly known as SAFE Circular 75. SAFE Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle”. SAFE Circular 37 further requires an amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division, or other material events. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Furthermore, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for the evasion of foreign exchange controls. We have taken steps to notify significant beneficial owners of ordinary shares whom we know are PRC residents of their filing obligations. However, we may not at all times be fully aware or informed of the identities of all our shareholders or beneficial owners that are required to make such registrations, and we may not always be able to compel them to comply with all relevant foreign exchange regulations. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents will at all times comply with, or in the future make or obtain any applicable registrations or approvals required by all relevant foreign exchange regulations.

On February 13, 2015, SAFE released Circular of the State Administration of Foreign Exchange on Further Simplifying and Improving the Direct Investment-related Foreign Exchange Administration Policies, or SAFE Circular 13, most recently amended in December 2019, under which local banks will examine and handle foreign exchange registration for overseas direct investment, including the initial foreign exchange registration and amendment registration, starting from June 1, 2015.

SAFE Circular 3 stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including (i) under the principle of a genuine transaction, banks shall check the board resolutions regarding profit distribution, the original version of tax filing records and audited financial statements; and (ii) domestic entities shall hold income to account for previous years’ losses before remitting the profits. Moreover, pursuant to SAFE Circular 3, domestic entities shall make detailed explanations of the sources of capital and utilization arrangements, and provide board resolutions, contracts, and other proof when completing the registration procedures in connection with an outbound investment.

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Regulations Relating to Stock Incentive Plans

According to the Circular of the State Administration of Foreign Exchange on Issues Relating to the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Listed Company, or the SAFE Circular 7, which was issued on February 15, 2012, and other regulations, directors, supervisors, senior management and other employees participating in any share incentive plan of an overseas publicly-listed company who are PRC citizens or non-PRC citizens residing in China for a continuous period of not less than one year, subject to certain exceptions, are required to register with the SAFE. All such participants need to authorize a qualified PRC agent, such as a PRC subsidiary of the overseas publicly-listed company to register with the SAFE and handle foreign exchange matters such as opening accounts, transferring, and settlement of the relevant proceeds. The SAFE Circular 7 further require an offshore agent to be designated to handle matters in connection with the exercise of share options and sales of proceeds for the participants of the share incentive plans. Failure to complete the said SAFE registrations may subject our participating directors, supervisors, senior management, and other employees to fines and legal sanctions.

In addition, the SAT, has issued certain circulars concerning employee stock options and restricted shares. Under these circulars, employees working in the PRC who exercise stock options or are granted restricted shares will be subject to PRC individual income tax. The PRC subsidiaries of an overseas listed company are required to file documents related to employee stock options and restricted shares with relevant tax authorities and to withhold individual income taxes of employees who exercise their stock option or purchase restricted shares. If the employees fail to pay or the PRC subsidiaries fail to withhold income tax in accordance with relevant laws and regulations, the PRC subsidiaries may face sanctions imposed by the tax authorities or other PRC governmental authorities.

Regulations Relating to Tax

Dividend Withholding Tax

Pursuant to the PRC Enterprise Income Tax Law and its implementation rules, if a non-resident enterprise has not set up an organization or establishment in China, or has set up an organization or establishment but the income derived has no actual connection with such organization or establishment, it will be subject to a withholding tax on its PRC-sourced income at a rate of 10%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise is reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the PRC enterprise. Pursuant to the Circular of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or SAT Circular 81, a Hong Kong resident enterprise must meet the following conditions, among others, in order to enjoy the reduced withholding tax: (i) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (ii) it must have directly owned such percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. Furthermore, the Bulletin of the State Taxation Administration on Issuing the Administrative Measures for Entitlement to Treaty Benefits for Non-resident Taxpayers, which became effective in January 2020, requires that where non-resident taxpayers judge by themselves that they meet the conditions for entitlement to treaty benefits, they may obtain such entitlement themselves at the time of making tax declarations, or at the time of making withholding declarations via withholding agents. At the same time, they shall collect, gather, and retain relevant materials for future reference in accordance with the provisions of these measures, and shall accept the follow-up administration of tax authorities. Accordingly, our direct subsidiary, Tea Essence Limited (Hong Kong), may be able to enjoy the 5% withholding tax rate for the dividends they receive from Xi’an CMIT or Xi’an Youpincui, if it satisfies the conditions prescribed under SAT Circular 81 and other relevant tax rules and regulations. However, according to SAT Circular 81, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Additionally, the Announcement of the State Administration of Taxation on Issues concerning “Beneficial Owners” in Tax Treaties, promulgated by the SAT on February 3, 2018, and took effect on April 1, 2018, further clarified the analysis standard when determining one’s qualification for beneficial owner status.

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Enterprise Income Tax

The principal regulations governing enterprise income tax in China are the PRC Enterprise Income Tax Law and its implementing rules, which became effective on January 1, 2008, most recently amended in December 2018. Under the PRC Enterprise Income Tax Law, enterprises are classified as resident enterprises and non-resident enterprises. PRC resident enterprises typically pay an enterprise income tax at the rate of 25%. Uncertainties exist with respect to how the PRC Enterprise Income Tax Law applies to the tax residence status of Bon Natural Life Limited and our offshore subsidiaries.

Under the PRC Enterprise Income Tax Law, an enterprise established outside China with its “de facto management bodies” located within China is considered a “resident enterprise”, meaning that it is treated in a manner similar to a PRC domestic enterprise for enterprise income tax purposes. The implementing rules of the PRC Enterprise Income Tax Law define the “de facto management body” as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

The SAT issued the Circular of the State Administration of Taxation on Issues Concerning the Identification of Chinese-controlled Overseas Registered Enterprises as Resident Enterprises in accordance with the Actual Standards of Organizational Management, or SAT Circular 82, in 2009, and most recently amended in December 2017. According to SAT Circular 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (a) the places where the senior management and senior management departments responsible for the daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (b) decisions relating to the enterprise’s financial matters (such as money borrowing, lending, financing and financial risk management) and human resource matters (such as appointment, dismissal and salary and wages) are made or are subject to approval by organizations or personnel in China; (c) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholders meeting minutes are located or maintained in China, and (d) 50% or more of voting board members or senior executives habitually reside in China. In addition, the SAT issued the Bulletin of the State Administration of Taxation on Printing and Distributing the Administrative Measures for Income Tax on Chinese-controlled Resident Enterprises Incorporated Overseas (Trial Implementation) in 2011, most recently amended in June 2018, providing more guidance on the implementation of SAT Circular 82. This bulletin clarifies matters including resident status determination, post determination administration, and competent tax authorities. In January 2014, the SAT issued the Bulletin of the State Administration of Taxation on Issues concerning the Determination of Resident Enterprises Based on the Standards of Actual Management Institutions, or SAT Bulletin 9. According to SAT Bulletin 9, a Chinese-controlled offshore incorporated enterprise that satisfies the conditions prescribed under the SAT Circular 82 for being recognized as a PRC tax resident must apply for being recognized as a PRC tax resident to the competent tax authority at the place of registration of its main investor within the territory of China.

We do not believe that we meet all of the conditions outlined in the immediately preceding paragraph. We believe that Bon Natural Life Limited and our offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Circular 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we may be treated as a resident enterprise for PRC tax purposes under the PRC Enterprise Income Tax Law, and we may, therefore, be subject to PRC income tax on our global income. We are actively monitoring the possibility of “resident enterprise” treatment for the applicable tax years and are evaluating appropriate organizational changes to avoid this treatment, to the extent possible.

In the event that Bon Natural Life Limited or any of our offshore subsidiaries is considered to be a PRC resident enterprise: Bon Natural Life Limited or our offshore subsidiaries, as the case may be, may be subject to the PRC enterprise income tax at the rate of 25% on our worldwide taxable income; dividend income that Bon Natural Life Limited or our offshore subsidiaries, as the case may be, received from our PRC subsidiaries may be exempt from the PRC withholding tax; and interest paid to our overseas shareholders or Shares holders who are non-PRC resident enterprises as well as gains realized by such shareholders or Shares holders from the transfer of our shares or Shares may be regarded as PRC-sourced income and as a result be subject to PRC withholding tax at a rate of up to 10%, subject to any reduction or exemption set forth in relevant tax treaties, and similarly, dividends paid to our overseas shareholders or Shares holders who are non-PRC resident individuals, as well as gains realized by such shareholders or Shares holders from the transfer of our shares or Shares, may be regarded as PRC-sourced income and as a result be subject to PRC withholding tax at a rate of 20%, subject to any reduction or exemption set forth in relevant tax treaties. “Risk Factor—Risks Related to Doing Business in China—If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders or Shares holders.”

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SAT issued Bulletin of the State Administration of Taxation on Several Issues concerning the Enterprise Income Tax on the Indirect Transfers of Properties by Non-Resident Enterprises, or SAT Bulletin 7, on February 3, 2015, which replaced or supplemented certain previous rules under the Circular of the State Administration of Taxation on Strengthening the Administration of Enterprise Income Tax on Incomes from Equity Transfers of Non-Resident Enterprises, or SAT Circular 698. Under SAT Bulletin 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. According to SAT Bulletin 7, “PRC taxable assets” include assets attributed to an establishment in China, immovable properties in China, and equity investments in PRC resident enterprises. In respect of an indirect offshore transfer of assets of a PRC establishment, the relevant gain is to be regarded as effectively connected with the PRC establishment and therefore included in its enterprise income tax filing, and would consequently be subject to PRC enterprise income tax at a rate of 25%. Where the underlying transfer relates to the immovable properties in China or to equity investments in a PRC resident enterprise, which is not effectively connected to a PRC establishment of a non-resident enterprise, a PRC enterprise income tax at 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments has the withholding obligation. There is uncertainty as to the implementation details of SAT Bulletin 7. If SAT Bulletin 7 was determined by the tax authorities to be applicable to some of our transactions involving PRC taxable assets, our offshore subsidiaries conducting the relevant transactions might be required to spend valuable resources to comply with SAT Bulletin 7 or to establish that the relevant transactions should not be taxed under SAT Bulletin 7.

On October 17, 2017, the SAT issued the Bulletin of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of nonresident enterprise income tax.

Where the payers fail to withhold any or sufficient tax, the non-PRC residents, as the transferors, are required to declare and pay such taxes to the tax authorities on their own within the statutory time limit. Failure to comply with the tax payment obligations by the non-PRC residents will result in penalties, including full payment of taxes owed, fines ranging from fifty percent to five times the amount of unpaid or underpaid tax, and default interest on those taxes.

Enterprises that are recognized as high and new technology enterprises in accordance with the Administrative Measures for the Determination of High and New Tech Enterprises issued by the Ministry of Science, or the MOF, and the SAT are entitled to enjoy a preferential enterprise income tax rate of 15%. Under which the validity period of the high and new technology enterprise qualification shall be three years from the date of issuance of the certificate. An enterprise can re-apply for such recognition as a high and new technology enterprise before or after the previous certificate expires.

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PRC Value-Added Tax

Pursuant to the Interim Regulations on Value-Added Tax of the PRC, which was promulgated by the State Council on December 13, 1993, most recently amended on November 19, 2017, and the Implementation Rules for the Interim Regulations on Value-Added Tax of the PRC, which was promulgated by the MOF, and SAT on December25,1993, and became effective on January 1, 2009, and as amended on October 28, 2011, any entity or individual conducting product sales is required to pay a value-added tax, or VAT, on the gross sales price of goods. VAT rates range up to 17%, depending on the type of products sold. On March 21, 2019, MOF, SAT and the General Administration of Customs jointly promulgated the Announcement on Relevant Policies for Deepening Value-Added Tax Reform, which became effective on April 1, 2019 and provides that (i) with respect to VAT taxable sales acts or import of goods originally subject to VAT rates of 16% and 10% respectively, such tax rates shall be adjusted to 13% and 9%, respectively; (ii) with respect to purchase of agricultural products originally subject to tax rate of 10%, such tax rate shall be adjusted to 9%; (iii) with respect to purchase of agricultural products for the purpose of production or consigned processing of goods subject to tax rate of 13%, such tax shall be calculated at the tax rate of 10%; (iv) with respect to export of goods and services originally subject to tax rate of 16% and export tax refund rate of 16%, the export tax refund rate shall be adjusted to 13%; and (v) with respect to export of goods and cross-border taxable acts originally subject to tax rate of 10% and export tax refund rate of 10%, the export tax refund rate shall be adjusted to 9%. The VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing or acquiring its finished products.

Regulations Relating to Overseas Listing and M&A

On August 8, 2006, six PRC regulatory agencies, including the China Securities Regulatory Commission, or the CSRC, promulgated the Rules on the Merger and Acquisition of Domestic Enterprises by Foreign Investors, or the M&A Rules, which became effective on September 8, 2006, and were amended on June 22, 2009. The M&A Rules, among other things, require offshore special purpose vehicles formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC domestic enterprises or individuals to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In September 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles. The CSRC approval procedures require the filing of a number of documents with the CSRC. Although the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like our recent IPO are subject to the M&A Rules, the interpretation, and application of the regulations remain unclear, and any future offerings may ultimately require approval from the CSRC. If CSRC approval is required, it is uncertain whether it would be possible for us to obtain the approval and any failure to obtain or delay in obtaining CSRC approval for a future securities offering would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

The M&A Rules and other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand.

In addition, according to the Notice on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors issued by the General Office of the State Council on February 3, 2011, and which became effective on March 4, 2011, the Rules on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors issued by MOFCOM on August 25, 2011, and which became effective on September 1, 2011, the Measures for the Security Review of Foreign Investments issued by MOFCOM and NDRC on December 19, 2020, which became Effective on January 18, 2021, mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by MOFCOM, and the regulations prohibit any activities attempting to bypass such security review, including by structuring the transaction through a proxy or contractual control arrangement.

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Xi’an App-Chem’s Operating Subsidiaries

The table below provides a summary of Xi’an App-Chem’s operating subsidiaries (“Bon Operating Companies”) and their primary business functions as of the date of this prospectus:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities
Bon Natural Life	December 11, 2019	Cayman Islands	Parent, 100%	Investment holding

Bon Natural Life U.S.A.	February 07, 2023	U.S.A.	100%	Investment holding

Tea Essence	January 9, 2020	Hong Kong	100%	Investment holding

Xi’an CMIT	April 9, 2020	Xi’an City, PRC	100%	WFOE, Investment holding

Xi’an Youpincui	September 8, 2021	Xi’an City, PRC	100%	WFOE, Investment holding

PRC Subsidiaries:

Xi’an App- Chem Bio (Tech)	April 23, 2006	Xi’an City, PRC	100% owned by WFOEs	General administration and sales of the Company’s products to customers

Xi’an YH	September 15, 2009	Xi’an City, PRC	91% owned by Xi’an CMIT, 9% owned by Xi’an App-Chem	Research and development of product
Bon Operating Companies (owned by Xi’an App-Chem)

App-Chem Health	April 17, 2006	Tongchuan City, PRC	100% owned by Xi’an App-Chem	Registered owner of land with an area of 12,904.5 square meters, no other business activities
App-Chem Ag-tech	April 19, 2013	Dali County, PRC	100% owned by Xi’an App-Chem	Product manufacturing
App-Chem Guangzhou	April 27, 2018	Guangzhou City, PRC	100% owned by Xi’an App-Chem	Raw material purchase
Tongchuan DT	May 22, 2017	Tongchuan City, PRC	100% owned by Xi’an App-Chem	Product manufacturing
Xi’an DT	April 24, 2015	Xi’an City, PRC	75% owned by Xi’an App-Chem	Research and development of product
Tianjin YHX	September 16, 2019	Tianjin City, PRC	51% owned by Xi’an App-Chem	Raw material purchase
Bozhou DT	March 9, 2023	Bozhou City, PRC	100% owned by Xi’an App-Chem	Product manufacturing

Our current property and equipment consist of buildings, machinery, vehicles, and construction in progress with a total net book value of $20,613,211, $21,064,043 and $21,624,437 as of March 31, 2024, September 30, 2023 and 2022, respectively. Xi’an App-Chem has three facilities, two of which is in operation, and the other one is under construction:

Weinan Raw Materials and Ingredients Production Site

This site, located in Xuzhuang Industrial Park, Dali County, Weinan, Shaanxi, occupies an area of 30 mu, or approximately 5 acres (1 mu=0.165 acre) and a building area of 11,000 m2, or 118,403 square feet. It is rented by the Company at RMB 12,500 or $1,920 per month. It is equipped with a plant extract workshop (which has 4 sets of extraction equipment consisting of 6 m3 or 212 cubic feet multifunctional extraction tanks, 3 sets of concentration equipment, 14 sets of separation equipment and 23 sets of storage and transport equipment), a refining, drying, and packing workshop (2 sets of spray and drying towers, 6 sets of drying equipment, 2 sets of crushing equipment and over 20 other related equipment), a spices refinement workshop (70 sets of various production equipment with volume from 2000L to 5000L, 1 set of molecular distillation equipment, 1 set of water treatment equipment, 1 set of ash treatment equipment and 15 sets of refrigeration and pressure equipment). This facility mainly manufactures products in our clary sage series, apple polyphenols series, and stachyose products.

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Tongchuan Functional Health Business Production Site

This site, located at the intersection of Datang Third Road and Changhong South Road, Southern Industrial Park, New Downtown District, Tongchuan, Shaanxi, covers an area of 24.8 mu or approximately 4.1 acres (1 mu=0.165 acre) and a construction area of 13,500 m2 or approximately 145,313 square feet. The construction of Tongchuan Project was fully completed and put into production in December 2022 and its equipped with 3 disinfection production lines, 2 production lines of powder drinks and pressed candies, 3 paste production lines, 2 production lines of special diets and 1 research and development center, quality inspection center, product exhibition center and a comprehensive office area. After completion, the value of this new plant’s total output is expected to reach up $150 million per year. The Company has obtained a long-term land use certificate for this site. No additional expenditures or other conditions are required to maintain the sustainable land use right.

Yumen Plant

On May 10, 2021, we acquired a land use right of 8.2 acres at cost of $267,000, through a government organized auction bidding in Yumen City, Gansu Province of China. We have the right to use this land for 50 years until to May 9, 2071. We have started construction on a new manufacturing facility for raw materials and ingredients on this land. Total budget for construction of this new manufacturing plant is around $5.6 million. The construction of Yumen Project was initially expected to be completed by October 2022. Due to resurgence of the COVID-19 pandemic, which resulted in the implementation of significant governmental measures, including lockdowns, closures, quarantines and travel bans, the construction work is estimated to be completed in December 2024. Management expects the remaining required expenditures to be funded through the Company’s operational cash flows and bank borrowings, if necessary.

MANAGEMENT

Directors and Senior Management

The following table sets forth certain information regarding our directors and senior management, as well as employees upon whose work we are dependent, as of the date of this prospectus.

Although the Board of Directors and management team for Bon Natural Life Limited has been recently constituted, each of our executive officers has been serving in an equivalent position with Xi’an App-Chem for some time as indicated in the footnotes to the table below. Our executive officers and directors and their ages as of the date of this prospectus are as follows:

Name	Age	Date Joined Bon Natural Life	Position(s) and Office(s) Held
Yongwei Hu	52	June, 2020(1)	Chief Executive Officer, Director, and Chairman
Wallace Lee	45	April, 2023	Chief Financial Officer
Yingchun Xue	50	June, 2020(2)	Chief Operating Officer
Wenjuan Chen	44	June, 2020(3)	Chief Marketing Officer
Jianli Liu	64	June, 2020(4)	Chief Technology Officer and Chief Scientist
Jianjun Gao	53	August, 2023	Director
Jing Chen	58	October, 2023	Director
Zhixiang Gao	53	October, 2023	Director
Jing Liu	46	October 2024	Director
Pijun Liu	42	April 19, 2024	Director, and Co-Chairman

(1) Mr. Hu has led Xi’an App-Chem as President and Chairman of its board since April of 2006.

(2) Ms. Xue has served as Vice President of Xi’an App-Chem since 2011.

(3) Ms. Chen has served as Vice General Manager of Xi’an App-Chem since 2006.

(4) Mr. Liu has served as CTO and Chief Scientist of Xi’an App-Chem since 2006.

The business address for all of our officers and directors is Room 601, Block C, Gazelle Valley, No.69, Jinye Road High-Tech Zone, Xi’an, Shaanxi, China.

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Set forth below is a brief description of the background and business experience of our executive officers and directors:

Yongwei Hu is our Chief Executive Officer and Chairman of our Board of Directors. From June 2000 to March 2006, Mr. Hu served as the department manager and Deputy Executive President of Shaanxi Iko Ostriches Co., Ltd. and Xi’an England Bioscience Co., Ltd. From January 1999 to May 2000, Mr. Hu served as the trainer-in-charge of Xi’an Synchrobit Co., Ltd. From July 1997 to December 1998, Mr. Hu served as trainer-in-charge of Ping An Insurance Group Xi’an Branch Office. From July 1993 to June1997, Mr. Hu served as staff and department manager of Shaanxi Agriculture, Industry and Trade Co., Ltd. Mr. Hu obtained a bachelor’s degree in Biology upon his graduation from Northwest University in 1993.

Mr. Hu has over twenty years of experience in natural products industry, an abundant industry network, and deep familiarity with the global natural health market, with extensive experience in the Big Health markets in Europe and the United States. In addition, he maintains sound business relations with well-known large enterprises in the health and pharmaceutical industry. We believe Mr. Hu’s depth of experience and extensive industry knowledge make him well-positioned to continue leading the company forward.

Wallace Lee is our Chief Financial Officer. Mr. Lee served as the Vice President of Finance at Ruanyum Edi Technology, Inc. since February 2022. Mr. Lee has served in a variety of key leadership roles with companies including China SXT Pharmaceuticals, Inc. (Nasdaq:SXTC) (February 2021 - January 2022 as Chief Financial Officer), Wanda Sports Group Holding Limited (Nasdaq: WSG) (January 2019 - April 2020 as Finance Securities & Operation Director) and Secoo Holding Limited (Nasdaq: SECO) (May 2017- December 2019 as Finance Reporting Director), Beijing Yongtuo CPA Limited (2012-2017 as Audit Principal of the International Business Department). He received his undergraduate from University of Houston and is a Certified Public Accountant in the state of Texas.

Yingchun Xue is our Chief Operating Officer. Ms. Xue has worked for Xi’an App-Chem Bio (Tech) Co,. Ltd. since 2011 and is currently the Vice President in charge of research and development of plant extracts, quality control and procurement of trade products. A senior phytochemical engineer, Ms. Xue obtained a bachelor’s degree in Applied Chemistry upon graduation from Nanjing University in 1994.

Wenjuan Chen is our Chief Marketing Officer. She has served as the Vice President of Xi’an App-Chem Bio (Tech) Co., Ltd. since 2006. Ms. Chen obtained a bachelor’s degree after her study at Xi’an International Studies University from 2000 to 2004, and a master’s degree of Business Administration after her study at Shaanxi Master of Business Administration Institute from 2016 to 2018.

Jianli Liu is our Chief Technology Officer and Chief Scientist. In this position, Mr. Liu is responsible for proposing new technical ideas and concepts for Xi’an App-Chem and guiding and supervising their execution. He is a professor and the Dean of the Traditional Chinese Medicine Department at Northwest University. He holds a Ph.D. from the University of Manchester. He is a member of the Royal Society of Chemistry, and a member of Chinese Patent Medicine Chapter of the China Association of Chinese Medicine. He has published over sixty academic papers, among which six have been included in SCI (Science Citation Index) journals and three have been included in EI (Engineering Index) journals.

His scientific achievements include the following:

●	Mr. Liu was the first in the world to complete the biomimetic synthesis of anti-cancer drug 10-Hydroxycamptothecin, a research initiated in the early 1970s with no prior success in over two decades since its start.

●	Mr. Liu proposed “A new subject, i.e., the state of trace elements - study of trace elements in traditional Chinese medicine”, and for the first time used experiments to prove that most of the trace elements in traditional Chinese medicine exist in a bond state, and that the amount of free state existence is very minor. This finding was awarded the third prize of the Outstanding Paper of Natural Science in Shaanxi Province in 1993.

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●	The successful membrane introduction mass spectrometry and its application in detecting and measuring volatile organic matters in water bodies. This finding was awarded the second prize of Outstanding Scientific Research Achievements of Shaanxi Universities in 1989.

●	The successful research of simple biomimetic synthesis of rutecarpine, an active ingredient in Chinese medicine fructus evodiae.

●	The successful research of simple biomimetic synthesis of tryptanthrin, an active ingredient in Chinese medicine folium isatidis.

●	The development and research of new drugs using tryptanthrin and rutecarpine.

●	The successful in-depth study of biosynthesis of tryptanthrin in isatis indigotica fortune and its verification by extra addition of precursors.

Jianjun Gao has served as the member of our Board of Directors and chairman of the Compensation Committee of the Board of Directors since August 2, 2023. Mr. Gao has served as a Bioinformatics Scientist at Progenesis Inc. since October of 2022. Prior to that, from September of 2020 to October of 2022, Mr. Gao served as Senior Bioinformatician, and director of the epigenetics team at The Lundquist Institute, Harbor-UCLA Medical Center. From September 2020 to July 2021, he was a Bioinformatics data scientist on contract with Genentech. From August 2019 to July 2020, Mr. Gao was a Biostatistics Scientist at Denovo Biopharma LLC. From September 2018 to August 2019, he was a scientist in computational biology at Takeda Pharmaceutical in San Diego. From January 2016 to August 2018, Mr. Gao was a Sr. Bioinformatician/ Data analyst, at the School of Medicine at the University of California San Diego. From August of 2014 to December of 2016, he was Bioinformatician in the Department of Human Genetics at the University of Chicago. Mr. Gao was also a data analyst at the Department of Public Health Sciences at the University of Chicago from September 2012 to August 2014. Mr. Gao was a Postdoctoral Fellow at the Epidemiology Branch, National Institutes of Environmental Health Sciences, National Institutes of Health from February of 2008 through September of 2012.

Mr. Gao holds a Ph.D in Neurobiology and Population Genetics from the Institute for Nutritional Sciences, Chinese Academy of Science, China, an M.S. in Genetics and Population Heath from the Institute of Population & Health, Northwest University, China, and a B.S. from the College of Life Science, Lanzhou University, China. Mr. Gao is an expert in genetic, genomic, epigenetic, and epidemiologic data analysis, and in data visualization and interpretation via bioinformatics pipelines. Bionformatics is an interdisciplinary field that develops methods and software tools for understanding biological data. Based on Mr. Gao’s deep technical background, rich experience and industry resources in the field of biotechnology, he can help the company in the following aspects, 1). Assisting the company to keep up with the development of cutting-edge biotechnology; 2). Introducing and assisting the company to acquire high level technology and technical experts; 3). Assisting the company to obtain investment from professional investment institutions based on his rich resources of biotechnology investment institutions.

Jing Chen has served as the member of our Board of Directors and chairman of the Audit Committee of the Board of Directors since October 2, 2023. Most recently, Ms. Chen served as the Vice President of Future FinTech Group Inc. (NASDAQ: FTFT) from November 2020 to April 2023. Previously, she served as the Chief Financial Officer of Future FinTech Group Inc. from May 2019 to November 2020. Ms. Chen served as the CFO of AnZhiXinCheng (Beijing) Technology Co., Ltd. from August 2018 to May 2019. Ms. Chen has also served as an independent director of Hello iPayNow (Beijing) Company Ltd. since April 2019. From August 2017 to July 2018, Ms. Chen served as the CFO of Beijing Logis Technology Development Co., Ltd., a company listed on The National Equities Exchange and Quotations Co., Ltd. of China which is a Chinese over-the-counter stock trading system. From June 2016 to July 2017, Ms. Chen served as the Group Chief Financial Officer of Beijing AnWuYou Food Co., Ltd. Ms. Chen served as the Chief Financial Officer of Beijing DKI Investment Management Co., Ltd. from August 2012 to May 2016. Ms. Chen’s other professional experience includes service as the Chief Financial Officer of Yayi International Inc. (U.S. OTCBB: YYIN) from February 2010 to April 2012, the Chief Financial Officer of China Natural Gas, Inc. (NASDAQ GM: CHNG) from May 2009 to January 2010, and Chief Financial Officer of Origin Agritech Inc. (NASDAQ: SEED) from December 2007 to September 2008. She has also served as the Senior Director of Finance of iKang Healthcare Group Inc. (NASDAQ: KANG listed on April 9, 2014) from December 2006 to November 2007 and as the Director of Finance of Elong Inc. (NASDAQ: LONG) from August 2001 to November 2006.

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Ms. Chen received a degree of Doctor of Business Administration from Victoria University, Neuchatel, Switzerland in March 2008 and an MBA degree from City University of Seattle, Washington, U.S. in April 2000. She graduated from Shanghai Institute of Tourism with a major in Accounting in July 1985 and completed her studies of Supervisory Skills in Hong Kong Polytechnic Institute in September 1993. She holds a Fellow Membership of CPA Australia (FCPA) and a Fellow Membership of the Association of International Accountants U.K. (FAIA). She is also a Member of the Chartered Institute of Management Accountants (CIMA), a Senior Member of the International Financial Management (SIFM) accredited by the Ministry of Human Resources and Social Security of PRC, and a Certified Internal Control Professional, as granted by Internal Control Institute (ICI).

Zhixiang Gao has served as the member of our Board of Directors and chairman of the Nominating Committee of the Board of Directors since October 2, 2023. Mr. Gao has served as the Deputy General Manager of Xi’an Shiyuan Logistics Service Company Ltd. since February 2022. Mr. Gao served as the General Manager of Qixia (Xi’an) Technology Company Ltd. from January 2019 to February 2022. Mr. Gao served as the Associate Dean of Information Engineering at the Technology Research Institute of Shaanxi Normal University from January 2019 to February 2022. From July 2017 to December 2018, Mr. Gao worked for Eurasia University in Xi’an to take charge of the preparation work of the audit department and the improvement of the internal control system. From February 2009 to July 2017, Mr. Gao served as the General Manager of Logistics Group of Eurasia University in Xi’an. From May 2006 to July 2017, Mr. Gao served as the Director of the Procurement Department of Eurasia University in Xi’an. Mr. Gao served as the Chief of Finance of Sichuan Tianyi College from May 2004 to May 2005 and as the Finance Supervisor of Xi’an Oriental Hotel from July 1994 to July 2003.

Mr. Gao received a Master of Business Administration degree from Northwestern Polytechnical University, Xi’an, China in December 2015. He received a Bachelor of Economics and Management degree from Army and Communication College of Xi’an, China in September 2007. Mr. Gao graduated from Shaanxi Tourism Institute, a technical secondary school, with a major in Foreign-related Financial Administration in September 1994.

Jing Liu has served as the member of our Board of Directors since October 28, 2024. Since July 2004, Ms. Liu has been serving as a lecturer and engaging in teaching and scientific research in chemical engineering at Xi’an University of Science and Technology, Shaanxi, China. Ms. Liu has authored three academic papers and secured three patents.

Ms. Liu received a Bachelor’s degree in Chemical Technology in July 2001, a Master’s degree in Mineral Processing Engineering in July 2004, and a Doctoral degree in Mining Engineering in July 2017, all from Xi’an Science and Technology Institute, Shaanxi, China.

Pijun Liu has served as the member of our Board of Directors and Co-chairman of the Board of Directors since April 19, 2024. Mr. Liu was the founder of Zhiding365.com and served as its Chief Executive Officer from August 2014 to April 2024. Zhiding365.com is a Chinese hotel marketing service provider that introduced cloud computing technology to support online direct sale for hotels in China. Previously, from June 2007 to August 2014, Mr. Liu served as the CEO of Central Asia Huamei Investment and Management Co., Ltd., where he led the company’s operation and management. During this period, Mr. Liu also successfully hosted the first Caofeidian International Forum. From June 2004 to June 2007, Mr. Liu served as project manager at Elong.com.

Mr. Liu earned a Master’s Degree in Computer Information Technology from the University of Arizona in June 2022. In June 2021, Mr. Liu earned a Finance EMBA from Tsinghua PBCSF. From September 2018 to May 2020, Mr. Liu studied as a postgraduate in the School of Finance, Renmin University of China. In June 2004. Mr. Liu earned a Bachelor’s Degree with a major in Management from Wuhan University of Technology.

Compensation

Set forth below is the compensation paid during the fiscal year ended September 30, 2023 for each of our executive officers and directors. The figures below represent the compensation paid by Xi’an App-Chem:

Name	2023 Compensation
Yongwei Hu	US$20,968
Wallace Lee	US$24,671
Yingchun Xue	US$15,860
Wenjuan Chen	US$16,138
Jianli Liu	-
Jianjun Gao	US$913
Jing Chen	-
Zhixiang Gao	-
Zhenchao Li (former CFO)	US$730
James Edward Burns (former Director)	US$26,745
Lawrence Leighton (former Director)	US$27,000
Jeffrey J. Guzy (former Director)	US$18,000

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Board Practices

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our Articles.

Directors Service Contracts

Yongwei Hu serves under a Labor Contract with Xi’an App-Chem dated November 3, 2014. The term of his contract is open-ended. Mr. Hu is bound by a non-competition agreement for the three years following the end of his employment.

Jianjun Gao serves under a Director Service Agreement dated August 3, 2023 (the “Agreement”). Under the Agreement Mr. Gao receives a stipend of $1,000 per month for each month and a stock options of $12,000 per year for each year of service as director. The term of this Agreement is one year. Upon expiration of this Agreement, Agreement renewal should be based on negotiations between the Company and director.

Jing Chen serves under a Director Service Agreement dated October 3, 2023 (the “Agreement”). Under the Agreement, Ms. Chen receives a stipend of $1,500 per month for each month and stock options having a value of $12,000, to be determined by reference to the closing price of Company’s stock on October 3, 2023. The term of this Agreement is one year. Upon expiration of this Agreement, Agreement renewal should be based on negotiations between the Company and director.

Zhixiang Gao serves under a Director Service Agreement dated October 3, 2023 (the “Agreement”). Under the Agreement, Mr. Gao receives a stipend of $1,000 per month for each month and stock options having a value of $12,000, to be determined by reference to the closing price of Company’s stock on October 3, 2023. The term of this Agreement is one year. Upon expiration of this Agreement, Agreement renewal should be based on negotiations between the Company and director.

Pijun Liu serves under a Director Service Agreement dated April 19, 2024 (the “Agreement”). Under the Agreement, Mr. Liu receives a stipend of $1,600 per month for each month. The term of this Agreement is one year. Upon expiration of this Agreement, Agreement renewal should be based on negotiations between the Company and director.

Jing Liu serves under a Director Service Agreement dated October 28, 2024 (the “Agreement”). Under the Agreement, Ms. Liu receives stock options having a value of $12,000, to be determined by reference to the closing price of Company’s stock on October 25, 2024. The term of this Agreement is one year. Upon expiration of this Agreement, Agreement renewal should be based on negotiations between the Company and director.

Committees of the Board

We have established three committees under the board of directors: an audit committee, a compensation committee and a nominating and corporate governance committee. We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

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Audit Committee. Our audit committee consists of Jing Chen, Jianjun Gao, and Zhixiang Gao. Jing Chen is the chairman of our audit committee. We have determined that Jing Chen, Jianjun Gao, and Zhixiang Gao each satisfy the “independence” requirements of Rule 4200(a)(15) of The NASDAQ Stock Market, Inc., and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Jing Chen qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Our compensation committee consists of Jing Chen, Jianjun Gao, and Zhixiang Gao. Jianjun Gao is the chairman of our compensation committee. We have determined that Jing Chen, Jianjun Gao, and Zhixiang Gao each satisfy the “independence” requirements of Rule 4200(a)(15) of The NASDAQ Stock Market, Inc. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee is responsible for, among other things:

●	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

●	reviewing and recommending to the board for determination with respect to the compensation of our non-employee directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

●	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of Jing Chen, Jianjun Gao, and Zhixiang Gao. Zhixiang Gao is the chairman of our nominating and corporate governance committee. We have determined that Jing Chen, Jianjun Gao, and Zhixiang Gao each satisfy the “independence” requirements of Rule 4200(a)(15) of The NASDAQ Stock Market, Inc. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

●	selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

●	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

●	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

●	advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

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Duties of Directors

Under Cayman Islands law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association and the class rights vested thereunder in the holders of the shares. A shareholder may in certain circumstances have rights to damages if a duty owed by the directors is breached.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our company and mortgaging the property of our company; and

●	approving the transfer of shares in our company, including the registration of such shares in our share register.

Terms of Directors and Officers

Our officers are elected by and serve at the discretion of the board of directors. Our directors hold officer for one-year terms with automatic annual renewals, and will continue to hold office until such time as they resign, or until such time as they are removed from office by ordinary resolution of the shareholders or by the board. A director will be removed from office automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; or (ii) is found by our company to be or becomes of unsound mind.

Employees

As of September 30, 2024, we had a total of 97 full time employees, of which 51 are in production, 5 are in quality control, 16 are in R&D, 15 are in sales and marketing, 6 are in finance and accounting, and 4 are in office and administration. We do not have any part time employees.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the date of this prospectus, the beneficial ownership of our Ordinary Shares by each executive officer and director, by each person known by us to beneficially own more than 5% of our Ordinary Shares and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 3,970,558 shares of Ordinary Shares issued and outstanding.

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Title of class	Name of beneficial owner	Amount of beneficial ownership		Percent of class
Current Executive Officers and Directors
Ordinary Shares	Yongwei Hu	2,004,427		50.48%
Ordinary Shares	Wallace Lee	-		-%
Ordinary Shares	Yingchun Xue(1) (2)	3,000	(1)	0.08%
Ordinary Shares	Wenjuan Chen(1)	2,000	(1)	0.05%
Ordinary Shares	Jianli Liu(3)	13,707	(3)	0.35%
Ordinary Shares	Jianjun Gao	-	(5)	-%
Ordinary Shares	Jing Chen	-	(6)	-%
Ordinary Shares	Zhixiang Gao	-	(7)	-%
Total of All Current Officers and Directors:		2,023,134		50.96%

≥ 5% Beneficial Owners
Ordinary Shares	Hong Kong Gazelle Limited(4)	376,354		9.48%

(1)	Represents proportional beneficial ownership of shares held in Lavender Oil Limited, a company in which Yingchun Xue, our COO, Wenjuan Chen, our CMO, and Zhenzhao Li, our former CFO, are shareholders and hold the shares through their proportional ownership of Lavender Oil Limited.

(2)	Represents options to purchase ordinary shares of the Company, par value $0.001 per share*, at an exercise price of $0.10 per share. The stock options issued to the Director shall have a value of $12,000, to be determined by reference to the closing price of Company’s stock on August 3, 2023.

(3)	Represents proportional beneficial ownership of shares held in Hawthorn Fruit Limited, a company in which Jianli Liu is a shareholder and holds the shares through his proportional ownership of Hawthorn Fruit Limited.

(4)	Hong Kong Gazelle Limited is a company limited by shares incorporated under the laws of Hong Kong. The person having voting, dispositive or investment powers over Hong Kong Gazelle Limited is Hao Qu; accordingly, Hao Qu is deemed to control Hong Kong Gazelle Limited.

(5)	Represents options to purchase ordinary shares of the Company, par value $0.001 per share*, at an exercise price of $0.10 per share*. The stock options issued to the Director shall have a value of $12,000, to be determined by reference to the closing price of Company’s stock on August 3, 2023.

(6)	Represents options to purchase ordinary shares of the Company, par value $0.001 per share*, at an exercise price of $0.10 per share*. The stock options issued to the Director shall have a value of $12,000, to be determined by reference to the closing price of Company’s stock on October 3, 2023.

(7)

Represents options to purchase ordinary shares of the Company, par value $0.001* per share, at an exercise price of $0.10 per share*. The stock options issued to the Director shall have a value of $12,000, to be determined by reference to the closing price of Company’s stock on October 3, 2023.

(*Retroactively restated to reflect the Company’s 1-for-10 share consolidation effective on April 11, 2024.)

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our ordinary shares.

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Major Shareholders

Other than as set forth above, there are no beneficial owners of 5% or more of our voting securities. The company is not directly or indirectly owned or controlled by another corporation(s) or by any foreign government. There are no arrangements, known to us, the operation of which may at a subsequent date result in a change in control of the company.

Related Party Transactions

Except as set forth below, during our preceding three financial years up to the date of this prospectus, there have been no transactions or loans between the Company and (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, the Company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of the company that gives them significant influence over the Company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of the Company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence:

(a) Due to related parties

	Related party relationship	March 31, 2024	September 30, 2023	September 30, 2022

Wenhu Guo	Senior Management of the Company	$-	$6,168	$3,290
Yongwei Hu	Chief Executive Officer and Controlling shareholder of the Company	102,948	3,392	6,583
Jing Liu	Wife of the controlling shareholder	42,803	18,925	-
Sheying Wang	Senior Management of the Company	2,825	3,016	3,093
Yuantao Wang	49% shareholder of Tianjin YHX	23,898	23,650	59,870
Shujie Mou	Senior Management of Tianiin YHX	15,903	28,229	-
Shaanxi Meishengyuan Enterprise Management Consulting Co., Ltd.	Yongwei Hu, the CEO and controlling shareholder of the Company and Jing Liu, the wife of the Yongwei Hu, are the two shareholders	263
Total due to related parties		$188,640	$83,380	$72,836

As of March 31, 2024, September 30, 2023 and 2022, the balance of due to related parties was comprised of the Company’s borrowings from related parties and was used for working capital during the Company’s normal course of business. Such advance was non-interest bearing and due on demand.

(b) Due from related parties

	Related party relationship	March 31, 2024	September 30, 2023	September 30, 2022

Wenjuan Chen	Senior Management of the Company	$3,806	$8,358	$-
Lu Jiang	Employee of the Company	54	53	-
Total due from related parties		$3,860	$8,411	$-

As of September 30, 2023 and 2022, the balance of due from related parties was mainly comprised of advance to the employees for business purposes.

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(b) Loan guarantee provided by related parties

In connection with the Company’s short-term and long-term loans borrowed from PRC banks and other financial institutions, the Company’s controlling shareholder, Mr. Yongwei Hu pledged his personal bank savings as collateral to safeguard the Company’s borrowings from the banks and financial institutions. Mr. Yongwei Hu and his wife Ms. Jing Liu also jointly pledged their personal residence property to guarantee the Company’s certain loans (see Note 11 to financial statements).

All related party transactions are in the normal course of business.

Description of Share Capital

We are a Cayman Islands company and our affairs are governed by our memorandum and articles of association and the Companies Law (2020 Revision) of the Cayman Islands, which we refer to as the Companies Law below, and the common law of the Cayman Islands.

As of the date of this prospectus, our Company’s capital is US$300,000.00 divided into (a) 270,000,000 Ordinary Shares*, par value of US$0.001 each* and (b) 30,000,000 preference shares*, par value of US$0.001 each. As of the date of this prospectus, 3,970,558 Ordinary Shares are issued and outstanding. All of our issued and outstanding Ordinary Shares are fully paid. (*The Company adopted an amendment of Memorandum of Association to amend the capital on March 9, 2024.)

Our Memorandum and Articles

The following are summaries of material provisions of our memorandum and articles of association and of the Companies Law, insofar as they relate to the material terms of our ordinary shares.

Objects of Our Company. Under our memorandum and articles of association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary Shares. Our ordinary shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their shares.

Preference Shares. Our preference shares may be issued in the future, upon approval of the Board of Directors, in one or more classes or series, with rights and limitations of each class or series with regard to voting, dividends, convertability, and other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, as may be designated by the Board for each designated class.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may by ordinary resolution declare a final dividend, but no dividend may exceed the amount recommended by our directors. Our articles of association provide that dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose subject to the restrictions of the Companies Law, provided that in no circumstances may we pay a dividend if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. On a show of hands each shareholder is entitled to one vote or, on a poll, each shareholder is entitled to one vote for each ordinary share, voting together as a single class, on all matters that require a shareholder’s vote. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or one or more shareholders present in person or by proxy entitled to vote and who together hold not less than 10 percent of the paid-up voting share capital for the Company.

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A quorum required for a meeting of shareholders consists of one or more shareholders present and holding at least a majority of the votes of the issued and outstanding voting shares in our company. Shareholders may be present in person or by proxy or, if the shareholder is a legal entity, by its duly authorized representative. Shareholders’ meetings may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding no less than 10 percent of our paid voting share capital. Advance notice of at least seven days is required for the convening of our annual general shareholders’ meeting and any other general shareholders’ meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association. Holders of the ordinary shares may, among other things, divide or combine their shares by ordinary resolution.

Transfer of Ordinary Shares. Any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share whether or not it is fully paid up without assigning any reason for doing so.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 45 days in any year as our board may determine.

Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of our shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Shares. The Companies Law and our articles of association permit us to purchase, redeem or otherwise acquire our own shares. In accordance with our articles of association and provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, including out of capital, as may be determined by our board of directors.

Variations of Rights of Shares. The rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound-up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or series or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. Our memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

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Anti-Takeover Provisions. Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including a provision that limits the ability of shareholders to requisition and convene general meetings of shareholders, such that shareholders requisitioning a meeting must hold not less than ten percent of the paid up voting share capital of the company

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company that does not hold a license to carry on business in the Cayman Islands:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	is prohibited from making any invitation to the public in the Cayman Islands to subscribe for any of its securities;

●	may issue negotiable or bearer shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Shares Eligible For Future Sale

Upon completion of this Offering, we will have [ ] Ordinary Shares outstanding. All of the Ordinary Shares sold in this Offering will be freely transferable by persons other than by our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of our Ordinary Shares in the public market could adversely affect prevailing market prices of our Ordinary Shares.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

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We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates solely by virtue of their status as an officer or director of us may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of our restricted shares by an officer or director who is an affiliate of us solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted shares who will be an affiliate of us other than by virtue of his or her status as an officer or director of us.

We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Our affiliates are subject to additional restrictions under Rule 144. Our affiliates may only sell a number of restricted shares within any three-month period that does not exceed the greater of the following:

●	1% of the then outstanding Ordinary Shares, which will equal approximately Ordinary Shares immediately after this offering; or

●	the average weekly trading volume of our Ordinary Shares on the Nasdaq Capital Market, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such ordinary shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

TAXATION

The following summary of the material Cayman Islands, PRC and U.S. federal income tax consequences of an investment in our ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this registration statement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China and the United States.

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Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of, the Cayman Islands. No stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies except those which hold interests in land in the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

People’s Republic of China Taxation

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with “de facto management body” within the PRC is considered a resident enterprise. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the SAT issued the SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China only if all of the following conditions are met: (i) the places where the senior management and senior management departments responsible for the daily production, operation and management of the enterprise perform their duties are mainly located within the territory of the PRC; (ii) decisions relating to the enterprise’s financial matters (such as money borrowing, lending, financing and financial risk management) and human resource matters (such as appointment, dismissal and salary and wages) are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC. In addition, the SAT issued the Bulletin of the State Administration of Taxation on Printing and Distributing the Administrative Measures for Income Tax on Chinese-controlled Resident Enterprises Incorporated Overseas (Trial Implementation) in 2011, providing more guidance on the implementation of SAT Circular 82. This bulletin clarifies matters including resident status determination, post determination administration, and competent tax authorities. In January 2014, the SAT issued the SAT Bulletin 9. According to SAT Bulletin 9, a Chinese-controlled offshore incorporated enterprise that satisfies the conditions prescribed under the SAT Circular 82 for being recognized as a PRC tax resident must apply for being recognized as a PRC tax resident to the competent tax authority at the place of registration of its main investor within the territory of China.

We believe that Bon Natural Life Limited is not a PRC resident enterprise for PRC tax purposes. Bon Natural Life Limited is not controlled by a PRC enterprise or PRC enterprise group and we do not believe that Bon Natural Life Limited meets all of the conditions above. Bon Natural Life Limited is a company incorporated outside the PRC. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside the PRC. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.”

If the PRC tax authorities determine that Bon Natural Life Limited is a PRC resident enterprise for enterprise income tax purposes, we would be subject to 25% enterprise income tax on its worldwide income. Furthermore, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of our Shares. In addition, non-resident enterprise shareholders may be subject to a 10% PRC tax on gains realized on the sale or other disposition of ordinary shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends payable to our non- resident individual shareholders and any gain realized on the transfer of ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% unless a reduced rate is available under an applicable tax treaty. It is also unclear whether non- resident shareholders of Bon Natural Life Limited would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that Bon Natural Life Limited is treated as a PRC resident enterprise.

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On February 3, 2015, the SAT issued the SAT Bulletin 7, which came into effect on February 3, 2015, but will also apply to cases where their PRC tax treatments are not yet concluded. Pursuant to SAT Bulletin 7, an ‘‘indirect transfer’’ of PRC assets, including a transfer of equity interests in an unlisted non-PRC holding company of a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of the underlying PRC assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

On October 17, 2017, the SAT issued the SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets in China indirectly by disposing of the equity interests of an overseas holding company, which is an Indirect Transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity whose equity is transferred, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes. Our company may be subject to filing obligations or taxed if our company is transferor in such transactions, and we may be subject to withholding obligations if our company is transferee in such transactions, under SAT Bulletin 7 and SAT Bulletin 37. For transfer of shares in our company by investors who are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under SAT Bulletin 7 and SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our ordinary shares by a U.S. Holder (as defined below) that acquires and holds our Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, the IRS, with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, Medicare, and alternative minimum tax considerations, or any state, local and non-U.S. tax considerations, relating to the ownership or disposition of our ordinary shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	banks and other financial institutions;

●	insurance companies;

●	pension plans;

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●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders in securities that elect to use a mark-to-market method of accounting;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	persons liable for alternative minimum tax;

●	holders who acquire their ordinary shares pursuant to any employee share option or otherwise as compensation;

●	investors that will hold their ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

●	investors that have a functional currency other than the U.S. dollar;

●	persons that actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock; or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding ordinary shares through such entities.

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal tax law to its particular circumstances, and the state, local, non-U.S. and other tax considerations of the ownership and disposition of our ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the law of the United States or any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our ordinary shares and their partners are urged to consult their tax advisors regarding an investment in our ordinary shares.

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Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and assets readily convertible into cash are categorized as a passive asset and the company’s goodwill and other unbooked intangibles are taken into account. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

Although the law in this regard is not entirely clear, we treat our consolidated subsidiary as being owned by us for U.S. federal income tax purposes because we control its management decisions and are entitled to substantially all of the economic benefits associated with this entity. As a result, we consolidate its results of operations in our consolidated U.S. GAAP financial statements. If it were determined, however, that we are not the owner of the consolidated subsidiary for U.S. federal income tax purposes, we would likely be treated as a PFIC for the current taxable year and any subsequent taxable year.

Assuming that we are the owner of the subsidiary for U.S. federal income tax purposes, and based upon our current and projected income and assets, and projections as to the value of our assets, based in part on the market value of our Shares, we do not expect to be a PFIC for the current taxable year or the foreseeable future. While we do not anticipate being or becoming a PFIC in the current or foreseeable taxable years, no assurance can be given in this regard because the determination of whether we will be or become a PFIC is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Fluctuations in the market price of our Shares may cause us to be classified as a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of our Shares from time to time (which may be volatile). In estimating the value of our goodwill and other unbooked intangibles, we have taken into account the cash proceeds and our market capitalization following our initial public offering. If our market capitalization subsequently declines, we may be or become classified as a PFIC for the current taxable year or future taxable years. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase.

If we are classified as a PFIC for any year during which a U.S. Holder holds our ordinary shares, the PFIC rules discussed below under “Passive Foreign Investment Company Rules” generally will apply to such U.S. Holder for such taxable year, and unless the U.S. Holder makes certain elections, will apply in future years even if we cease to be a PFIC.

The discussion below under “Dividends” and “Sale or Other Disposition” is written on the basis that we will not be or become classified as a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that apply generally if we are treated as a PFIC are discussed below under “Passive Foreign Investment Company Rules.”

Dividends

Subject to the discussion below under “Passive Foreign Investment Company Rules,” any cash distributions (including the amount of any PRC tax withheld) paid on our ordinary shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on our ordinary shares will not be eligible for the dividends received deduction allowed to corporations. A non-corporate U.S. Holder will be subject to tax at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (1) our Shares are readily tradeable on an established securities market in the United States, or, in the event that we are deemed to be a PRC resident enterprise under the PRC tax law, we are eligible for the benefit of the United States-PRC income tax treaty, (2) we are neither a PFIC nor treated as such with respect to a U.S. Holder (as discussed below) for the taxable year in which the dividend was paid and the preceding taxable year, and (3) certain holding period requirements are met. We expect our Shares will be readily tradeable on an established securities market in the United States. There can be no assurance, however, that our Shares will be considered readily tradeable on an established securities market in later years.

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In the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, a U.S. Holder may be subject to PRC withholding taxes on dividends paid on our ordinary shares. We may, however, be eligible for the benefits of the United States-PRC income tax treaty. If we are eligible for such benefits, dividends we pay on our ordinary shares would be eligible for the reduced rates of taxation described in the preceding paragraph.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on our ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ordinary shares. Any capital gain or loss will be long-term if the ordinary shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. In the event that gain from the disposition of the ordinary shares is subject to tax in the PRC, such gain may be treated as PRC source gain under the United States-PRC income tax treaty. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our ordinary shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ordinary shares), and (ii) any gain realized on the sale or other disposition of ordinary shares. Under the PFIC rules:

●	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;

●	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

●	the interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

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If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares and any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is regularly traded. For those purposes, our ordinary shares are treated as marketable stock due to their listing on the Nasdaq Capital Market. We anticipate that our Shares should qualify as being regularly traded, but no assurances may be given in this regard. If a U.S. Holder makes this election, the holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Shares held at the end of the taxable year over the adjusted tax basis of such Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Shares over the fair market value of such Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

If a U.S. Holder owns our ordinary shares during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621. You should consult your tax advisors regarding the U.S. federal income tax consequences of owning and disposing of our ordinary shares if we are or become a PFIC.

Information Reporting

Certain U.S. Holders may be required to report information to the IRS with respect to the beneficial ownership of our ordinary shares. These rules also impose penalties if a U.S. Holder is required to submit such information to the IRS and fails to do so.

In addition, U.S. Holders may be subject to information reporting to the IRS with respect to dividends on and proceeds from the sale or other disposition of our ordinary shares. Each U.S. Holder is advised to consult with its tax advisor regarding the application of the U.S. information reporting rules to their particular circumstances.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws than the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

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Substantially all of our assets are located outside the United States. In addition, most of our directors are Chinese nationals who reside in either mainland China. A substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

We have appointed The Crone Law Group P.C., 420 Lexington Avenue, Suite 2446, New York, NY 10107 as our agent to receive service of process with respect to any action brought against us in the U.S. District Court for the Southern District of New York in connection with this offering under the federal securities laws of the United States or the securities laws of any State in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York in connection with this offering under the securities laws of the State of New York.

We have been advised by Ogier, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

If any person in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering, or is involved with terrorism or terrorist financing and property, and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands (“FRA”), pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands, if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property.

Notwithstanding the foregoing, we cannot assure you that confirmation of any judgment will be obtained, or that the process described above can be conducted in a timely manner.

[  ], our counsel as to PRC law, has advised us that (1) it would be highly unlikely that the courts of mainland China would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, and (2) there is uncertainty as to whether the courts of mainland China would entertain original actions brought in mainland China against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

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[  ] has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. The mainland China courts may recognize and enforce foreign judgments under certain circumstances in accordance with the requirements of the PRC Civil Procedure Law. [ ] has advised us further that under PRC law, a foreign judgment that does not otherwise violate basic legal principles, state sovereignty, safety or social public interest may be recognized and enforced by a mainland China court, based either on bilateral treaties or international conventions contracted by mainland China and the country where the judgment is made or on reciprocity between jurisdictions. As there currently exists no bilateral treaty, international convention or other form of reciprocity between mainland China and the United States governing the recognition of judgments, including those predicated upon the liability provisions of the U.S. federal securities laws, it would be highly unlikely that a mainland China court would enforce judgments rendered by U.S. courts.

PLAN OF DISTRIBUTION

The Ordinary Shares will be sold in a self-underwritten, “best efforts” Offering. This prospectus is part of a registration statement that permits our officers and directors to sell the Ordinary Shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any Ordinary Shares they may sell. Presently, we expect that our officers and directors will personally contact existing shareholders, friends, family members and business acquaintances and inform them about the Offering. In addition, we may market the Offering to institutional investors through our officers and directors. We may also offer our Ordinary Shares through brokers, dealers or agents, although we have no current plans or arrangements to do so. The Company has been contacted by multiple financial institutions, as well as fielded interest from existing shareholders that give the Company assurance as to the marketability of its shares to these identified parties.

[This offering will terminate on [ ]].

In offering the Ordinary Shares on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set forth in Rule 3a4-1 under the Exchange Act. The officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer. In that regard, we confirm that:

●	None of our officers or directors are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act;

●	None of our officers or directors will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in the common stock;

●	None of our officers or directors is or will be, at the time of his participation in the offering, an associated person of a broker-dealer; and

●	Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that each (A) primarily perform substantial duties for or on our behalf, other than in connection with transactions in securities, and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding 12 months, and (C) has not participated in selling and offering securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

None of our officers or directors, control persons or affiliates intend to purchase any shares in this Offering.

TRANSFER AGENT AND REGISTRAR

Transfer Agent

The transfer agent and registrar for our Ordinary Shares is VStock Transfer, LLC, at 18 Lafayette Place, Woodmere, NY 11598, and its telephone number is (212) 828-8436.

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EXPENSES RELATING TO THIS OFFERING

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of Ordinary Shares being registered. All amounts are estimates except for the SEC registration fee, the Financial Industry Regulatory Authority filing fee and the Nasdaq Capital Market listing fee.

SEC registration fee		$3,980.60
Legal fees and expenses		[ ]
Accounting fees and expenses		[ ]
Transfer Agent fees		[ ]
Financial printing and miscellaneous expenses		[ ]
Total	$	[ ]

LEGAL MATTERS

The validity of the Ordinary Shares offered and certain other legal matters with respect to U.S. federal and New York State law in connection with this offering will be passed upon for us by The Crone Law Group, P.C.

EXPERTS

The consolidated financial statements as of and for the years ended September 30, 2023 and 2022 included in this prospectus have been audited by YCM CPA INC., an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the translation of Renminbi amounts to United States dollar amounts). Such financial statements and financial statement schedule are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the Registration Statement on Form F-1 under the Securities Act with respect to the Shares being offered by this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information in the Registration Statement and its exhibits. For further information with respect to the Company and the Shares offered by this Prospectus, you should refer to the Registration Statement and the exhibits filed as a part thereof. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete and, in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the Registration Statement. Each of these statements is qualified in all respects by this reference.

We are subject to periodic reporting and other information requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated combined financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of Ordinary Shares and, if we so request, will mail to all record holders of Ordinary Shares the information contained in any notice of a shareholders’ meeting received by the depositary from us.

113

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of Bon Natural Life Ltd

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Bon Natural Life Ltd and Subsidiaries (collectively, the “Company”) as of September 30, 2023 and 2022, and the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity, and cash flows for the years ended September 30, 2023 and 2022, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2023 and 2022, and the results of its operations and its cash flows for years ended September 30, 2023 and 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audits provide a reasonable basis for our opinion.

/s/ YCM CPA INC.

We have served as the Company’s auditor since 2022.

PCAOB ID 6781
Irvine, California
February 9, 2024, except for Notes 2, 14, 15, 19, and 20, as to which the date is November 19, 2024

F-2

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of September 30,
	2023	2022
ASSETS
CURRENT ASSETS
Cash	$112,751	$840,861
Short-term investments	65	-
Accounts receivable, net	4,602,466	6,784,307
Inventories, net	987,287	1,722,120
Advance to suppliers, net	15,117,191	4,091,990
Acquisition deposit	1,000,000	1,000,000
Due from related parties	8,411	-
Prepaid expenses and other current assets	2,355,293	277,509
TOTAL CURRENT ASSETS	24,183,464	14,716,787

Property, plant and equipment, net	21,064,043	21,624,437
Intangible assets, net	995,227	366,167
Right-of-use lease assets, net	312,067	546,690
Deferred tax assets, net	1,335	2,768
TOTAL ASSETS	$46,556,136	$37,256,849

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Short-term loans	$2,509,890	$2,424,587
Current portion of long-term loans	419,610	2,135,979
Accounts payable	1,404,937	214,585
Due to related parties	83,380	72,836
Taxes payable	2,718,687	1,239,708
Deferred revenue	106,514	188,745
Accrued expenses and other current liabilities	2,140,900	114,431
Finance lease liabilities, current	-	26,285
Operating lease liability, current	227,297	230,182
TOTAL CURRENT LIABILITIES	9,611,215	6,647,338
Long-term loans	871,368	189,813
Finance lease liabilities, noncurrent	-	-
Operating lease liability, noncurrent	91,720	327,202
TOTAL LIABILITIES	$10,574,303	$7,164,353

COMMITMENTS AND CONTINGENCIES		-
EQUITY
Ordinary shares, ($0.001 par value, 270,000,000 shares authorized, 1,173,867 and 839,623 shares issued and outstanding as of September 30, 2023 and 2022, respectively)*	$1,174	$840
Additional paid in capital	18,088,056	15,711,450
Statutory reserve	2,372,871	1,804,116
Retained earnings	18,703,996	14,676,769
Accumulated other comprehensive income	(3,681,445)	(2,631,171)
TOTAL BON NATURAL LIFE LIMITED SHAREHOLDERS’ EQUITY	35,484,652	29,562,004
Non-controlling interest	497,181	530,492
TOTAL SHAREHOLDERS’ EQUITY	35,981,833	30,092,496
TOTAL LIABILITIES AND EQUITY	$46,556,136	$37,256,849

*	Retroactively restated to reflect the Company’s 1-for-10 share consolidation effective on April 11, 2024.

The accompanying notes are an integral part of these consolidated financial statements

F-3

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE (LOSS) INCOME

	For the Years Ended September 30,
	2023	2022	2021
REVENUE	$29,522,353	$29,908,561	$25,494,564
COST OF REVENUE	(20,682,326)	(20,484,996)	(18,382,637)
GROSS PROFIT	8,840,027	9,423,565	7,111,927

OPERATING EXPENSES
Selling expenses	(293,719)	(218,822)	(138,530)
General and administrative expenses	(2,329,198)	(2,239,967)	(1,323,726)
Research and development expenses	(298,469)	(424,558)	(249,050)
Total operating expenses	(2,921,386)	(2,883,347)	(1,711,306)

INCOME FROM OPERATIONS	5,918,641	6,540,218	5,400,621

OTHER INCOME (EXPENSES)
Interest income	9,419	1,392	3,207
Interest expense	(238,224)	(446,884)	(417,266)
Unrealized foreign transaction exchange gain (loss)	35,008	18,831	(45,124)
Government subsidies	25,415	1,306,627	449,972
Income from short-term investments	-	20,343	565
Other income	(195,279)	68,922	38,409
Total other income (expenses) , net	(363,661)	969,231	29,763

INCOME BEFORE INCOME TAX PROVISION	5,554,980	7,509,449	5,430,384

INCOME TAX PROVISION	(1,002,298)	(1,267,025)	(820,931)

NET INCOME	4,552,682	6,242,424	4,609,453
Less: net income (loss) attributable to non-controlling interest	(43,300)	4,936	18,650
NET INCOME ATTRIBUTABLE TO BON NATURAL LIFE LIMITED	$4,595,982	$6,237,488	$4,590,803

OTHER COMPREHENSIVE INCOME (LOSS)
Total foreign currency translation adjustment	(1,040,285)	(2,855,701)	612,806
TOTAL COMPREHENSIVE INCOME	3,512,397	3,386,723	5,222,259
Less: foreign currency translation adjustment attributable to non-controlling interest	9,989	(2,309)	2,483
COMPREHENSIVE INCOME ATTRIBUTABLE TO BON NATURAL LIFE LIMITED	$3,502,408	$3,389,032	$5,219,776

EARNINGS PER SHARE
Basic*	$5.03	$7.47	$6.94
Diluted*	$5.00	$7.43	$6.85

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic*	913,960	836,077	661,583
Diluted*	919,811	839,606	670,624

*	Retroactively restated to reflect the Company’s 1-for-10 share consolidation effective on April 11, 2024.

The accompanying notes are an integral part of these consolidated financial statements.

F-4

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED SEPTEMBER 30, 2023, 2022 AND 2021

	Common shares		Additional paid-in	Statutory	Retained	Accumulated other comprehensive	Total shareholders’	Non- controlling	Total
	Shares*	Amount	capital	reserve	earnings	loss	equity	interest	equity
Balance at September 30, 2020	580,000	$580	$5,251,205	$579,922	$5,072,672	$(388,102)	$10,516,277	$506,732	$11,023,009

Issuance of ordinary shares in initial public offerings, net	253,000	253	9,822,097	-	-	-	9,822,350	-	9,822,350
Amortization of share-based compensation	-	-	422,221	-	-	-	422,221	-	422,221
Amortization of stock options	-	-	44,910	-	-	-	44,910	-	44,910
Appropriation to statutory reserve	-	-	-	470,799	(470,799)		-	-	-
Net income	-	-	-	-	4,590,803	-	4,590,803	18,650	4,609,453
Foreign currency translation adjustment	-	-	-	-	-	610,323	610,323	2,483	612,806

Balance at September 30, 2021	833,000	$833	$15,540,433	$1,050,721	$9,192,676	$222,221	$26,006,884	$527,865	$26,534,749

Non-cash exercise of warrants	5,223	6	(6)	-	-	-	-	-	-
Exercise of stock options	1,400	1	140	-	-	-	141	-	141
Amortization of share-based compensation	-	-	170,883	-	-	-	170,883	-	170,883
Appropriation to statutory reserve	-	-	-	753,395	(753,395)		-	-	-
Net income	-	-	-	-	6,237,488	-	6,237,488	4,936	6,242,424
Foreign currency translation adjustment	-	-	-	-	-	(2,853,392)	(2,853,392)	(2,309)	(2,855,701)

Balance at September 30, 2022	839,623	$840	$15,711,450	$1,804,116	$14,676,769	$(2,631,171)	$29,562,004	$530,492	$30,092,496

Issuance of ordinary shares in a private placement, net	275,000	275	2,027,269	-	-	-	2,027,544	-	2,027,574
Issuance of ordinary shares for services	57,000	57	218,247				218,304	-	218,304
Exercise of stock options	2,244	2	(2)	-	-	-	-	-	-
Share-based compensation			131,092				131,092		131,092
Appropriation to statutory reserve				568,755	(568,755)
Net income					4,595,982		4,595,982	(43,300)	4,552,682
Foreign currency translation adjustment						(1,050,274)	(1,050,274)	9,989	(1,040,285)
Balance at September 30, 2023	1,173,867	$1,174	$18,088,056	$2,372,871	$18,703,996	$(3,681,445)	$35,484,652	$497,181	35,981,833

*	Retroactively restated to reflect the Company’s 1-for-10 share consolidation effective on April 11, 2024.

The accompanying notes are an integral part of these consolidated financial statements

F-5

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended September 30,
	2023	2022	2021
Cash flows from operating activities
Net income	$4,552,682	$6,242,424	$4,609,453
Adjustments to reconcile net income to cash provided (used in) by operating activities
Allowance for doubtful accounts	-	116	2,948
Depreciation and amortization	954,517	218,526	228,547
Inventory reserve recovery	(5,812)	(138,354)	(312,532)
Deferred income tax	1,411	19,012	29,109)
Amortization of operating lease right-of-use assets	228,552	150,978	58,147
Amortization of stock-based compensation	131,092	170,883	44,910
Issuance of ordinary shares for services	218,304	-	-
Unrealized foreign currency exchange loss (gain)	(35,008)	(18,831)	45,124
Gain on disposal of property and equipment	-	(725)	-
Changes in operating assets and liabilities:
Accounts receivable	2,081,376	(1,300,942)	(89,543)
Inventories	721,371	(157,709)	(209,011
Advance to suppliers, net	(11,510,450)	(407,022)	(399,262)
Prepaid expenses and other current assets	(2,170,541)	(265,446)	2,642
Accounts payable	833,547	(141,927)	(969,414)
Operating lease liabilities	(232,147)	(147,812)	(49,648
Taxes payable	1,561,946	(3,632,922)	410,716
Deferred revenue	(80,176)	(875,295)	684,030
Accrued expenses and other current liabilities	2,097,424	97,925	(33,092
Net cash (used in) provided by operating activities	(651,912)	(187,121)	4,053,124

Cash flows from investing activities
Purchase of short-term investments	(67)	(5,097,816)	(2,159,920
Proceeds upon redemption of short-term investments	-	6,776,385	470,082
Purchase of property and equipment	(61,906)	(27,695)	(51,878)
Proceeds from sales of property and equipment	-	1,613	-
Capital expenditures on construction-in-progress	(460,125)	(4,708,138)	(4,432,941)
Purchase of intangible assets	(669,190)	-	(269,088
Proceeds of borrowings to related parties	5,623	-	-
Payment of acquisition deposit	-	-	(1,000,000)
Net cash used in investing activities	(1,185,665)	(3,055,651)	(7,443,745)

Cash flows from financing activities
Net proceeds from issuance of ordinary shares	2,027,544	-	11,271,480
Proceeds from exercise of stock options	-	140	-
Proceeds from short-term loans	2,879,809	2,631,890	1,257,225
Proceeds from long-term loans	1,132,803	578,343	1,245,871
Repayment of short-term loans	(2,728,836)	(40,780)	(2,563,433)
Repayment of long-term loans	(2,143,046)	(637,147)	(2,522,101)
(Repayment of) proceeds from borrowings from related parties	13,482	(96,969)	(2,262,378)
(Repayment of) proceeds from third party loans	-	-	(721,484)
(Repayment of) principal from finance lease	(26,509)	(173,961)	169,153
Payment for deferred initial public offering costs	-	-	(521,651)
Net cash provided by financing activities	1,155,247	2,261,516	5,352,682

Effect of changes of foreign exchange rates on cash	(45,780)	(81,750)	(111,300
Net (decrease) increase in cash	(728,110)	(1,063,006)	1,850,761)
Cash, beginning of year	840,861	1,903,867	53,106
Cash, end of year	112,751	$840,861	$1,903,867

Supplemental disclosure of cash flow information
Cash paid for interest expense	238,224	$446,884	$417,266
Cash paid for income tax	478,683	$2,290,393	$2,411
Supplemental disclosure of non-cash investing and financing activities
Amortization of share-based compensation for initial public offering services	$-	$-	$422,221
Exercise of options	$2	$-	$-
Right-of-use assets obtained in exchange for operating lease obligations	$-	$546,323	$257,564
Unpaid purchase of property and equipment	$403,318	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BUSINESS DESCRIPTION

Business

Bon Natural Life Limited (“Bon Natural” or the “Company”), through its wholly-owned subsidiaries, is engaged in the research and development, manufacturing and sales of functional active ingredients extracted from natural herb plants which are widely used by manufacturer customers in the functional food, personal care, cosmetic and pharmaceutical industries. The Company sells its products to customers located in both Chinese and international markets.

Organizations

Bon Natural Life Limited was incorporated as an exempted company with limited liability under the laws of the Cayman Islands on December 11, 2019.

Bon Natural owns 100% equity interest of Bon Natural Life U.S.A. Limited (“Bon Natural Life U.S.A.”), an entity incorporated on February 7, 2023 in accordance with the laws and regulations in the State of Nevada.

Bon Natural owns 100% equity interest of Tea Essence Limited (“Tea Essence”), an entity incorporated on January 9, 2020 in accordance with the laws and regulations in Hong Kong.

Xi’an Cell and Molecule Information Technology Limited. (“Xi’an CMIT”) was formed on April 9, 2020, as a Wholly Foreign-Owned Enterprise (“WFOE”) in the People’s Republic of China (“PRC”).

Bon Natural, Tea Essence, and Xi’an CMIT are currently not engaging in any active business operations and merely acting as holding companies.

F-7

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BUSINESS DESCRIPTION (continued)

Prior to the reorganization described below, Mr. Yongwei Hu, the chairman of the board of directors and the chief executive officer of the Company, was the controlling shareholder of Xi’an App-Chem Bio(Tech) Co., Ltd. (“Xi’an App-Chem”), an entity incorporated on April 23, 2006 in accordance with PRC laws. Xi’an App-Chem owns 100% of the equity interests of the following subsidiaries: (1) Shaanxi App-Chem Health Industry Co., Ltd. (“App-Chem Health”) was incorporated on April 17, 2006 in Tongchuan City in accordance with PRC laws; (2), Shaanxi App-Chem Ag-tech Co., Ltd (“App-Chem Ag-tech”) was incorporated on April 19, 2013 in Dali County, Shaanxi Province in accordance with PRC laws; (3) Xi’an Yanhuang TCM Medical Research & Development Co., Ltd (“Xi’an YH”) was incorporated on September 15, 2009 in Xi’an City in accordance with PRC laws; (4) Balikun Tianmei Bio(Tech) Co., Ltd. (“Balikun”) was incorporated on December 16, 2016 in Balikun City in accordance with PRC laws; (5) App-Chem Bio (Tech) (Guangzhou) Co., Ltd. (“App-Chem Guangzhou”) was incorporated on April 27, 2018 in Guangzhou City in accordance with PRC laws and (6) Tongchuan Dietary Therapy Health Technology Co., Ltd. (“Tongchuan DT”) was incorporated on May 22, 2017 in Tongchuan City in accordance with PRC laws.

In addition, Xi’an App-Chem also owns majority of the equity interest in the following two entities: Xi’an Dietary Therapy Medical Technology Co., Ltd (“Xi’an DT”) was incorporated on April 24, 2015 in accordance with PRC laws, with 75% equity ownership interest owned by Xi’an App-Chem; Tianjin Yonghexiang Bio(Tech) Co., Ltd. (“Tianjin YHX”) was incorporated on September 16, 2019 in accordance with PRC laws, with 51% equity ownership interest owned by Xi’an App-Chem. On March 11, 2020, Xi’an App-Chem established a new 100% controlled subsidiary, Gansu Baimeikang Bioengineering Co., Ltd. (“Gansu BMK”). On March 9, 2023, Xi’an App-Chem established a new 100% controlled subsidiary, Bozhou Dietary Therapy Health Technology Co., Ltd. (“Bozhou DT”).

On September 27, 2021, the Company disposed Balikun to a third party for RMB 1.00. As Balikun had no operating activity and no material assets, the disposal of Balikun did not constitute discontinued operation.

Xi’an App-Chem, together with its subsidiaries are collectively referred to as the “Bon Operating Companies” below.

Reorganization

A reorganization of our legal structure (“Reorganization”) was completed on May 28, 2020. The reorganization involved the incorporation of Bon Natural Life, Tea Essence and Xi’an CMIT, and entering into certain contractual arrangements between Xi’an CMIT, the shareholders of Bon Operating Companies and the Bon Operating Companies. Consequently, the Company became the ultimate holding company of Tea Essence, Xi’an CMIT and Bon Operating Companies.

F-8

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BUSINESS DESCRIPTION (continued)

On May 28, 2020, Xi’an CMIT entered into a series of contractual arrangements with the shareholders of the Bon Operating Companies. These agreements include, Exclusive Service Agreement, Share Pledge Agreement, Proxy Agreement, Exclusive Option Agreement, Powers of Attorney, Spousal Consent Letter, and Loan Agreement intended to guarantee the exercise of the Exclusive Option Agreements and Spouse Consents (collectively the “VIE Agreements”). Pursuant to the VIE Agreements, Xi’an CMIT has the exclusive right to provide to the Bon Operating Companies consulting services related to business operations including technical and management consulting services. The VIE Agreements are designed to provide Xi’an CMIT with the power, rights, and obligations equivalent in all material respects to those it would possess as the sole equity holder of each of the Bon Operating Companies, including control rights and the rights to the assets, property, and revenue of each of the Bon Operating Companies. As a result of our direct ownership in Xi’an CMIT and the VIE Agreements, we believe that the Bon Operating Companies should be treated as Variable Interest Entities (“VIEs”) under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 Consolidation and we are regarded as the primary beneficiary of our VIEs. We treat our VIEs as our consolidated entities under U.S. GAAP. The Company, together with its wholly owned subsidiaries and its VIEs, is effectively controlled by the same shareholders before and after the Reorganization and therefore the Reorganization is considered as a recapitalization of entities under common control. The consolidation of the Company, its subsidiaries, and its VIEs has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Upon the completion of the Reorganization, the Company has subsidiaries in countries and jurisdictions in the PRC and Hong Kong.

On September 8, 2021, Xi’an Youpincui Biotechnology Co., Ltd (“Xi’an Youpincui”) was formed as a Wholly Foreign-Owned Enterprise (“WFOE”) in the PRC. Tea Essence owns 100% equity interest in Xi’an Youpincui. Xi’an Youpincui currently is not engaging in any active business operations and merely acting as an investment holding company.

On June 28, 2021, the Company closed its initial public offering (“IPO”) of 220,000 ordinary shares*, par value US$0.001 per share* at a public offering price of $50.00 per share*, and the Company’s ordinary shares started to trade on the Nasdaq Capital Market under the ticker symbol “BON” since June 24, 2021. On July 2, 2021, the underwriters exercised its over-allotment option to purchase an additional 33,000 shares*, par value US$0.001 per share* at the price of $50.00 per share*. Gross proceeds of the Company’s IPO, including the proceeds from the sale of the over-allotment shares, totaled $12.65 million, before deducting underwriting discounts and other related expenses, resulting in net proceeds of approximately $11.3 million. (*Retroactively restated to reflect the Company’s 1-for-10 share consolidation effective on April 11, 2024.)

Terminating the VIE agreements for corporate restructuring

Due to PRC legal restrictions on foreign ownership in companies that engage in online sales China, the Company originally carried out its business through Xi’an App-Chem, a domestic PRC company holding a value-added telecommunications license, through a variable interest entity structure, because foreign investment in the value-added telecommunication services industry in China is extensively regulated and subject to numerous restrictions. However, the Company’s online sales have historically generated minimal revenues. On September 28, 2021, the Company’s Board of Directors approved a restructuring of the Company’s corporate structure to terminate the original VIE contractual agreements, to convert Xi’an App-Chem from a PRC domestic company into a Sino-foreign joint venture, and to transfer 100% of the ownership interests in Xi’an App-Chem from its original shareholders to Xi’an CMIT and Xi’an Youpincui. Effective November 1, 2021, the Company completed the reorganization of its corporate structure in the PRC and are the indirect sole shareholder of Xi’an App-Chem. Xi’an App-Chem is wholly-owned by two WOFEs Xi’an CMIT and Xi’an Youpincui. Each of the WOFEs are in turn wholly-owned by Tea Essence, the Company’s direct wholly-owned subsidiary in Hong Kong. The termination of the VIE agreements as described above does not adversely affect the Company’s business, financial condition, and results of operations because the Company, together with its wholly owned subsidiaries, are effectively controlled by the same shareholders before and after the restructuring. The restructuring is therefore considered to be a recapitalization of entities under common control. Following the corporate restructuring, the value-added telecommunication license held by Xi’an App-Chem has been revoked.

F-9

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BUSINESS DESCRIPTION (continued)

Details of the subsidiaries of the Company as of September 30, 2023 were set out below:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities
Bon Natural Life	December 11, 2019	Cayman Islands	Parent, 100%	Investment holding

Bon Natural Life U.S.A.	February 7, 2023	U.S.A.	100%	Investment holding

Tea Essence	January 9, 2020	Hong Kong	100%	Investment holding

Xi’an CMIT	April 9, 2020	Xi.an City, PRC	100%	WFOE, Investment holding

Xi’an Youpincui	September 8, 2021	Xi.an City, PRC	100%	WFOE, Investment holding

PRC Subsidiaries:

Xi’an App- Chem Bio (Tech)	April 23, 2006	Xi’an City, PRC	100% owned by WFOEs	General administration and sales of the Company’s products to customers

Xi’an YH	September 15, 2009	Xi’an City, PRC	91% owned by Xi’an CMIT, 9% owned by Xi’an App-Chem	Research and development of product

Bon Operating Companies (owned by Xi’an App-Chem)

App-Chem Health	April 17, 2006	Tongchuan City, PRC	100% owned by Xi’an App-Chem	Registered owner of land with an area of 12,904.5 square meters, no other business activities
App-Chem Ag-tech	April 19, 2013	Dali County, PRC	100% owned by Xi’an App-Chem	Product manufacturing
App-Chem Guangzhou	April 27, 2018	Guangzhou City, PRC	100% owned by Xi’an App-Chem	Raw material purchase
Tongchuan DT	May 22, 2017	Tongchuan City, PRC	100% owned by Xi’an App-Chem	Product manufacturing
Xi’an DT	April 24, 2015	Xi’an City, PRC	75% owned by Xi’an App-Chem	Research and development of product
Tianjin YHX	September 16, 2019	Tianjin City, PRC	51% owned by Xi’an App-Chem	Raw material purchase
Gansu BMK	March 11, 2020	Jiuquan City, PRC	100% owned by Xi’an App-Chem	Product manufacturing
Bozhou DT	March 9, 2023	Bozhou City, PRC	100% owned by Xi’an App-Chem	Product manufacturing

F-10

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The accompanying consolidated financial statements include the financial statements of the Company, and its wholly owned subsidiaries. All inter-company balances and transactions are eliminated upon consolidation.

Non-controlling interests

Non-controlling interests represent minority shareholders’ 25% ownership interest in Xi’an DT and a minority shareholder’s 49% ownership interest in Tianjin YHX as of September 30, 2023 and 2022. The non-controlling interests are presented in the consolidated balance sheets, separately from equity attributable to the shareholders of the Company. Non-controlling interests in the results of the Company are presented on the face of the consolidated statements of income and comprehensive income as an allocation of the total income or loss for the years ended September 30, 2023, 2022 and 2021.

Uses of estimates

In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”), management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the allowance for estimated uncollectible receivables, realizability of advance to suppliers, inventory valuations, useful lives of property, plant and equipment, intangible assets, the recoverability of long-lived assets, provision necessary for contingent liabilities, fair value of stock-based compensation, revenue recognition and realization of deferred tax assets. The inputs into the Company’s judgments and estimates consider the economic implications of COVID-19 on the Company’s critical and significant accounting estimates. Actual results could differ from those estimates.

Risks and Uncertainties

The main operation of the Company is located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, this may not be indicative of future results.

The development and commercialization of natural and healthy extracts and compounds products is highly competitive, and the industry currently is characterized by rapidly changing technologies, significant competition and a strong emphasis on intellectual property. The Company may face competition with respect to its current and future pharmaceutical product candidates from major pharmaceutical companies in China.

Since March 2023, the Company has recovered from the COVID-19 pandemic. However, the Company’s operations may be further affected by the ongoing outbreak of COVID-19 pandemic, A COVID-19 resurgence could negatively affect the execution of customer contracts, the collection of customer payments, or disruption of the Company’s supply chain. The continued uncertainties associated with COVID-19 may cause the Company’s revenue and cash flows to underperform in the next 12 months. The extent of the future impact of COVID-19 is still highly uncertain and cannot be predicted as of the date the Company’s consolidated financial statements are released.

Cash

Cash includes currency on hand and deposits held by banks that can be added or withdrawn without limitation. The Company maintains most of its bank accounts in the PRC. Cash balances in bank accounts in PRC are insured by the PRC regulation and are not insured by the Federal Deposit Insurance Corporation (see Note 16)

Accounts receivable, net

The Company determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trend. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management’s best estimate of specific losses on individual exposures, as well as a provision on historical trends of collections. Actual amounts received may differ from management’s estimate of credit worthiness and the economic environment. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the collection is not probable, Nil, Nil and $99,528 uncollectable account receivable was written-off during the years ended September 30, 2023, 2022 and 2021, respectively. Allowance for uncollectable balances amounted to $13,004 and $13,337 as of September 30, 2023 and 2022, respectively.

F-11

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advances to Suppliers, net

Advances to suppliers consist of balances paid to suppliers for inventory raw materials and construction materials associated with the Company’s construction-in-progress projects that have not been provided or received. Advances to suppliers are reviewed periodically to determine whether their carrying value has become impaired. The Company considers the assets to be impaired if the collectability of the advance becomes doubtful. The Company uses the aging method to estimate the allowance for unrealizable balances. In addition, at each reporting date, the Company generally determines the adequacy of allowance for doubtful accounts by evaluating all available information, and then records specific allowances for those advances based on the specific facts and circumstances. As of September 30, 2023 and 2022, no allowance for doubtful account was recorded.

Inventories, net

Inventories are stated at net realizable value using weighted average method. Costs include the cost of raw materials, freight, direct labor and related production overhead. Any excess of the cost over the net realizable value of each item of inventories is recognized as a provision for diminution in the value of inventories. Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products. The Company evaluates inventories on a quarterly basis for its net realizable value adjustments, and reduces the carrying value of those inventories that are obsolete or in excess of the forecasted usage to their estimated net realizable value based on various factors including aging, expiration dates, as applicable, taking into consideration historical and expected future product sales. The Company recorded inventory reserve of $1,079 and $6,869 as of September 30, 2023 and 2022, respectively.

Short-term investments

The Company’s short-term investments consist of wealth management financial products purchased from PRC banks, which can be redeemed at any time. The banks invest the Company’s fund in certain financial instruments including money market funds, bonds or mutual funds, with floating interest rates. The carrying values of the Company’s short-term investments approximate fair value because of their short-term maturities. The interest earned is recognized in the consolidated statements of income and comprehensive income over the contractual term of these investments. As of September 30, 2023 and 2022, short-term investments consisted of the following:

	September 30, 2023	September 30, 2022

Beginning balance	$-	$1,703,314
Add: purchase wealth management financial products	65	5,097,816
Less: proceeds received upon maturity of short-term investments	-	(6,776,385)
Foreign currency translation adjustments	-	(24,745)
Ending balance of short-term investments	$65	$-

F-12

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Investment income generated from short-term investments amounted to Nil, $20,343, and $565 for the years ended September 30, 2023, 2022 and 2021, respectively. The amount is included in other income in consolidated statements of income and comprehensive income.

Fair value of financial instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.
●	Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s cash, short-term investment, accounts receivable, inventories, advance to suppliers, prepaid expenses and other current assets, accounts payable, short-term bank loans, accrued expenses and other current liabilities, taxes payable and due to related parties, approximate the fair value of the respective assets and liabilities as of September 30, 2023 and 2022 based upon the short-term nature of the assets and liabilities.

The Company believes that the carrying amount of long-term loans approximates fair value at September 30, 2023 and 2022 based on the terms of the borrowings and current market rates as the rates of the borrowings are reflective of the current market rates.

Property, plant and equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization of property and equipment is provided using the straight-line method over their expected useful lives, as follows:

Useful life
Buildings	20 years
Machinery and equipment	5–10 years
Automobiles	8 years
Office and electric equipment	3–5 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of income and comprehensive income in other income or expenses.

Construction-in-Progress (“CIP”)

Construction-in-progress represents property and buildings under construction and consists of construction expenditures, equipment procurement, and other direct costs attributable to the construction. Construction-in-progress is not depreciated. Upon completion and ready for intended use, construction-in-progress is reclassified to the appropriate category within property, plant and equipment.

F-13

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Intangible assets, net

The Company’s intangible assets primarily include two land use rights. A land use right in the PRC represents an exclusive right to occupy, use and develop a piece of land during the contractual term of the land use right. The cost of a land use right is usually paid in one lump sum at the date the right is granted. The prepayment usually covers the entire period of the land use right. The lump sum advance payment is capitalized and recorded as land use right and then charged to expense on a straight-line basis over the period of the right, which is normally 50 years.

The Company acquired the first land use right of 4.1 acres located at Tongchuan City, Shaanxi Province of China at cost of approximately $0.2 million in 2011. The Company is now constructing a new manufacturing plant on this land and the construction of Tongchuan CIP Project was completed and put into production in December 2022. On May 10, 2021, the Company acquired another land use right of 8.2 acres at cost of approximately $0.3 million, through a government organized auction bidding in Yumen City, Gansu Province of China. The Company is now constructing a new manufacturing plant on this land and the construction of Yumen CIP Project is expected to be completed by December 2024 (see Note 8).

Impairment of long-lived Assets

Long-lived assets, such as property, plant and equipment, land use rights and long-term investment, are reviewed for impairment when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. Recoverability of a long-lived asset or asset group to be held and used is measured by a comparison of the carrying amount of an asset or asset group to the estimated undiscounted future cash flows expected to be generated by the asset or asset group. If the carrying value of an asset or asset group exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount that the carrying value exceeds the estimated fair value of the asset or asset group. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. Assets to be disposed are reported at the lower of carrying amount or fair value less costs to sell, and are no longer depreciated. No impairment of long-lived assets was recognized as of September 30, 2023 and 2022.

Leases

ASC 842 requires that lessees recognize ROU assets and lease liabilities calculated based on the present value of lease payments for all lease agreements with terms that are greater than twelve months. ASC 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows.

For operating leases, the Company calculated ROU assets and lease liabilities based on the present value of the remaining lease payments as of the date of adoption. There were no changes in the Company’s capital lease portfolio, which are now titled “finance leases” under ASC 842.

Upon the adoption of the new guidance on October 1, 2020, the Company recognized operating lease right of use assets and operating lease liabilities of approximately $0.2 million. The remaining balance of lease liabilities are presented within current portion of operating lease liabilities and the non-current portion of operating lease liabilities on the consolidated balance sheets (see Note 13).

F-14

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Translation

The functional currency for Bon Natural is the U.S Dollar (“US$”). Tea Essence uses Hong Kong dollar as its functional currency. However, Bon Natural, and Tea Essence currently only serve as the holding companies and did not have active operations as of September 30, 2023. The Company operates its business through its subsidiaries in the PRC as of September 30, 2023. The functional currency of the Company’s subsidiaries is the Chinese Yuan (“RMB”). The Company’s consolidated financial statements have been translated into US$.

Assets and liabilities accounts are translated using the exchange rate at each reporting period end date. Equity accounts are translated at historical rates. Income and expense accounts are translated at the average rate of exchange during the reporting period. The resulting translation adjustments are reported under other comprehensive income. Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the results of operations.

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

The following table outlines the currency exchange rates that were used in creating the consolidated financial statements:

	September 30, 2023	September 30, 2022	September 30, 2021
Period-end spot rate	US$1=RMB7.2960	US$1=RMB7.1135	US$1=RMB6.4580
Average rate	US$1=RMB7.0533	US$1=RMB6.5532	US$1=RMB6.5095

Revenue recognition

To determine revenue recognition for contracts with customers, the Company performs the following five steps : (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligations.

In accordance to ASC 606, the Company recognizes revenue when it transfers its goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. The Company accounts for the revenue generated from sales of its products to its customers, in which the Company is acting as a principal in these transactions, is subject to inventory risk, has latitude in establishing prices, and is responsible for fulfilling the promise to provide customers the specified goods. All of the Company’s contracts have single performance obligation as the promise is to transfer the individual goods to customers, and there are no other separately identifiable promises in the contracts.

The Company’s revenue streams are recognized at a point in time when title and risk of loss passes and the customer accepts the goods, which generally occurs at delivery. The Company’s products are sold with no right of return and the Company does not provide other credits or sales incentive to customers. The Company’s sales are net of value added tax (“VAT”) and business tax and surcharges collected on behalf of tax authorities in respect of product sales.

F-15

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Contract Assets and Liabilities

Payment terms are established on the Company’s pre-established credit requirements based upon an evaluation of customers’ credit. The Company did not have contract assets as of September 30, 2023 and 2022.

The Company’s contract liability primarily relates to unsatisfied performance obligations when payment has been received from customers before the Company’s products are delivered, and are recorded as deferred revenue on the consolidated balance sheets. Costs of fulfilling customers’ purchase orders, such as shipping, handling and delivery, which occur prior to the transfer of control, are recognized in selling, general and administrative expense when incurred. Deferred revenue amounted to $106,514, $188,745 and $1,096,101 as of September 30, 2023, 2022 and 2021, respectively. Revenue included in the beginning balance of deferred revenue and recognized in the years ended September 30, 2023, 2022 and 2021 amounted to $133,533, $1,080,178 and $403,399 respectively.

Disaggregation of Revenues

The Company disaggregates its revenue from contracts by product types, as the Company believes it best depicts how the nature, amount, timing and uncertainty of the revenue and cash flows are affected by economic factors. The Company’s disaggregation of revenues for the years ended September 30, 2023, 2022 and 2021 are disclosed in Note 18 of the consolidation financial statements.

Research and development expenses

The Company expenses all internal research and development costs as incurred, which primarily comprise employee costs, internal and external costs related to execution of studies, including manufacturing costs, facility costs of the research center, and amortization and depreciation to intangible assets and property, plant and equipment used in the research and development activities. For the years ended September 30, 2023, 2022 and 2021, research and development expense were approximately $298,469, $424,558 and $249,050, respectively.

Selling, General and Administrative Expenses

Selling expenses represents primarily costs of payroll, benefits, commissions for sales representatives and advertising expenses. General and administrative expenses represent primarily payroll and benefits costs for administrative employees, rent and operating costs of office premises, depreciation and amortization of office facilities, professional fees and other administrative expenses.

Advertising expense

Advertising expenses primarily relate to promotion of the Company’s brand name and products through outdoor billboards and social media such as Weibo and WeChat. Advertising expenses are included in selling expenses in the consolidated statements of income and comprehensive income. Advertising expenses amounted to $11,344, $41,578 and $25,397 for the years ended September 30, 2023, 2022 and 2021, respectively.

Government subsidies

Government subsidies primarily relate to local government’s cash award to High and New Technology Enterprises (“HNTEs”) to encourage entrepreneurship and stimulate local economy. Such awards are granted on a case-by-case basis by local government. The Company’s subsidiary, Xi’an App-chem was approved as a HNTE and received government subsidy in the form of export sales refund and cash awards based on annual financial performance.

F-16

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company recognizes government subsidies as other operating income when they are received because they are not subject to any past or future conditions, there are no performance conditions or conditions of use, and they are not subject to future refunds. Government subsidies received and recognized as other operating income totaled $25,415, $1,306,627 and $449,972 for the years ended September 30, 2023, 2022 and 2021, respectively.

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. As of September 30, 2023, the Company had income tax payable of $1,041,862.

The Company’s subsidiaries in China are subject to the income tax laws of the PRC. No significant income was generated outside the PRC for the years ended September 30, 2023, 2022 and 2021. As of September 30, 2023 and 2022, all of the Company’s tax returns of its PRC subsidiaries remain open for statutory examination by PRC tax authorities.

Value added tax (“VAT”)

Sales revenue represents the invoiced value of goods, net of VAT. The VAT is based on gross sales price and VAT rates range up to 17% (starting from May 1, 2018, VAT rate was lowered to 16%, and starting from April 1, 2019, VAT rate was further lowered to 13%), depending on the type of products sold. The VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing or acquiring its finished products. The Company recorded a VAT payable or recoverable net of VAT payments in the accompanying consolidated financial statements. As of September 30, 2023, the Company had VAT tax payable of $1,338,800.

For export sales, VAT is not imposed on gross sales price, and the VAT related to purchasing raw materials is refunded after the export is completed.

F-17

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Employee Defined Contribution Plan

The Company’s subsidiaries in the PRC participate in a government-mandated multi-employer defined contribution plan pursuant to which pension, work-related injury benefits, maternity insurance, medical insurance, unemployment benefit and housing fund are provided to eligible full-time employees. The relevant labor regulations require the Company’s subsidiaries in the PRC to pay the local labor and social welfare authorities monthly contributions based on the applicable benchmarks and rates stipulated by the local government. The contributions to the plan are expensed as incurred. Employee social security and welfare benefits included as expenses in the accompanying consolidated statements of income and comprehensive income amounted to $93,190, $80,150 and $54,189 for the years ended September 30, 2023, 2022 and 2021, respectively.

Share Based Compensation

The Company accounts for share-based payment awards exchanged for services at the estimated grant date fair value of the award. The Company issued 57,000, 63,333 and Nil of its ordinary shares* to third-party consultants for the years ended September 30, 2023, 2022 and 2021, respectively in lieu of cash payment for consulting services. The company granted stock options to independent directors to purchase 3,600, 2,244, 2,960 and 3,750 shares* of the Company’s ordinary shares in June 2021, June 2022, July 2022 and August 2023, respectively. These options generally vest on the grant date or over a one-year period. (*Retroactively restated to reflect the Company’s 1-for-10 share consolidation effective on April 11, 2024.)

The Company estimates the fair value of stock option grants using the Black-Scholes option pricing model and the assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment.

Expected Term - The expected term of options represents the period that the Company’s stock-based awards are expected to be outstanding based on the simplified method, which is the half-life from vesting to the end of its contractual term.

Expected Volatility - The Company computes stock price volatility over expected terms based on its historical common stock trading prices.

Risk-Free Interest Rate - The Company bases the risk-free interest rate on the benchmark interest rate for loans from financial institutions provided by the People’s Bank of China with an equivalent remaining term.

Expected Dividend - The Company has never declared or paid any cash dividends on its common shares and does not plan to pay cash dividends in the foreseeable future, and, therefore, uses an expected dividend yield of zero in its valuation models.

F-18

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended September 30, 2023, 5,851 shares* of options were considered in the diluted EPS calculation using treasury stock method. For the years ended September 30, 2022, 3,529 shares* of options were considered in the diluted EPS calculation using treasury stock method. For the year ended September 30, 2021, 3,600 option shares* and 10,120* underwriter warrants were considered in the diluted EPS calculation using treasury stock method. There were no diluted shares for the year ended September 30, 2020.

The following table sets forth the computation of basic and diluted earnings per share for the years ended September 30, 2023, 2022 and 2021:

	For the Years ended September 30,
	2023	2022	2021
Numerator:
Net income attributable to ordinary shareholders	$4,595,982	$6,237,488	$4,590,803

Denominator:
Weighted-average number of ordinary shares outstanding – basic*	913,960	836,077	661,583
Outstanding options*	5,851	3,529	3,597
Outstanding warrants*	-	-	5,444
Potentially dilutive shares from outstanding options and warrants*	5,851	3,529	9,041
Weighted-average number of ordinary shares outstanding – diluted*	919,811	839,606	670,624
Earnings per share – basic*	$5.03	$7.47	$6.94
Earnings per share – diluted*	$5.00	$7.43	$6.85

*	Retroactively restated to reflect the Company’s 1-for-10 share consolidation effective on April 11, 2024.

Comprehensive income

Comprehensive income consists of two components, net income and other comprehensive income (loss). The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to US$ is reported in other comprehensive income (loss) in the consolidated statements of income and comprehensive income.

Statement of Cash Flows

In accordance with ASC 230, “Statement of Cash Flows”, cash flows from the Company’s operations are formulated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

F-19

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. ASU 2016-13 was subsequently amended by ASU 2018-19, ASU 2019-04, ASU 2019-05, ASU 2019-10 and ASU 2020-02. For public entities, ASU 2016-13 and its amendments are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. For all other entities, this guidance and its amendments will be effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company is currently evaluating the effects of the guidance on the Company’s consolidated financial statements and related disclosures.

In October 2020, the FASB issued ASU 2020-10, “Codification Improvements to Subtopic 205-10, presentation of financial statements”. The amendments in this Update improve the codification by ensuring that all guidance that requires or provides an option for an entity to provide information in the notes to financial statements is codified in the disclosure section of the codification. That reduce the likelihood that the disclosure requirement would be missed. ASU 2020-10 is effective for the Company for annual and interim reporting periods beginning January 1, 2022. Early application of the amendments is permitted for any annual or interim period for which financial statements are available to be issued. The amendments in this Update should be applied retrospectively. An entity should apply the amendments at the beginning of the period that includes the adoption date. The Company is currently evaluating the impact of this new standard on Company’s consolidated financial statements and related disclosures.

F-20

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3— LIQUIDITY

As reflected in the Company’s consolidated financial statements, the Company is currently constructing two new manufacturing plants. As of September 30, 2023, the Company had future minimum capital expenditure commitment on its construction-in-progress (“CIP”) project of approximately $5.0 million within the next twelve months. The Company’s Yumen project is estimated to be completed in December 2024. The Company also had unpaid tax liabilities of approximately $2.7 million, which are expected to be settled with local tax authorities within one year. As a result, there is a possibility that the Company’s revenue and cash flows may underperform in the next 12 months.

In assessing its liquidity, management monitors and analyzes the Company’s cash on-hand, its ability to generate sufficient revenue sources in the future, and its operating and capital expenditure commitments. In June 2021, the Company closed its initial public offering and received net proceeds of approximately $11.3 million (see Note 1 and Note 14). On January 17, 2023, the Company closed a private offering of ordinary shares and received subscription net proceeds of $2.0 million (see Note 14).

As of September 30, 2023, the Company had cash on hand of $112,751. The Company also had outstanding accounts receivable of approximately $4.6 million, of which approximately $3.5 million or 75.8% has been subsequently collected as of the date of this filing. As of September 30, 2023, the Company had outstanding bank loans of approximately $3.8 million from several PRC banks (including short-term bank loans of $2.5 million, current portion of long-term bank loans of approximately $0.4 million and long-term loan of $0.9 million). Management expects that it would be able to renew all of its existing bank loans upon their maturity based on past experience and the Company’s good credit history. In addition to the current borrowings, from December 2022 to January 2023, the Company secured an aggregate of $1.7 million of short-term loans with PRC banks as working capital loan (see Note 19).

Based on the current operating plan, management believes that the above-mentioned measures, including cash on hand of $112,751, $2.0 million net proceeds from private offering of ordinary shares in January 2023 and the $1.7 million of short-term loans, collectively will provide sufficient liquidity for the Company to settle the tax liabilities, to meet its future liquidity and capital expenditure requirement on the CIP projects for at least 12 months from the date the Company’s consolidated financial statements are issued.

NOTE 4 — ACCOUNTS RECEIVABLE, NET

Accounts receivable, net, consists of the following:

	September 30, 2023	September 30, 2022

Accounts receivable	$4,615,470	$6,797,644
Less: allowance for doubtful accounts	(13,004)	(13,337)
Accounts receivable, net	$4,602,466	$6,784,307

F-21

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — ACCOUNTS RECEIVABLE, NET (continued)

The Company’s accounts receivable primarily includes balance due from customers when the Company’s products are sold and delivered to customers. Approximately $3.5 million or 75.8% of the net accounts receivable balance as of September 30, 2023 has been collected as of the date of the Company’s consolidated financial statements are released.

The following table summarizes the Company’s accounts receivable and subsequent collection by aging bucket:

Accounts Receivable by aging bucket	Balance as of September 30, 2023	Subsequent collection	% of subsequent collection

Less than 3 months	$4,603,299	$3,487,207	75.8%
From 4 to 6 months	-	-	-%
From 7 to 9 months	-	-	-%
From 10 to 12 months	-	-	-%
Over 1 year	12,171	-	-%
Total gross accounts receivable	4,615,470	3,487,207	75.8%
Allowance for doubtful accounts	(13,004)
Accounts Receivable, net	$4,602,466	$3,487,207	75.8%

Allowance for doubtful accounts movement is as follows:

	September 30, 2023	September 30, 2022

Beginning balance	$13,337	$14,691
Additions	-	-
Write-off uncollectible balance	-	-
Foreign currency translation adjustments	(334)	(1,354)
Ending balance	$13,004	$13,337

NOTE 5 – INVENTORIES, NET

Inventories, net, consist of the following:

	September 30, 2023	September 30, 2022

Raw materials	$12,715	$677,042
Finished goods	975,651	1,051,947
Inventory valuation allowance	(1,079)	(6,869)
Total inventory, net	$987,287	$1,722,120

NOTE 6 –ADVANCES TO SUPPLIERS, NET

Advances to suppliers, net, consist of the following:

Schedule of Advances to suppliers:	September 30, 2023	September 30, 2022

Raw materials purchase	$6,406,488	$3,654,520
Construction of the CIP	6,716,009	2,105
Machinery and equipment	1,918,860	-
Others	75,834	435,365
Less: allowance for doubtful accounts	-	-
Advances to suppliers, net	$15,117,191	$4,091,990

September 30, 2022 advance to supplier balance has been fully realized by March 2023. For the balance as of September 30, 2023, approximately $2.8 million or 18.7% of advances to suppliers for inventory raw materials balances has been realized when the Company received the purchased inventory raw materials from suppliers, and the remaining balance is expected to be realized in March 2024.

F-22

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7— ACQUISITION DEPOSIT

On July 6, 2021, the Company entered into a consulting agreement with a New York based consulting firm (“the consulting firm”), pursuant to which, the consulting firm will help the Company to (i) identify appropriate business partner candidates in New York or California in order to jointly establish a research and development center in the United States for future new product development; (ii) find opportunities to establish business relationship with U.S based companies with OEM demand and utilize the Company’s manufacturing strength and capability to manufacture healthcare ingredient products for U.S companies under the OEM arrangement and (iii) help the Company to purchase or lease appropriate commercial facilities in the U.S., etc. The consulting firm will be compensated with $30,000 in exchange for performing these designated consulting services. Given the fact that the Company lacks credit history in the U.S, the Company is required to make a deposit of $1.5 million to the consulting firm. As of September 30, 2021, the Company has made a deposit of $1.0 million to the consulting firm and recorded it as acquisition deposit on the balance sheets. No additional deposit was made during the years ended September 30, 2023 and 2022.

Due to recent COVID-19 resurgence in Xi’an City and government mandatory quarantine and city lockdown, on January 20, 2022, the Company and the consulting firm signed a supplemental agreement to lower down the required deposit from original $1.5 million to $1.0 million. As a result, the Company does not have further obligation to make additional deposit to the consulting firm.

As of September 30, 2023, the consulting firm has delivered a potential acquisition target to the Company, which is a small R&D firm developing anti-aging formulas. The consulting firm is now helping the Company to perform due diligence work and the Company is now negotiating the detailed terms with this acquisition target. The intended acquisition is expected to be completed around December 2024. The Company may, at its discretion, terminate the consulting agreement and request for a full refund of the deposit anytime if the due diligence work fails or the final acquisition terms not reached by both parties.

NOTE 8— PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net, consists of the following:

	September 30, 2023	September 30, 2022

Buildings	$11,621,665	$967,530
Machinery, equipment and furniture	6,207,931	1,866,760
Motor Vehicles	210,201	201,537
Construction-in-progress (“CIP”) (1)	5,582,213	20,274,698
Subtotal	23,622,010	23,310,525
Less: accumulated depreciation	(2,557,967)	(1,686,088)
Property, plant and equipment, net	$21,064,043	$21,624,437

Depreciation expense was $945,507, $210,916 and $219,906 for the years ended September 30, 2023, 2022 and 2021, respectively.

(1)	Construction-in-progress (“CIP”) represents direct costs of construction incurred for the Company’s manufacturing facilities. On August 16, 2017, the Company’s subsidiary, Xi’an App-Chem Bio (Tech) Co.,Ltd. started to construct a new manufacturing plant in Tongchuan City (“Tongchuan Project”), Shaanxi Province, with total budget of RMB 95.0 million (approximately $13.4 million) for construction of the main body of the manufacturing plant, plant decoration and purchase of machinery and equipment. The total budget increased to RMB 114.0 million (approximately $16.0 million) on July 2, 2021 due to increased material and labor cost, as well as longer construction period caused by COVID-19 pandemic. The construction of Tongchuan Project was fully completed and put into production in December 2022, of which $10,678,336 and $4,305,847 were transferred to Buildings and Machinery, equipment and furniture, respectively, from CIP as of September 30, 2023.

F-23

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8— PROPERTY, PLANT AND EQUIPMENT, NET (continued)

On May 10, 2021, a subsidiary of the Company’s Xi’an App-Chem, Gansu Baimeikang Bioengineering Co., Ltd. obtained a land use right and started to construct a new manufacturing plant in Yumen City (“Yumen Project”), Gansu Province, with an initial budget of RMB 40.0 million (approximately $5.6 million) including the construction of the main body of the manufacturing plant, plant decoration and purchase of machinery and equipment. The budget increased to a total of RMB 200.00 million due to the increase in scale. The construction of Yumen Project is initially expected to be completed by October 2022. Due to the increase in scale and the resurgence of the COVID-19 pandemic, which resulted in the implementation of significant governmental measures, including lockdowns, closures, quarantines and travel bans, the construction work is estimated to be completed in December 2024.

As of September 30, 2023, the Company has spent approximately $5.6 million on the CIP projects located in Yumen, with deposit of additional construction of $6.7 million and equipment procurement of $1.9 million. The future minimum capital expenditure on this CIP project is estimated to be approximately $5.0 million for the next 12 months. The Company currently plans to support its ongoing CIP project construction through cash flows from operations, cash on hand, bank borrowings and equity offering.

As of September 30, 2023, future minimum capital expenditures on the Company’s the CIP project are estimated as follows:

Years ending September 30,	Yumen CIP Project
2024	$5,000,000
2025	-
2026	-
2027	-
Total	$5,000,000

NOTE 9 – INTANGIBLE ASSETS, NET

Intangible assets, net mainly consist of the following:

	September 30, 2023	September 30, 2022

Land use rights	$1,067,134	$430,985
Less: accumulated amortization	(71,907)	(64,818)
Land use rights, net	$995,227	$366,167

Amortization expenses were $9,010, $7,610 and $8,641 for the years ended September 30, 2023, 2022 and 2021, respectively. Estimated future amortization expense for intangible assets is as follows:

Years ending September 30,	Amortization expense

2024	$21,649
2025	21,649
2026	21,649
2027	21,649
2028	21,649
Thereafter	886,982
Total	$995,227

F-24

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10— DEBT

The Company borrowed from PRC banks, other financial institutions and third-parties as working capital funds. As of September 30, 2023 and 2022, the Company’s debt consisted of the following:

(a) Short-term loans:

		September 30, 2023	September 30, 2022

China Construction Bank (“CCB’)	(1)	$42,785	$34,765
Shanghai Pudong Development Bank (“SPD Bank”)	(2)	1,370,614	1,405,777
China Construction Bank	(3)	137,061	140,578
Beijing Bank	(4)	822,368	843,467
Industrial and Commercial Bank of China	(5)	137,061	-
Total short-term loans		$2,509,890	$2,424,587

(1) On January 13, 2022, Tongchuan DT entered into another loan agreement with China Construction Bank (“CCB’) to borrow RMB 247,300 (equivalent to US$34,765) as working capital for one year, with maturity date on January 13, 2023 and interest rate of 3.8525% per annum. The loan was fully repaid upon maturity.

On December 30, 2022, the Company’s subsidiary, Tongchuan DT entered into a loan agreement with CCB to borrow RMB 312,159 (equivalent to US$42,785) as working capital for one year, with maturity date on December 30, 2023 and interest rate of 3.95% per annum. The loan was fully repaid upon maturity.

(2) On December 6, 2021, the Company’s subsidiary, Xi’an App-Chem, obtained an approval of line of credit from Shanghai Pudong Development Bank (“SPD Bank”) for a maximum of RMB 15.0 million (approximately $2.1 million) loans as working capital for one year. On January 10, 2022, the Company borrowed RMB 10.0 million (equivalent to US$1.4 million) short-term loan out of this line of credit as working capital for one year, with interest rate of 5.0% per annum and maturity date on January 10, 2023. A third-party Xi’an Financial Guarantee Co., Ltd. provided guarantee to this loan and the Company paid $15,260 for the guarantee service. In addition, the Company pledged its 100% ownership interest in App-Chem Health and certain free patent owned by the Company as collateral to guarantee this loan. As of the date of this filing, the Company had the availability to borrow additional approximately RMB 5.0 million (equivalent to US$0.7 million) from SPD Bank before December 5, 2022. The loan was fully repaid upon maturity.

On January 16, 2023, the Company’s subsidiary, Xi’an App-Chem, obtained an approval of line of credit from SPD Bank for a maximum of RMB 10.0 million (approximately $1.4 million) loans as working capital for one year. On January 10, 2022, the Company borrowed RMB 10.0 million (equivalent to US$1.4 million) short-term loan out of this line of credit as working capital for one year, with interest rate of 4.3% per annum and maturity date on January 16, 2024. A third-party Xi’an Financial Guarantee Co., Ltd. provided guarantee to this loan and the Company paid $15,260 for the guarantee service. In addition, the Company pledged its 100% ownership interest in App-Chem Health and certain free patent owned by the Company as collateral to guarantee this loan.

F-25

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10— DEBT(continued)

(3) On May 18, 2022, Xi’an App-Chem’s subsidiary, Tianjin YHX, entered into a loan agreement with China Construction Bank to borrow RMB 1.0 million (equivalent to US$140,578) as working capital for one year, with maturity date on May 18, 2023 and interest rate of 3.96% per annum. The loan was fully repaid upon maturity.

On May 15, 2023, Xi’an App-Chem’s subsidiary, Tianjin YHX, entered into a loan agreement with China Construction Bank to borrow RMB 1.0 million (equivalent to US$137,061) as working capital for one year, with maturity date on May 15, 2024 and interest rate of 3.80% per annum.

(4) On June 23, 2022, the Company’s subsidiary, Xi’an App-Chem, entered into a loan agreement with Beijing Bank to borrow RMB 6.0 million (approximately US$0.8 million) short-term loan as working capital for one year, with interest rate of 5.22% per annum and maturity date on June 22, 2023. The Company’s controlling shareholder, Mr. Yongwei Hu and his wife Ms. Jing Liu provided guarantee to this loan. In addition, the Company pledged its 100% ownership interest in App-Chem Ag-tech and certain patent owned by the Company as collateral to guarantee this loan. The loan was fully repaid upon maturity.

On May 11, 2023, the Company’s subsidiary, Xi’an App-Chem, entered into a loan agreement with Beijing Bank to borrow RMB 6.0 million (approximately US$0.8 million) short-term loan as working capital for one year, with interest rate of 5.17% per annum and maturity date on May 10, 2024. The Company’s controlling shareholder, Mr. Yongwei Hu and his wife Ms. Jing Liu provided guarantee to this loan. In addition, the Company pledged its 100% ownership interest in App-Chem Ag-tech and certain patent owned by the Company as collateral to guarantee this loan.

(5) On March 14, 2023, Xi’an App-Chem’s subsidiary, Tianjin YHX, entered into a loan agreement with Industrial and Commercial Bank of China (“ICBC”) to borrow RMB 1.0 million (equivalent to US$137,061) as working capital for one year, with maturity date on March 13, 2024 and interest rate of 3.70% per annum.

(b) Long-term loans:

		September 30, 2023	September 30, 2022

Xi’an High-Tech Emerging Industry Investment Fund Partnership	(6)	$44,747	$1,082,449
Webank Co., Ltd.	(7)	209,133	262,813
China Resources Shenzhen International Investment Trust	(8)	22,844	179,237
Huaxia Bank	(9)	603,070	590,426
Qishang Bank	(10)	411,184	210,867
Total		1,290,978	2,325,792
Less: current portion of long-term loans		(419,610)	(2,135,979)
Total long-term loans		$871,368	$189,813

(6) On June 26, 2017, the Company’s subsidiary, Xi’an App-Chem, entered into a loan agreement with third-party Xi’an High-tech Emerging Industries Investment Fund Partnership (the “Lender”) to borrow RMB 8.0 million (approximately $1.2 million) as working capital for three years, with maturity date on June 25, 2020 and an interest rate of 3.8% per annum. The Company’s controlling shareholder, Mr. Yongwei Hu, pledged his proportionate ownership interest in Xi’an App-chem as collateral to safeguard this loan.

F-26

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10— DEBT (continued)

The loan matured on June 25, 2020 and not repaid on time due to COVID-19 impact. The Company has negotiated with the Lender to extend the loan repayment date to December 25, 2022 in accordance with a COVID-19 relief notice issued by local government, with adjusted interest rate of 4.75% per annum during the period from June 26, 2020 to June 25, 2021, and 5.225% per annum during the period from June 26, 2021 to December 31, 2023. During the year ended September 30, 2023, the Company repaid RMB 7.3 million (equivalent to $1.1 million), and the remaining balance of RMB 0.3 million (approximately $0.05 million) was reclassified as current portion of long-term loans as of September 30, 2023.

(7) On February 10, 2022, Xi’an App-Chem, entered into two loan agreements with Shenzhen Qianhai WeBank Co., Ltd, to borrow an aggregate of RMB 1.51 million (equivalent to US$212,808) loans as working capital for two years, with maturity date on February 12, 2024 and interest rate of 8.1% per annum. Loans from Shenzhen Qianhai WeBank Co., Ltd, in the amount of RMB 623,333 (equivalent to US$85,435) was reclassified as current portion of long-term loans as of September 30, 2023.

On June 20, 2021, Xi’an App-Chem’s subsidiary, Tianjin YHX, entered into a loan agreement with Shenzhen Qianhai WeBank Co., Ltd, to borrow RMB 620,000 (equivalent to US$96,005) as working capital for 24 months, with maturity date on June 20, 2023 and interest rate of 14.4% per annum. The loan was fully repaid during the year ended September 30, 2023.

On March 14, 2022, Tianjin YHX, entered into another loan agreement with Shenzhen Qianhai WeBank Co., Ltd, to borrow RMB 90,000 (equivalent to US$12,652) as working capital for 24 months, with maturity date on March 20, 2024 and interest rate of 15.39% per annum. The loan was fully repaid on its maturity date.

On January 12, 2023, Tianjin YHX, entered into another loan agreement with Shenzhen Qianhai WeBank Co., Ltd, to borrow RMB 150,000 (equivalent to US$20,559) as working capital for 24 months, with maturity date on January 20, 2025 and interest rate of 13.77% per annum.

On August 23, 2023, Tianjin YHX, entered into another loan agreement with Shenzhen Qianhai WeBank Co., Ltd, to borrow RMB 500,000 (equivalent to US$68,531) as working capital for 24 months, with maturity date on August 20, 2025 and interest rate of 14.76% per annum. As of September 30, 2023, RMB250,000 ($34,265) was reclassified as current portion of long-term loans.

On September 15, 2023, Tianjin YHX, entered into another loan agreement with Shenzhen Qianhai WeBank Co., Ltd, to borrow RMB 27,000 (equivalent to US$3,701) as working capital for 24 months, with maturity date on September 15, 2025 and interest rate of 14.76% per annum. As of September 30, 2023, RMB13,500 ($34,265) was reclassified as current portion of long-term loans.

F-27

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10— DEBT (continued)

(8) On February 11, 2022, Xi’an App-Chem, entered into another loan agreement with China Resources Shenzhen International Investment Trust to borrow RMB 566,667 (equivalent to US$79,661) loans as working capital for two years, with maturity date on February 12, 2024 and interest rate of 12.6% per annum. Loans from China Resources Shenzhen International Investment Trust in the amount of RMB 166,667 (equivalent to US$ $22,844) was reclassified as current portion of long-term loans as of September 30, 2023.

On March 1, 2022, Tianjin YHX, entered into a loan agreement with China Resources Shenzhen International Investment Trust, to borrow RMB 0.7 million (equivalent to US$99,576) as working capital for 24 months, with maturity date on February 20, 2024 and interest rate of 16.2% per annum. The amount was repaid in fully during September 30, 2023.

(9) On April 3, 2020, Xi’an App-Chem, obtained a line of credit approval from Huaxia Bank for a maximum of RMB 15 million (approximately $2.1 million) loans, including RMB 3 million (approximately US$0.4 million) loans as working capital for one year with fixed interest rate of 9% per annum and RMB 12 million (approximately $1.7 million) loans as working capital for three years with fixed interest rate of 6.6% per annum. On April 16, 2020, the Company borrowed RMB 2.0 million (approximately $0.3 million) out of a line of credit from Huaxia Bank as working capital for three years, with the interest rate of 6.6% per annum and maturity date on April 16, 2023. From May 14, 2021 to July 7, 2021, Xi’an App-Chem, entered into additional two loan agreements with Huaxia Bank, to borrow total of RMB 3.0 million (approximately $0.4 million) as working capital for two years, with interest rate of 8.5% per annum and maturity date on May 14, 2023 and July 8, 2023, respectively. The loan was repaid in full during September 30, 2023.

On May 30, 2023, Xi’an App-Chem, obtained a RMB 2 million ($274,123) working capital loans from Huaxia Bank with fixed interest rate of 5.0% per annum for three years with a maturity date on May 30, 2026. As of September 30, 2023, RMB200,000 ($27,412) was reclassified as current portion of long-term loans as of September 30, 2023.

On May 30, 2023, Xi’an App-Chem, obtained a RMB 2.4 million ($328,947) working capital loans from Huaxia Bank with fixed interest rate of 6.5% per annum for two years with a maturity date on May 30, 2025. As of September 30, 2023, RMB200,000 ($27,412) was reclassified as current portion of long-term loans as of September 30, 2023.

(10) On December 10, 2020, the Company’s subsidiary, Xi’an App-Chem, obtained an approval of line of credit from Qishang Bank Co., Ltd. (“Qishang Bank”) for a maximum of RMB 13 million (approximately $1.8 million) loans as working capital. On December 15, 2020, the Company borrowed RMB 3.0 million (approximately $0.4 million) as working capital for three years, with maturity date on December 13, 2023 and interest rate of 6.65% per annum. The Company pledged certain free patent owned by the Company as collateral to safeguard this loan. In addition, the Company’s controlling shareholder, Mr. Yongwei Hu and his wife Ms. Jing Liu, also pledged their personal residence properties as collateral to safeguard this loan. The Company repaid RMB 1.5 million (equivalent to $210,867) before September 30, 2022 and the outstanding loan balance as of September 30, 2022 was RMB 1.5 million (equivalent to $210,867). The loan amount was repaid in full during September 30, 2023.

On August 22, 2023, the Company’s subsidiary, Xi’an App-Chem, obtained a working capital loan of RMB3.0 million ($411,184) with an interest rate of 5.80% per annum for three years, with a maturity date of August 21, 2026. As of September 30, 2023, RMB1,000,000 ($137,061) was reclassified as current portion of long-term loans as of September 30, 2023.

For the above-mentioned short-term and long-term loans from PRC banks and financial institutions, interest expense amounted to $238,224, $446,884 and $417,266 for the years ended September 30, 2023, 2022 and 2021, respectively.

F-28

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — RELATED PARTY TRANSACTIONS

(a) Due to related parties

	Related party relationship	September 30, 2023	September 30, 2022

Wenhu Guo	Senior Management of the Company	$6,168	$3,290
Yongwei Hu	Chief Executive Officer and Controlling shareholder of the Company	3,392	6,583
Jing Liu	Wife of the controlling shareholder	18,925	-
Sheying Wang	Senior Management of the Company	3,016	3,093
Yuantao Wang	49% shareholder of Tianjin YHX	23,650	59,870
Shujie Mou	Senior Management of Tianjin YHX	28,229	-
Total due to related parties		$83,380	$72,836

As of September 30, 2023 and 2022, the balance of due to related parties was comprised of the Company’s borrowings from related parties and was used for working capital during the Company’s normal course of business. Such advance was non-interest bearing and due on demand.

(b) Due from related parties

	Related party relationship	September 30, 2023	September 30, 2022

Wenjuan Chen	Senior Management of the Company	$8,358	$-
Lu Jiang	Employee of the Company	53	-
Total due from related parties		$8,411	$-

As of September 30, 2023 and 2022, the balance of due from related parties was mainly comprised of advance to the employees for business purposes.

(c) Loan guarantee provided by related parties

In connection with the Company’s short-term and long-term loans borrowed from PRC banks and other financial institutions, the Company’s controlling shareholder, Mr. Yongwei Hu pledged his proportionate ownership interest in Xi’an App-chem, and his personal bank savings as collateral to safeguard the Company’s borrowings from the banks and financial institutions. Mr. Yongwei Hu and his wife Ms. Jing Liu also jointly pledged their personal residence property to guarantee the Company’s certain loans (see Note 10).

F-29

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — TAXES

(a) Corporate Income Taxes (“CIT”)

Cayman Islands

Under the current tax laws of the Cayman Islands, Bon Natural Life Limited (“Bon Natural Life”) is not subject to tax on its income or capital gains. In addition, no Cayman Islands withholding tax will be imposed upon the payment of dividends by the Company to its shareholders.

Hong Kong

Tea Essence Limited (“Tea Essence”) is incorporated in Hong Kong and is subject to profit taxes in Hong Kong at a rate of 16.5%. However, Tea Essence did not generate any assessable profits derived from Hong Kong sources in the years ended September 30, 2023, 2022 and 2021, and accordingly no provision for Hong Kong profits tax has been made in these periods.

PRC

Under PRC CIT Law, domestic enterprises and Foreign Investment Enterprises (“FIEs”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on a case-by-case basis by local government as preferential tax treatment to High and New Technology Enterprises (“HNTEs”).

Under this preferential tax treatment, HNTEs are entitled to an income tax rate of 15%, subject to a requirement that they re-apply for their HNTE status every three years. The Company’s subsidiary, Xi’an App-Chem was approved as a HNTE and is entitled to a reduced income tax rate of 15% beginning October 18, 2017, which is valid for three years. In December 2020, Xi’an App-Chem successfully renewed its HNTE Certificate with local government and will continue to enjoy the reduced income tax rate of 15% for another three years by December 1, 2023.

CIT is typically governed by the local tax authority in PRC. Each local tax authority at times may grant tax holidays to local enterprises as a way to encourage entrepreneurship and stimulate local economy. The corporate income taxes for the years ended September 30, 2023, 2022 and 2021 were reported at a blended reduced rate as a result of Xi’an App-chem being approved as a HNTE and enjoying a 15% reduced income tax rate, but subsidiaries of Xi’an App-chem are subject to a 25% income tax rate. The impact of the tax holidays noted above decreased foreign taxes by $667,258, $825,899 and $514,327 for the years ended September 30, 2023, 2022 and 2021, respectively. The benefit of the tax holidays on net income per share (basic and diluted) $1.50, $1.00 and $0.80 for the years ended September 30, 2023, 2022 and 2021, respectively. (*Retroactively restated to reflect the Company’s 1-for-10 share consolidation effective on April 11, 2024.)

F-30

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — TAXES (continued)

The following table reconciles the China statutory rates to the Company’s effective tax rate for the years ended September 30, 2023, 2022 and 2021:

	For the Years Ended September 30,
	2023	2022	2021
PRC statutory income tax rate	25.0%	25.0%	25.0%
Effect of income tax holiday	(12.0)%	(11.0)%	(9.5)%
Permanent difference	0.6%	0.1%	0.5%
Research and development deduction	(5.4)%	(4.2)%	(3.4)%
Change in valuation allowance	9.8%	7.0%	2.5%
Effective tax rate	18.0%	16.9%	15.1%

The components of the income tax provision (benefit) are as follows:

	For the Years Ended September 30,
	2023	2022	2021
Current tax provision:
Cayman Islands	$-	$-	$-
Hong Kong		-	-
China	1,000,887	1,248,013	791,822
Sub-total	1,000,887	1,248,013	791,822
Deferred tax provision (benefit):
Cayman Islands	-	-	-
Hong Kong	-	-	-
China	1,411	19,012	29,109
Sub-total	1,411	19,012	29,109
Income tax provision	$1,002,298	$1,267,025	$820,931

Deferred tax assets

The Company’s deferred tax assets are comprised of the following:

	September 30, 2023	September 30, 2022

Deferred tax assets derived from allowance for doubtful accounts and net operating losses (“NOL”)	$300,846	$257,947
Less: valuation allowance	(299,511)	(255,179)
Deferred tax assets	$1,335	$2,768

The Company follows ASC 740, “Income Taxes”, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income.

F-31

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — TAXES (continued)

A valuation allowance is provided against deferred tax assets when the Company determines that it is more likely than not that the deferred tax assets will not be utilized in the future. The Company has subsidiaries in the PRC, among which 7 entities, including Xi’an CMIT, App-Chem Ag-tech, App-Chem Guangzhou, Tongchuan DT, Xi’an DT, Tianjin YHX and Gansu BMK, reported recurring operating losses since their inception and the chances for these subsidiaries that suffered recurring losses in prior period to become profitable in the foreseeable near future and to utilize their net operating loss carry forwards were remote. Accordingly, the Company provided valuation allowance of $299,511 and $255,179 for the deferred tax assets of these subsidiaries as of September 30, 2023 and 2022, respectively.

As of September 30, 2023, all of the Company’s tax returns of its PRC subsidiaries remain open for statutory examination by PRC tax authorities.

(b) Taxes payable

Taxes payable consist of the following:

	September 30, 2023	September 30, 2022

Income tax payable	$1,296,206	$576,098
Value added tax payable	1,338,800	572,306
Other taxes payable	83,681	91,304
Total taxes payable	$2,718,687	$1,239,708

As of September 30, 2023 and 2022, Company had accrued tax liabilities of approximately $2.7 million and $1.2 million, respectively, mostly related to the unpaid value added tax and income tax in China.

F-32

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - OPERATING LEASE

The Company entered into following lease agreements to lease its factory in Dali County, Shaanxi Province of China and its office spaces in Xi’an City, Shaanxi Province of China. The Company intend to continue these leases for the next three years.

On April 6, 2022, the Company entered into a three-years lease agreement with Xi’an Droplets Culture Ltd. to rent an office space of 1163 square meters at Xi’an City, PRC. The rental payment related to the lease were $97,351 for the years ended September 30, 2022.

Balance sheet information related to the operating lease is as follows:

	September 30, 2023	September 30, 2022

Operating lease assets:
Operating lease right of use assets	$312,067	$546,690
Total operating lease assets	312,067	546,690

Operating lease obligations:
Current operating lease liabilities	227,297	230,182
Non-current operating lease liabilities	91,720	327,202
Total operating lease obligations	$319,017	$557,384

F-33

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - OPERATING LEASE (continued)

The weighted-average remaining lease term and the weighted-average discount rate of leases are as follows:

September 30, 2023
Weighted-average remaining lease term	1.4

Weighted-average discount rate	4.75%

The following table summarizes the maturity of operating lease liabilities as of September 30, 2023:

12 months ending March 31,	US$
2024	$236,512
2025	92,580
2026	-
Total lease payments	329,091
Less: imputed interest	(10,074)
Total lease liabilities	$319,017

NOTE 14— SHAREHOLDERS’ EQUITY

Ordinary Shares

Bon Natural Life Limited (“Bon Natural Life”, or the “Company”) was incorporated under the laws of Cayman Islands on December 11, 2019. The initial authorized number of ordinary shares was 500,000,000 shares with par value of US$0.0001 each. On March 9, 2024, the Company adopted an amendment of Memorandum of Association to amend the capital of the Company into (a) 270,000,000 ordinary shares of a par value of US$0.001 each and (b) 30,000,000 preference shares of a par value of US$0.001 each.

On June 17, 2020, the Company’s shareholders approved a reverse split of the outstanding ordinary shares at a ratio of 1-for-3 shares (the “Reverse Split”), which led to a redemption of 1,033,333 shares* out of the 1,550,000 ordinary shares* previously issued to existing shareholders. The Reverse Split did not change the authorized number of ordinary shares and only changed the issued and outstanding ordinary shares. The Reverse Split took effective on June 24, 2020. As a result of this reverse split, there were 516,667 shares* issued and outstanding. The issuance of these 516,667 shares* is considered as a part of the Reorganization of the Company, which was retroactively applied as if the transaction occurred at the beginning of the period presented.

F-34

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14— SHAREHOLDERS’ EQUITY (continued)

On June 28, 2021, the Company closed its initial public offering (“IPO”) of 220,000 ordinary shares*, par value US$0.001 per share* at a public offering price of $50.00 per share*, and the Company’s ordinary shares started to trade on the Nasdaq Capital Market under the ticker symbol “BON” since June 24, 2021. On July 2, 2021, the underwriters exercised its over-allotment option to purchase an additional 33,000 shares*, par value US$0.001 per share* at the price of $50.00 per share*.

In connection with the Company’s IPO, the Company agreed to issue to the underwriters with warrants to purchase up to a total of 10,120 ordinary shares* of the Company, with warrant terms of five years and an exercise price of $50.00 per share*, among which 5,060 shares* of warrants had been exercised on October 1, 2021 by cashless method, which resulted in 2,038 ordinary shares* issued with no proceeds received by the Company from this transaction. Subsequently, on July 13, 2022, the underwriters elected to exercise the remaining 5,060 shares* of warrants under the cashless method, which resulted in 3,185 ordinary shares* issued with no proceeds received by the Company from this transaction.

On January 17, 2023, the Company closed a private offering of ordinary shares and warrants to purchase ordinary shares. A total of 275,000 ordinary shares* were issued to a total of five investors (the “Investors”) at a subscription price of $8.00 per share*, for total subscription proceeds of $2,200,000. In addition, for each share subscribed for by the Investors, the Company issued one warrant to purchase one ordinary share at an exercise price of $8.80 per share*, exercisable for a period of 24 month for a total of 275,000 shares. A commission of $168,532 were paid related to this private offering.

On March 9, 2024, the shareholders of the Company approved a reverse split at a ratio of 1-for10 shares. The Reverse Split took effective on April 11, 2024. As a result of this reverse split, there were 1,173,867 shares* and 839,623 shares* issued and outstanding as of September 30, 2023 and 2022, which are considered as a part of the Reorganization of the Company and was retroactively applied as if the transaction occurred at the beginning of the period presented.

Underwriter warrants

In connection with the Company’s IPO, the Company also agreed to issue to the underwriters and to register herein warrants to purchase up to a total of 10,120 ordinary shares* of the Company (equal to 4% of the total number of Ordinary Shares sold in the IPO) (the “Underwriter Warrants”).

These warrants have warrant term of five years, with an exercise price of $50.00 per share* (equal to 100% of the Company’s IPO offering price of $50.00 per share*). The Underwriter Warrants may be purchased in cash or via cashless exercise, will be exercisable for five (5) years, and will terminate on the fifth anniversary of the date thereafter.

The warrants are exercisable at any time, and from time to time, in whole or in part, commencing 180 days from the closing of the IPO. Management determined that these warrants meet the requirements for equity classification under ASC 815-40. On October 1, 2021, the underwriters elected to exercise 5,060 shares* of warrants with cashless exercise, which resulted in 2,038 ordinary shares* issued with no proceeds received by the Company from this transaction. Subsequently, on July 13, 2022, the underwriters elected to exercise the remaining 5,060 shares* of warrants under the cashless method, which resulted in 3,185 ordinary shares* issued with no proceeds received by the Company from this transaction.

A summary of warrants activity for the years ended September 30, 2023, 2022 and 2021 was as follows:

	Number of warrants*	Weighted Average Exercise Price*	Weighted Average Remaining Contractual Term
Outstanding, September 30, 2021	10,120	$50.00	-
Granted	-	-	-
Forfeited	-	-	-
Exercised	(10,120)	50.00	-
Exercisable, September 30, 2022	-	$-	-
Granted	275,000	8.80	1.3
Forfeited	-	-	-
Exercised	-	-	-
Outstanding, September 30, 2023	275,000	$8.80	1.3
Exercisable, September 30, 2023	275,000	$8.80	1.3

(*	Retroactively restated to reflect the Company’s 1-for-10 share consolidation effective on April 11, 2024.)

F-35

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14— SHAREHOLDERS’ EQUITY (continued)

Non-controlling interest

The Company’s subsidiary, Xi’an App-chem, owns majority of the equity interest in the following two entities: Xi’an Dietary Therapy Medical Technology Co., Ltd (“Xi’an DT”) and Tianjin Yonghexiang Bio(Tech) Co., Ltd. (“Tianjin YHX”) Non-controlling interests represent minority shareholders’ 25% ownership interests in Xi’an DT and 49% ownership interest in Tianjin YHX. The following table reconciles the non-controlling interest as of September 30, 2023 and 2022:

	Xi’an DT	Tianjin YHX	Total
As of September 30, 2022	$472,812	$57,680	$530,492
Net loss attributable to non-controlling interest	(5,700)	(37,600)	(43,300)
Foreign currency translation adjustment	1,315	8,674	9,989
As of September 30, 2023	$468,427	$28,754	$497,181

Statutory reserve and restricted net assets

Relevant PRC laws and regulations restrict the Company’s PRC subsidiaries from transferring a portion of their net assets, equivalent to their statutory reserves and their share capital, to the Company in the form of loans, advances or cash dividends. Only PRC entities’ accumulated profits may be distributed as dividends to the Company without the consent of a third party.

The Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. The statutory reserve may be applied against prior year losses, if any, and may be used for general business expansion and production or increase in registered capital, but are not distributable as cash dividends.

The payment of dividends by entities organized in China is subject to limitations, procedures and formalities. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. The results of operations reflected in the consolidated financial statements prepared in accordance with U.S GAAP differ from those in the statutory financial statements of the WFOE and its subsidiaries. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by State Administration of Foreign Exchange.

In light of the foregoing restrictions, the Company’s WFOE Xi’an CMIT and subsidiaries are restricted in their ability to transfer their net assets to the Company. Foreign exchange and other regulations in the PRC may further restrict the WFOE and its subsidiaries from transferring funds to the Company in the form of dividends, loans and advances.

As of September 30, 2023 and 2022, the restricted amounts as determined pursuant to PRC statutory laws totaled $2,372,871 and $1,804,116, respectively, and total restricted net assets amounted to $20,556,190 and $17,516,406, respectively.

F-36

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - SHARE-BASED COMPENSATION

On June 23, 2020, the Company entered into consulting service agreements with three third-party consultants (collectively the “Consultants”), pursuant to which, the Consultants provided public listing related consulting services to the Company in connection with the Company’s intended IPO effort. The Company issued 63,333 of its ordinary shares* to the Consultants in lieu of cash payment for such services. The 63,333 shares* are valued at $633,333. Such service fee had been amortized over the service period from June 23, 2020 to June 22, 2021.

The Company applied ASC 718 and related interpretations in accounting for measuring the cost of share-based compensation over the period during which the consultants are required to provide services in exchange for the issued shares. For the years ended September 30, 2023, 2022 and 2021, Nil, Nil and $422,221 share-based compensation expenses were recognized and capitalized as part of the deferred initial public offering costs, respectively, then charged to shareholders’ equity upon the completion of the IPO, as the consultants’ services directly related to the Company’s intended IPO.

On May 31, 2023, the Company entered into consulting agreements with a third-party consultant, which provide financial and acquisition consulting services. The Company issued 50,000 of its ordinary shares* to the consultant in lieu of cash payments for such services. The 50,000 shares* were valued at $174,904 and are fully expensed for the year ended September 30, 2023.

On August 2, 2023, the Company issued 7,000 of its ordinary shares* to a third-party consultant, which provide legal advice services. The 7,000 shares* were valued at $43,400 and were expensed for the year ended September 30, 2023.

Pursuant to the Director Service Agreements with the Company’s independent directors and following the completion of the Company’s IPO, on June 23, 2021, the Company granted stock options to three independent directors to purchase an aggregate of 3,600 shares* of the Company’s ordinary shares, par value of $0.001 per share*, at exercise price of $0.10 per share* for a fair value of total $179,640, as part of the compensation to these independent directors. The stock options granted shall vest in equal monthly installments for 12 months, commencing on July 1, 2021 until June 30, 2022.

On June 28, 2022 and July 1, 2022, independent directors were granted options to purchase 2,244 and 2,960 shares* of the Company’s ordinary shares, respectively, exercisable at $0.10 per share*. These stock options granted shall vest in equal monthly installments for 12 months, with expired date of June 28, 2023 and July 1, 2023, respectively. Share-based compensation awards are measured at the grant date fair value of the awards and recognized as expenses using the straight-line method over the service period.

F-37

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - SHARE-BASED COMPENSATION (continued)

SHARE-BASED COMPENSATION AWARDS MEASURED AT GRANT DATE FAIR VALUE

On August 3, 2023, two independent directors were granted options to purchase 1,875 shares* per director of the Company’s ordinary shares, respectively, exercisable at $0.10 per share*. These stock options granted shall vest in equal monthly installments for 12 months, with expired date of July 31, 2024. Share-based compensation awards are measured at the grant date fair value of the awards and recognized as expenses using the straight-line method over the service period.

	For the Years Ended September 30,
	2023	2022
Exercise price*	$0.10	$0.10
Expected term (years)	1	1
Expected stock price volatility	158.2%	114.1%
Risk-free rate of interest	4.35%	4.35%
Expected dividend rate	0%	0%

For the years ended September 30, 2023, 2022 and 2021, stock-based compensation associated with amortization of stock option expense was $131,092, $170,883 and $44,910, respectively. All stock-based compensation was recorded as a component of general and administrative expense.

The following table summarizes the Company’s stock option activities:

	Number of options*	Weighted Average Exercise Price*	Weighted Average Remaining Contractual Term
Outstanding, September 30, 2021	3,600	$0.10	9.75
Granted	5,204	0.10	10.00
Forfeited	-	-
Exercised	(1,400)	0.10	-
Outstanding, September 30, 2022	7,404	$0.10	9.25
Granted	3,750	0.10	10.00
Forfeited	-	-	-
Exercised	(2,244)	0.10	-
Outstanding, September 30, 2023	8,910	$0.10	9.03
Exercisable, September 30, 2023	5,785	$0.10	8.51

(*	Retroactively restated to reflect the Company’s 1-for-10 share consolidation effective on April 11, 2024.)

F-38

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 - CONCENTRATION

A majority of the Company’s revenue and expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance. For the years ended September 30, 2023, 2022 and 2021, the Company’s substantial assets were located in the PRC and the Company’s substantial revenues were derived from its subsidiaries located in the PRC.

As of September 30, 2023 and 2022, $106,719 and $835,462 of the Company’s cash was on deposit at financial institutions in the PRC. Per PRC regulations, the maximum insured bank deposit amount is RMB500,000 (approximately $68,531) for each financial institution. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness. The Company has not experienced any losses in such accounts. As of September 30, 2023 and 2022, the Company’s substantial assets were located in the PRC and the Company’s substantial revenues were derived from its subsidiaries located in the PRC.

The Company sells its products primarily through direct distributors in the People’s Republic of China (the “PRC”) and to some extent, the overseas customers in European countries, North America and Middle East. For the year ended September 30, 2023, three customers accounted for 41.8%, 29.5% and 11.1% of the Company’s total revenue, respectively. For the year ended September, 2022, three customers accounted for 35.5%, 23.9% and 15.4% of the Company’s total revenue, respectively. For the year ended September 30, 2021, two customers accounted for 35.5% and 26.1% of the Company’s total revenue, respectively.

As of September 30, 2023, three customers accounted for approximately 42.7%, 24.7% and 13.2% of the total accounts receivable balance, respectively. As of September 30, 2022, three customers accounted for approximately 38.1%, 33.7% and 17.9% of the total accounts receivable balance, respectively.

For the years ended September 30, 2023 three suppliers accounted for approximately 41.8%, 29.5% and 11.1% of the total purchases, respectively. For the year ended September 30, 2022, four suppliers accounted for approximately 24.6%, 15.0%, 11.9% and 10.7% of the total purchases, respectively. For the year ended September 30, 2021, two suppliers accounted for approximately 30.1% and 13.4% of the total purchases, respectively.

NOTE 17 - COMMITMENTS AND CONTINGENCIES

From time to time, the Company is a party to various legal actions arising in the ordinary course of business. The Company accrues costs associated with these matters when they become probable and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. For the years ended September 30, 2023, 2022 and 2021, the Company did not have any material legal claims or litigation that, individually or in aggregate, could have a material adverse impact on the Company’s consolidated financial position, results of operations and cash flows.

The Company has an ongoing CIP project associated with the construction of a new manufacturing facility. As of September 30, 2023, future minimum capital expenditures on the Company’s CIP project amounted to $5 million, for the next 12 months from the date the Company’s consolidated interim financial statements are released (see Note 8).

F-39

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18— DISAGGREGATION OF REVENUES

Revenue by region

	For Years ended September 30,
	2023	2022	2021
PRC	$28,971,115	$28,756,333	$23,704,259
Overseas	551,238	1,152,228	1,790,305
Total revenue	$29,522,353	$29,908,561	$25,494,564

Revenue by product categories

The summary of our total revenues by product categories for the years ended September 30, 2023, 2022 and 2021 was as follows:

	For Years ended September 30,
	2023	2022	2021
Fragrance compounds	$14,315,810	$13,710,556	$12,744,029
Health supplements (solid drinks)	8,704,468	7,145,708	6,655,982
Bioactive food ingredients	6,502,075	9,052,297	6,094,553
Total revenue	$29,522,353	$29,908,561	$25,494,564

F-40

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 - SUBSEQUENT EVENTS

(1). Bank Loans

On January 15, 2024, the Company’s subsidiary, Xi’an App-Chem, entered into a loan agreement with China Bohai Bank to borrow RMB 4.0 million (equivalent to US$0.5 million) as working capital for one year, with interest rate of 3.9% per annum and maturity date on January 21, 2025. The Company’s controlling shareholder, Mr. Yongwei Hu and his wife Ms. Jing Liu, provided guarantee to this loan.

(2) Issuance of Shares for Stock-based Compensation

On October 2, 2023, the Company issued a total of 155,000 ordinary shares* to employees and consultants under its 2022 Equity Incentive Plan. Included in these issuances were 10,000 ordinary shares* issued as compensation to the Company’s Chief Executive Officer, Yongwei Hu. The shares issued to Mr. Hu will vest in six months. (*Retroactively restated to reflect the Company’s 1-for-10 share consolidation effective on April 11, 2024.)

F-41

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20— FINANCIAL INFORMATION OF THE PARENT COMPANY

Rule 12-04(a), 5-04(c) and 4-08(e)(3) of Regulation S-X require the financial information of the parent company to be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. The Company performed a test on the restricted net assets of consolidated subsidiaries in accordance with such requirement and concluded that it was applicable to the Company as the restricted net assets of the Company’s PRC subsidiaries exceeded 25% of the consolidated net assets of the Company, therefore, the financial statements for the parent company are included herein.

For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the Company’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party.

The financial information of the parent company has been prepared using the same accounting policies as set out in the Company’s consolidated financial statements except that the parent company used the equity method to account for investment in its subsidiaries. Such investment is presented on the balance sheets as “Investment in subsidiaries” and the respective profit or loss as “Equity in earnings of subsidiaries” on the statements of comprehensive income.

The footnote disclosures contain supplemental information relating to the operations of the Company and, as such, these statements should be read in conjunction with the notes to the consolidated financial statements of the Company. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S GAAP have been or omitted.

The Company did not pay any dividend for the periods presented. As of September 30, 2023 and 2022, there were no material contingencies, significant provisions for long-term obligations, or guarantees of the Company, except for those which have been separately disclosed in the consolidated financial statements, if any.

F-42

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

PARENT COMPANY BALANCE SHEETS

	September 30, 2023	September 30, 2022

ASSETS
CURRENT ASSETS
Cash	$867	$1,221
Acquisition deposit	1,000,000	1,000,000
Due from subsidiaries	10,998,557	9,402,525
Prepaid expenses and other current assets	(22,920)	42,749
TOTAL CURRENT ASSETS	11,976,504	10,446,495

NON-CURRENT ASSETS
Investment in subsidiaries	23,507,948	19,115,509

TOTAL ASSETS	$35,484,452	$29,562,004

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES	$-	$-

COMMITMENTS AND CONTINGENCIES		-

SHAREHOLDERS’ EQUITY
Ordinary shares, ($0.001 par value, 270,000,000 shares authorized, 1,173,867 and 839,623 shares issued and outstanding as of September 30, 2023 and 2022, respectively)*	$1,117	$840
Additional paid-in capital	18,182,202	15,711,450
Retained earnings	20,980,978	16,480,885
Accumulated other comprehensive income (loss)	(3,679,845)	(2,631,171)
Total Bon Natural Life Limited shareholders’ equity	35,484,452	29,562,004

Total liabilities and Bon Natural Life Limited shareholders’ equity	$35,484,452	$29,562,004

*	Retroactively restated to reflect the Company’s 1-for-10 share consolidation effective on April 11, 2024.

F-43

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

PARENT COMPANY STATEMENTS OF COMPREHENSIVE INCOME

	For the Years Ended September 30,
	2023	2022	2021
General and administrative expenses	$(846,930)	$(972,215)	$(68,722
Interest income	2	5	13
Equity in earnings of subsidiaries and VIEs	5,442,910	7,209,698	4,659,512

NET INCOME ATTRIBUTABLE TO BON NATURAL LIFE LIMITED	4,595,982	6,237,488	4,590,803
Foreign currency translation adjustment	(1,050,274)	(2,853,392)	610,323
COMPREHENSIVE INCOME ATTRIBUTABLE TO BON NATURAL LIFE LIMITED	$3,545,708	$3,384,096	$5,201,126

F-44

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

PARENT COMPANY STATEMENTS OF CASH FLOWS

	For the Years Ended September 30,
	2023	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,595,982	$6,237,488	$4,590,803
Adjustments to reconcile net cash flows from operating activities:
Equity in earnings of subsidiaries and VIEs	(5,442,910)	(7,209,698)	(4,659,512)
Amortization of stock-based compensation	131,092	170,883	44,910
Issuance of ordinary shares for services	218,304	-	-
Changes in operating assets and liabilities:
Payables due to subsidiaries	(1,596,032)	597,475
Prepaid expenses and other current assets	65,669	(40,148)	(2,600
Net cash used in operating activities	(2,027,898)	(244,000)	(26,399

CASH FLOWS FROM INVESTING ACTIVITIES:
Payment of acquisition deposit	-	-	(1,000,000
Net cash used in investing activities	-	-	(1,000,000

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of ordinary shares	2,027,544	-	11,271,480
Proceeds from exercise of stock options	-	140
Cash lent to subsidiaries and VIE	-	-	(10,000,000
Net cash provided by (used in) financing activities	2,027,544	140	1,271,480

CHANGES IN CASH	(354)	(243,860)	245,081

CASH beginning of year	1,221	245,081	-

CASH, end of year	$867	$1,221	$245,081

F-45

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	As of
	March 31, 2024	September 30, 2023
ASSETS
CURRENT ASSETS
Cash	$717,879	$112,751
Short-term investments	-	65
Accounts receivable, net	8,108,271	4,602,466
Inventories, net	1,437,180	987,287
Advance to suppliers, net	15,414,883	15,117,191
Acquisition deposit	1,000,000	1,000,000
Prepaid expenses and other current assets	1,583,606	2,363,704
TOTAL CURRENT ASSETS	28,261,819	24,183,464

Property, plant and equipment, net	20,613,211	21,064,043
Intangible assets, net	992,544	995,227
Right-of-use lease assets, net	199,679	312,067
Deferred tax assets, net	12,672	1,335
TOTAL ASSETS	$50,079,925	$46,556,136

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Short-term loans	$4,617,414	$2,509,890
Current portion of long-term loans	473,111	419,610
Accounts payable	1,284,816	1,404,937
Due to related parties	188,640	83,380
Taxes payable	2,523,163	2,718,687
Deferred revenue	497,937	106,514
Accrued expenses and other current liabilities	1,797,826	2,140,900
Operating lease liability, current	202,552	227,297
TOTAL CURRENT LIABILITIES	11,585,459	9,611,215

Long-term loans	1,176,624	871,368
Operating lease liability, noncurrent	-	91,720
TOTAL LIABILITIES	$12,762,083	$10,574,303

COMMITMENTS AND CONTINGENCIES
EQUITY
Ordinary shares, ($0.001 par value, 270,000,000 shares authorized, 1,413,867 and 1,173,867 shares issued and outstanding as of March 31, 2024 and September 30, 2023, respectively)*	1,414	1,174
Additional paid in capital	19,097,652	18,088,056
Statutory reserve	2,372,871	2,372,871
Retained earnings	18,693,477	18,703,996
Accumulated other comprehensive income	(3,470,975)	(3,681,445)
TOTAL BON NATURAL LIFE LIMITED SHAREHOLDERS’ EQUITY	36,694,439	35,484,652
Non-controlling interest	623,403	497,181
TOTAL SHAREHOLDERS’ EQUITY	37,317,842	35,981,833
TOTAL LIABILITIES AND EQUITY	$50,079,925	$46,556,136

*	Retroactively restated to reflect the Company’s 1-for-10 share consolidation effective on April 11, 2024.

F-46

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(UNAUDITED)

	For the six months ended March 31,
	2024	2023
REVENUE	$10,183,553	$14,149,967
COST OF REVENUE	(7,215,116)	(9,432,619)
GROSS PROFIT	2,968,437	4,717,348

OPERATING EXPENSES
Selling expenses	(103,096)	(136,164)
General and administrative expenses	(1,890,452)	(1,465,955)
Research and development expenses	(890,384)	(129,995)
Total operating expenses	(2,883,932)	(1,732,114)

INCOME FROM OPERATIONS	84,505	2,985,234

OTHER INCOME (EXPENSES)
Interest income	161	8,732
Interest expense	(143,747)	(178,557)
Unrealized foreign transaction exchange loss (gain)	(2,747)	8,452
Government subsidies	61,081	11,916
Income from short-term investments	-	-
Other income (expenses)	49,683	(223,044)
Total other expenses, net	(35,569)	(372,501)

INCOME BEFORE INCOME TAX PROVISION	48,936	2,612,733

INCOME TAX PROVISION	(90,734)	(510,077)

NET (LOSS) INCOME	(41,798)	2,102,656
Less: net loss attributable to non-controlling interest	(31,279)	(17,104)
NET (LOSS) INCOME ATTRIBUTABLE TO BON NATURAL LIFE LIMITED	$(10,519)	$2,119,760

NET (LOSS) INCOME	$(41,798)	$2,102,656

OTHER COMPREHENSIVE INCOME
Total foreign currency translation adjustment	367,971	1,071,621
TOTAL COMPREHENSIVE INCOME	326,173	3,174,277
Less: comprehensive loss attributable to non-controlling interest	126,222	(17,104)
COMPREHENSIVE INCOME ATTRIBUTABLE TO BON NATURAL LIFE LIMITED	$199,951	$3,191,381

(LOSS) EARNINGS PER SHARE ATTRIBUTABLE TO BON NATURAL LIFE LIMITED
Basic*	$(0.03)	$2.36
Diluted*	$(0.03)	$2.34

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic*	1,285,702	891,831
Diluted*	1,285,702	897,924

*	Retroactively restated to reflect the Company’s 1-for-10 share consolidation effective on April 11, 2024.

F-47

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED MARCH 31, 2024 AND 2023

(UNAUDITED)

	Common shares		Additional paid-in	Statutory	Retained	Accumulated other comprehensive	Total shareholders’	Non- controlling	Total
	Shares*	Amount	capital	reserve	earnings	loss	equity	interest	equity
Balance at September 30, 2022	839,623	$840	$15,711,450	$1,804,116	$14,676,769	$(2,631,171)	$29,562,004	$530,492	$30,092,496
Issuance of ordinary shares in a private placement, net	275,000	275	2,199,725				2,200,000		2,220,000
Share-based compensation			35,000				35,000		35,000
Net income					2,119,760		2,119,760	(17,104)	2,102,656
Foreign currency translation adjustment						1,071,621	1,071,621		1,071,621

Balance at March 31, 2023	1,114,623	$1,115	$17,946,175	$1,804,116	$16,796,529	$(1,559,550)	$34,988,384	$513,387	$35,501,771

Balance at September 30, 2023	1,173,867	$1,174	$18,088,056	$2,372,871	$18,703,996	$(3,681,445)	$35,484,652	$497,181	$35,981,833
Share-based compensation	240,000	240	1,009,596				1,009,836		1,009,836
Net loss					(10,519)		(10,519)	(31,279)	(41,798)
Foreign currency translation adjustment						210,470	210,470	157,501	367,971

Balance at March 31, 2024	1,413,867	$1,414	$19,097,652	$2,372,871	$18,693,477	$(3,470,975)	$36,694,439	$623,403	$37,317,842

*	Retroactively restated to reflect the Company’s 1-for-10 share consolidation effective on April 11, 2024.

F-48

BON NATURAL LIFE LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the six months ended March 31,
	2024	2023
Cash flows from operating activities
Net (loss) income	$(41,798)	$2,102,656
Adjustments to reconcile net income to cash provided by operating activities
Allowance for doubtful accounts	21,441	-
Depreciation and amortization	686,038	282,888
Inventory reserve	58,349	105,314
Deferred income tax	(11,345)	(25,749)
Amortization of operating lease right-of-use assets	115,882	114,179
Share-based compensation	1,009,836	35,000
Unrealized foreign currency exchange loss (gain)	2,747	(8,452)
Changes in operating assets and liabilities:
Accounts receivable	(3,464,205)	(2,198,450)
Inventories	(498,736)	(124,601)
Advance to suppliers, net	(160,908)	(3,353,433)
Prepaid expenses and other current assets	801,781	(3,595,458)
Accounts payable	(135,111)	100,386
Operating lease liabilities	(120,040)	(115,170)
Taxes payable	(224,459)	386,510
Deferred revenue	391,057	781,183
Accrued expenses and other current liabilities	(314,702)	3,335,205
Net cash used in operating activities	(1,884,173)	(2,177,992)

Cash flows from investing activities
Purchase of property and equipment	(693)	(15,131)
Capital expenditures on construction-in-progress	-	(2,970)
Net cash used in investing activities	(693)	(18,101)

Cash flows from financing activities
Net proceeds from issuance of ordinary shares	-	2,200,000
Proceeds from short-term loans	3,619,267	259,767
Proceeds from long-term loans	854,514	-
Repayment of short-term loans	(1,534,052)	(79,165)
Repayment of long-term loans	(508,629)	(437,412)
Proceeds from (repayment of) borrowings from related parties	80,752	(1,038)
Repayment of capital lease	-	(27,236)
Net cash provided by financing activities	2,511,853	1,914,916

Effect of changes of foreign exchange rates on cash	(21,858)	(17,412)
Net increase (decrease) in cash	605,128	(298,589)
Cash, beginning of period	112,751	840,861
Cash, end of period	$717,879	$542,272

Supplemental disclosure of cash flow information
Cash paid for interest expense	$143,747	$178,557
Cash paid for income tax	$-	$500,251
Supplemental disclosure of non-cash investing and financing activities
Amortization of share-based compensation for initial public offering services	$24,000	$35,000
Right-of-use assets obtained in exchange for operating lease obligations	$-	$458,181

F-49

PROSPECTUS

BON NATURAL LIFE LIMITED

Up to $26,000,000 in Ordinary Shares

Until ________, 2024, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Subject to the provisions of the Companies Law and in the absence of fraud or willful default, the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a Director, managing director, agent, auditor, secretary and other officer for the time being of the Company; or

(b) is or was, at the request of the Company, serving as a Director, managing director, agent, auditor, secretary and other officer for the time being of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

On May 16, 2024, we closed an exempt private offering of $5,600,000 worth of ordinary shares of the Company (the “Shares”) at a price of $2.29 per share (the “Offering”). Together with each Share issued, the subscribers in the Offering received warrants to purchase three (3) ordinary shares at a price equal to 110% of the per-Share offering price, exercisable for four (4) months from the close of the Offering. In total, we issued 2,445,415 shares in the Offering, together with warrants to purchase up to 7,336,245 ordinary shares at a price of $2.52 per share. A total of four (4) subscribers participated in the Offering, including our Chairman and CEO, Yongwei Hu, who subscribed for 1,834,061 shares. The Offering was conducted pursuant to the exemption provided by Rule 506(b) under Regulation D. The Shares were offered exclusively to ‘accredited investors’ as defined in Rule 501 under Regulation D and we did not engage in any general solicitation or advertising.

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ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit Number	Description
3.1	Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect(4)

4.1	Registrant’s Specimen Certificate for Ordinary Shares(2)

4.2	2022 Equity Incentive Plan(4)

5.1**	Opinion of The Crone Law Group P.C. regarding the validity of the Ordinary Shares being registered

10.1	Labor Contract between Xi’an App-Chem and Yongwei Hu(1)

10.2	Loan Agreement(1)

10.3	Director Service Agreement with Yingchun Xue(7)

10.4	Director Service Agreement with Jianjun Gao(7)

10.5	Director Service Agreement with Jing Chen(8)

10.6	Director Service Agreement with Zhixiang Gao(8)

10.7	English translation of Property Lease Agreement for Weinan Raw Materials and Ingredients Production Site(1)

10.8	Form of Subscription Agreement for private offering closed January 17, 2023(6)

10.9	Form of Warrant issued in private offering closed January 17, 2023(6)

10.10	Translation of Asset Selling Agreement with Xinjiang Baixiangquan Aromatic (Tech) Co., Ltd.(9)

14.1	Code of Business Conduct and Ethics(1)

21.1	Significant subsidiaries of the Registrant(5)

23.1*	Consent of YCM CPA INC., an independent registered public accounting firm

23.2**	Consent of The Crone Law Group P.C. (included in Exhibit 5.1)

107*	Filing Fee Table

101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Filed herewith *

To be filed by amendment**

(1) Incorporated by reference to Registration Statement on Form F-1 filed December 7, 2020

(2) Incorporated by reference to Registration Statement on Form F-1/A filed May 14, 2021

(3) Incorporated by reference to Report of Foreign Private Issuer on Form 6-K filed June 30, 2022

(4) Incorporated by reference to Report of Foreign Private Issuer on Form 6-K filed November 8, 2022

(5) Incorporated by reference to Annual Report on Form 20-F filed January 31, 2022

(6) Incorporated by reference to Report of Foreign Private Issuer on Form 6-K filed January 20, 2023

(7) Incorporated by reference to Report of Foreign Private Issuer on Form 6-K filed August 4, 2023

(8) Incorporated by reference to Report of Foreign Private Issuer on Form 6-K filed October 5, 2023

(9) Incorporated by reference to Report of Foreign Private Issuer on Form 6-K filed October 4, 2024

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ITEM 9. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shaanxi, mainland China, on November 19, 2024.

By:	/s/ Yongwei Hu
Name:	Yongwei Hu
Title:	Chief Executive Officer (Principal Executive Officer)

By:	/s/ Wallace Lee
Name:	Wallace Lee
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Yongwei Hu and Wallace Lee as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Yongwei Hu	Chief Executive Officer, Director and Chairman (Principal Executive Officer)	November 19, 2024
Name: Yongwei Hu

/s/ Wallace Lee	Chief Financial Officer (Principal Financial and Accounting Officer)	November 19, 2024
Name: Wallace Lee

/s/ Jing Liu	Director	November 19, 2024
Name: Jing Liu

/s/ Jianjun Gao	Director	November 19, 2024
Name: Jianjun Gao

/s/ Jing Chen	Director	November 19, 2024
Name: Jing Chen

/s/ Zhixiang Gao	Director	November 19, 2024
Name: Zhixiang Gao

/s/ Pijun Liu	Director and Co-Chairman	November 19, 2024
Name: Pijun Liu

II-4

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Bon Natural Life Limited has signed this registration statement or amendment thereto in New York, New York, on November 19, 2024.

The Crone Law Group P.C.

By:	/s/ Mark Crone
Name:	Mark Crone
Title:	Managing Partner

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